Exhibit 4.1

SHARE PURCHASE AND TRANSFER AGREEMENT

regarding all shares in

360KOMPANY AG

between

Quidam Beteiligungen GmbH

Seestraße 9, 86919 Utting am Ammersee, Germany

Local court (Amtsgericht) of Augsburg

HRB 30067

(“Seller 1”)

Zeitgeist Management Limited

Spyrou Kyprianou 47, 1st floor, Mesa Geitonia, 4004 Limassol, Cyprus

Commercial Register (Handelsregister) Cyprus

HE299771

(“Seller 2”)

Mr. Russell E. Perry

born 8 July 1976

resident Auhofstraße 66A/13, 1130 Vienna, Austria

(“Seller 3”)

EXF Alpha S.C.S.

9A, rue Gabriel Lippmann, 5365 Munsbach, Luxembourg

Trade and Companies Register (registre de commerce et des sociétés) Luxembourg

B215731

(“Seller 4”)

Hermann Hauser Investment GmbH

Maria-Theresien-Straße 51-53, 6020 Innsbruck, Austria

Regional court (Landesgericht) of Innsbruck

FN 455082p

(“Seller 5”)

Elevator Ventures Beteiligungs GmbH

Praterstraße 1, 1020 Vienna, Austria

Commercial court (Handelsgericht) of Vienna

FN 491620x

(“Seller 6”)

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

UNIQA Ventures GmbH

Untere Donaustraße 21, 1029 Vienna, Austria

Commercial court (Handelsgericht) of Vienna

FN 373721s

(“Seller 7”)

AC & Friends GmbH

Hallerschloßstraße 1, 8010 Graz, Austria

Regional court (Landesgericht für Zivilrechtssachen) of Graz

FN 384522z

(“Seller 8”)

FLOOR 13 GmbH

Seestraße 9, 86919 Utting am Ammersee

Local court (Amtsgericht) of Augsburg

HRB 30071

(“Seller 9”)

ANGO INVEST GmbH

Erlaufstraße 8/2, 2344 Maria Enzersdorf, Austria

Regional court (Landesgericht) of Wiener Neustadt

FN 434432x

(“Seller 10”)

FINDUS Immobilien GmbH

Billrothstraße 19/10, 1190 Vienna, Austria

Commercial court (Handelsgericht) of Vienna

FN 313156z

(“Seller 11”)

HESTIAS SA SICAV-FIAR (ENDOWMENT MODEL I)

4, rue Peternelchen, 2370 Howald, Luxembourg

Luxembourg commercial register (Registre de commerce et des Sociétés)

B228214

(“Seller 12”)

Ms. Johanna Konrad

born 26 August 1975

resident Wohllebengasse 4, 1040 Vienna, Austria

(“Seller 13”)

Mag. Fabrizio Vismara

born 12 March 1970

resident Jesuitensteig 24/1, 1230 Vienna, Austria

(“Seller 14”)

Mr. Johan Hampus Thorson

born 14 September 1974

resident Atttenhoferstrasse 17, 8032 Zürich, Switzerland

(“Seller 15”)

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

siimpact GmbH

Vinzenzgasse 10/27, 1180 Vienna, Austria

Commercial court (Handelsgericht) of Vienna

FN 426314h

(“Seller 16”)

Mr. Christopher Adelsbach

born 2 June 1973

resident Blackhill, Petworth Road, Godalming, Surrey GU8 5BS, United Kingdom

(“Seller 17”)

Dr. Thomas Mathias Ludescher

born 17 October 1978

resident 105C Sunset Way, Singapore 597140, Singapore

(“Seller 18”)

Mr. Tariq Khan

born 7 June 1976

residentPlace de la Navigation 2, 1006 Lausanne, Switzerland

(“Seller 19”)

EU Advice Ltd

Salisbury House, 29 Finsbury Circus, London EC2M 5SQ, United Kingdom

Companies House Register, United Kingdom

09366471

(“Seller 20”)

Stravest Capital AG

Speerstrasse 26, 8832 Wilen bei Wollerau, Switzerland

Central Business Name Index (Firmenindex) of Switzerland

CH-130-3019350-6

(“Seller 21”)

RA Advisors GmbH

Dorf 26, 8704 Herrliberg, Switzerland

Central Business Name Index (Firmenindex) of Switzerland

CH-020-4026601-7

(“Seller 22”)

Mr. Vito Giannella

born 20 October 1953

resident Via Emanuele Mola 14, 70121 Bari, Italy

(“Seller 23”)

Lascaris Capital Fund SICAV PLC

Quad Central, Q3 Level 9, Triq L-Esportaturi, Zone 1, Birkirkara CBD 1040, Malta

Malta Business Registry (Handelsregister)

SV 201

(“Seller 24”)

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

GB-VII Growth Fund Investment Limited Partnership

Sakuragaokacho 10-11, Shibuya-ku, Tokyo, Japan

Commercial Register (Handelsregister) of Japan

0110-05-007987

(“Seller 25”)

NEXT LAYER Telekommunikationsdienstleistungs- und Beratungs GmbH

Mariahilfer Gürtel 37/7, 1150 Vienna, Austria

Commercial court (Handelsgericht) of Vienna

FN 257486g

(“Seller 26”)

(Sellers 1 through 26 are hereinafter collectively referred to as “Sellers” and individually as a “Seller”)

and

Bureau van Dijk Editions Electroniques S. à r.l.

Avenue de Frontenex 8, 1207 Geneve, Switzerland

company reg. no CHE-101.976.861

(“Purchaser”)

and

Moody’s Corporation

7 World Trade Center at 250 Greenwich Street

New York, New York 10007, United States of America

(“Moody’s”)

and

360kompany AG

Schwindgasse 7/12, 1040 Vienna, Austria

Commercial court (Handelsgericht) of Vienna

FN 375714x

(“Company”)

The Sellers, the Purchaser, Moody’s and the Company are hereinafter collectively referred to as “Parties” and individually as a “Party”

2 December 2021

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

TABLE OF CONTENTS

Recitals		6

1.	Definitions	6

2.	Current Status	18

3.	Sale and Transfer of the Sold Shares; Right to Profits; Consents	23

4.	Purchase Price for the Sold Shares	28

5.	Rules for Payment, Escrow	34

6.	Closing Conditions	36

7.	Closing Date; Closing; Closing Actions	40

8.	Sellers’ Representations and Warranties	43

9.	Conduct of Business prior to Closing	60

10.	Purchaser’s Remedies	63

11.	Tax Indemnity by the Sellers	70

12.	Specific Indemnities and Undertakings	72

13.	Purchaser’s Representations and Warranties	74

14.	Obligations and Affirmations regarding the Stock Consideration Shares	76

15.	Moody’s guarantee	78

16.	Covenants	79

17.	Miscellaneous	80

18.	Appointment of Sellers’ Representatives	84

List of Schedules		92

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

RECITALS

(A)

The Company is a stock corporation (Aktiengesellschaft) established and organized under the laws of the Republic of Austria, registered with the commercial register (Firmenbuch) at the Commercial court (Handelsgericht) of Vienna, Austria under number FN 375714x and having its registered office at Schwindgasse 7/12, 1040 Vienna, Austria. The shares of the Company are not listed on a stock exchange.

(B)

As of the date hereof, the Sellers (excluding Seller 12) and Basilides Estate are the sole shareholders of the Company. Seller 12 is a Series 6 Convertible Bonds Holder and holds the right to convert its Series 6 Convertible Bonds into shares in the Company.

(C)	Seller 11 intends to acquire the Basilides Estate Shares for the purpose of on-selling them to the Purchaser hereunder.

(D)	The Company is the sole shareholder of the Subsidiaries (as defined below).

(E)

In accordance with, and subject to the terms and conditions of this Agreement, the Sellers wish to sell to the Purchaser all of the shares in the Company and the Purchaser wishes to acquire all such shares in each case at Closing.

1.	DEFINITIONS

In this Agreement, the following terms and abbreviations shall have the following meanings:

“Accounting Principles” shall have the meaning ascribed thereto in Section 4.2.4(b) hereof.

“Action” shall mean any suit, arbitration, litigation, cause of action, claim, criminal prosecution, investigation, governmental or other administrative proceeding, whether at law or at equity, before or by any court or other Governmental Authority or before any arbitrator or other tribunal.

“Affiliate(s)”, respectively “Affiliated”, means in relation to any person (including companies), any other person directly or indirectly controlling or controlled by or under common control with such person at the relevant time. “Control” in this context means the ability or right, whether directly or indirectly, to direct the management of the respective person or company, by contract, ownership of the shares or in any other way (or within the meaning of sec. 189a no. 8 of the Austrian Commercial Code (Unternehmensgesetzbuch, UGB)).

“Agreement” shall mean this Share Purchase and Transfer Agreement.

“Anti-Corruption Laws” shall mean any Laws, prohibiting and/or restricting bribery or corruption of public officials or private parties, including (a) the U.S. Foreign Corrupt Practices Act, (b) the U.K. Bribery Act, (c) the Unfair Competition Prevention Act of Japan, (d) the Law Against Unfair Competition of the People’s Republic of China, (e) the following sections of the Austrian Criminal Code (StGB): sec. 304 to 309, and (f) any equivalent Laws of these or other jurisdiction(s), in each case, (a) through (f), to the extent applicable to a Group Company and as amended from time to time.

“Applicable Exchange Rate” shall have the meaning ascribed thereto in Section 4.3.1(c).

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

“Basilides Estate” means the estate (Verlassenschaft) of the late Valentin Basilides, born 25 June 1965, deceased on 2 April 2020, last resident Suttingergasse 1, 1190 Vienna, Austria.

“Basilides Estate Shares” shall have the meaning ascribed thereto in Section 3.1.1(l) hereof.

“Blackout Period” shall have the meaning ascribed thereto in Section 14.1.3 hereof.

“Breach Notice” shall have the meaning ascribed thereto in Section 10.2.1 hereof.

“Breach” shall have the meaning ascribed thereto in Section 10.1.1 hereof.

“Business Content” shall mean any data, content (including any websites or imagery), and information that has been generated, compiled, accessed, licensed, or used by a Group Company for purposes of generating any of its Products.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are open for business in Vienna, Austria, Frankfurt am Main, Germany, and New York, U.S.A..

“Business Representation(s)” shall have the meaning ascribed thereto in Section 8.1.1 hereof.

“Business” shall mean the business of the Group as currently conducted.

“Cash” shall have the meaning ascribed thereto in Section 4.2.2(a) hereof.

“Closing Action(s)” shall have the meaning ascribed thereto in Section 7.2.1 hereof.

“Closing Conditions” shall have the meaning ascribed thereto in Section 6.1 hereof.

“Closing Confirmation” shall have the meaning ascribed thereto in Section 7.2.4 hereof.

“Closing Date” shall have the meaning ascribed thereto in Section 7.1 hereof.

“Closing” shall have the meaning ascribed thereto in Section 7.1 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collective Agreements” shall have the meaning ascribed thereto in Section 8.17.3 hereof.

“Company Intellectual Property Assets” shall mean all Intellectual Property Assets owned or purported to be owned by the Company or used by the Company in the Business, including, without limitation, the Products, the Company Patents, the Company Marks, the Company Copyrights and the Group Trade Secrets.

“Company” shall have the meaning ascribed thereto on the cover page.

“Contingent Workers” shall have the meaning ascribed thereto in Section 8.17.1 hereof.

“Conversion” shall have the meaning ascribed thereto in Section 6.1.3 hereof.

“Convertible Bond Documents” shall have the meaning ascribed thereto in Section 2.4.2 hereof.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

“Convertible Bonds Holders” shall have the meaning ascribed thereto in Section 2.4.2(c) hereof.

“Convertible Bonds” shall have the meaning ascribed thereto in Section 2.4.2 hereof.

“Copyrights” shall have the meaning ascribed thereto in the definition of “Intellectual Property Assets” in this Section 1.

“Corporate Documents” shall have the meaning ascribed thereto in Section 8.5.3 hereof.

“Customs Laws” shall have the meaning ascribed thereto in Section 8.21.1(f) hereof.

“Data Room” shall have the meaning ascribed thereto in Section 8.23 hereof.

“De Minimis Amount” shall have the meaning ascribed thereto in Section 10.3.2 hereof.

“Debt” shall have the meaning ascribed thereto in Section 4.2.2(b) hereof.

“Disclosed Information” shall have the meaning ascribed thereto in Section 10.1.3(j) hereof.

“Disputed Items” shall have the meaning ascribed thereto in Section 4.2.4(c) hereof.

“Draft Effective Date Accounts” shall have the meaning ascribed thereto in Section 4.2.4(a)(i) hereof.

“Draft Purchase Price Determination Certificate” shall have the meaning ascribed thereto in Section 4.2.4(a)(ii) hereof.

“EAR” shall have the meaning ascribed thereto in Section 8.21.1(a) hereof.

“EDPP” shall have the meaning ascribed thereto in Section 2.7 hereof.

“EDPP Beneficiaries” shall have the meaning ascribed thereto in Section 2.7 hereof.

“EDPP Entitlement” shall have the meaning ascribed thereto in Section 2.7 hereof.

“EDPP Settlement Amount” shall have the meaning ascribed thereto in Section 2.7 hereof.

“Effective Date Accounts” shall have the meaning ascribed thereto in Section 4.2.2(f) hereof.

“Effective Date” shall have the meaning ascribed thereto in Section 4.2.2(e) hereof.

“Encumbrance” shall mean any mortgage, deed of trust, pledge, security interest, lien (statutory or otherwise), charge, option, right of first offer, right of first refusal, encumbrance (including, without limitation, any title retention agreement) or any agreement to establish any of the foregoing.

“Escrow Account” shall have the meaning ascribed thereto in Section 5.2.2 hereof.

“Escrow Agent” shall have the meaning ascribed thereto in Section 5.2.2 hereof.

“Escrow Agreement” shall have the meaning ascribed thereto in Section 5.2.2 hereof.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

“Escrow Amount” shall have the meaning ascribed thereto in Section 4.1.2(a) hereof.

“Exempted Claims” shall have the meaning ascribed thereto in Section 10.3.1 hereof.

“Expert” shall have the meaning ascribed thereto in Section 4.2.4(d) hereof.

“Fairly Disclosed” shall have the meaning ascribed thereto in Section 10.1.3(j) hereof.

“FDI Clearance” shall have the meaning ascribed thereto in Section 6.1.1 hereof.

“Final Cash Consideration” shall have the meaning ascribed thereto in Section 4.2.1 hereof.

“Finance Document(s)” shall have the meaning ascribed thereto in Section 2.4.1(b) hereof.

“Financial Indebtedness” shall mean any long-term or short-term financial interest bearing indebtedness under (i) loans, facilities, overdrafts or used lines of credit (ii) bonds of any nature, including, without limitation, convertible bonds, bonds with attached warrants, but in each case excluding the Convertible Bonds and (iii) financial products (in particular derivatives) such as options, swaps, hedges and futures.

“Financial Statements” shall have the meaning ascribed thereto in Section 8.9.1 hereof.

“Financing Bank” shall have the meaning ascribed thereto in Section 2.4.1(a) hereof.

“Financing Bank Release Amount(s)” shall have the meaning ascribed thereto in Section 6.1.4 hereof.

“Financing Bank Release Letter(s)” shall have the meaning ascribed thereto in Section 6.1.4 hereof.

“Free or Open Source Software” shall mean any software (in source or object code form) that is subject to (a) a license or other agreement commonly referred to as an open source, free software, copy-left or community source code license (including but not limited to any code or library licensed under the GNU Affero General Public License, GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement), or (b) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (i) disclosed, distributed, made available, offered, licensed or delivered in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (iv) redistributable at no charge, including without limitation any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org.

“Fundamental Representation(s)” shall have the meaning ascribed thereto in Section 8.1.1 hereof.

“GAAP” shall have the meaning ascribed thereto in Section 8.9.1(a) hereof.

“Governmental Authority” shall mean (a) any government, governmental or quasi-governmental authority, entity, ministry, department, commission, board, agency or instrumentality, whether federal, state, provincial, local or foreign and (b) any court, tribunal, or judicial or arbitral body, whether federal, state, provincial, local or foreign.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

“Group Company” / “Group Companies” shall have the meaning ascribed thereto in Section 2.3.

“Group Copyrights” shall have the meaning ascribed thereto in Section 8.12.

“Group Intellectual Property Assets” shall mean all Intellectual Property Assets owned or purported to be owned by a Group Company or used by a Group Company in the Business, including, without limitation, the Products, the Group Patents, the Group Marks, the Group Copyrights and the Group Trade Secrets.

“Group Marks” shall have the meaning ascribed thereto in Section 8.12.

“Group Patens” shall have the meaning ascribed thereto in Section 8.12.

“Group” shall have the meaning ascribed thereto in Section 2.2.1.

“Incentive or Benefit Schemes” shall have the meaning ascribed thereto in Section 8.17.5 hereof.

“Ineligible Seller” shall have the meaning ascribed thereto in Section 4.3.3(c) hereof.

“Institutional Seller” means each Seller other than a Management Seller (and all together the “Institutional Sellers”).

“Intellectual Property Assets” shall mean any and all of the following, as they exist throughout the world: (a) patents, patent applications of any kind and patent rights (collectively, “Patents”); (b) registered and unregistered trademarks, service marks, trade names, trade dress, corporate names, logos, packaging design, slogans and Internet domain names, rights to social media accounts, and other indicia of source, origin or quality, together with all goodwill associated with any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Marks”); (c) copyrights in both published and unpublished works (including without limitation all compilations, databases and computer programs, manuals and other documentation and all derivatives, translations, adaptations and combinations of the above) and registrations and applications for registration of any of the foregoing (collectively, “Copyrights”); (d) trade secrets and other confidential or proprietary information (including customer and supplier lists, customer and supplier records, pricing and cost information, reports, software development methodologies, technical information, proprietary business information, process technology, plans, drawings, blue prints, know-how, inventions and invention disclosures (whether or not patented or patentable and whether or not reduced to practice), ideas, research in progress, algorithms, data, databases, data collections, designs, processes, formulae, drawings, schematics, flow charts, models, strategies, prototypes, techniques, source code, source code documentation, testing procedures, testing results and business, financial, sales and marketing plans) and rights under applicable trade secret Law in the foregoing (collectively, “Trade Secrets”); (e) rights of publicity and privacy and data protection rights; and (f) any and all other intellectual property rights and/or proprietary rights.

“International Jurisdiction” shall have the meaning ascribed thereto in Section 14.2.5 hereof.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

“ITAR” shall have the meaning ascribed thereto in Section 8.21.1(a) hereof.

“Key Employees” shall have the meaning ascribed thereto in Section 8.17.2 hereof.

“Law(s)” shall mean any laws, statutes, codes, executive orders, licensing requirements, ordinances and Regulations of any competent Governmental Authority in any Relevant Jurisdiction, including all Orders and binding guidelines having the effect of law.

“Leakage Claims” shall have the meaning ascribed thereto in Section 10.3.1(c) hereof.

“Lease Agreements” shall have the meaning ascribed thereto in Section 8.13.4 hereof.

“Long Stop Date” shall have the meaning ascribed thereto in Section 6.4.1 hereof.

“Losses” shall have the meaning ascribed thereto in Section 10.1.2 hereof.

“Management Liabilities” shall have the meaning ascribed thereto in Section 10.3.1(e) hereof (and each of them individually, a “Management Liability”).

“Management Seller” shall mean each of Sellers 2, 3 and 13 (and all of them together, the “Management Sellers”).

“Marks” shall have the meaning ascribed thereto in the definition of “Intellectual Property Assets” in this Section 1.

“Material Contracts” shall have the meaning ascribed thereto in Section 8.15.1 hereof.

“Material Customer” shall have the meaning ascribed thereto in Section 8.16.1 hereof.

“Material Vendor” shall have the meaning ascribed thereto in Section 8.16.2 hereof.

“Moody’s Shares” shall have the meaning ascribed thereto in Section 4.3.1(a) hereof.

“Net Working Capital Shortfall” shall have the meaning ascribed thereto in Section 4.2.1(e) hereof.

“Net Working Capital Surplus” shall have the meaning ascribed thereto in Section 4.2.1(e) hereof.

“Net Working Capital” shall have the meaning ascribed thereto in Section 4.2.2(d) hereof.

“Non-Compete Obligation” shall have the meaning ascribed thereto in Section 16.1.3 hereof.

“OFAC” shall have the meaning ascribed thereto in Section 8.21.1(a) hereof.

“Official” shall have the meaning ascribed thereto in Section 8.20.2 hereof.

“Order” shall mean any judgment, order, writ, injunction, ruling, decision or decree of, or any settlement under the jurisdiction of, any court or other Governmental Authority.

“Party” / “Parties” shall have the meaning ascribed thereto on the cover page.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

“Patents” shall have the meaning ascribed thereto in the definition of “Intellectual Property Assets” in this Section 1.

“Pension Schemes” shall have the meaning ascribed thereto in Section 8.17.4 hereof.

“Permits” shall mean all permits, licenses, authorizations and approvals of all Governmental Authorities that are required for the operation of the Business.

“Person” shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization, or other legal entity, or any governmental agency or political subdivision thereof.

“Pre-Closing Period” shall have the meaning ascribed thereto in Section 9.1 hereof.

“Pre-Effective Date Tax Period” means any taxable period (e.g., Veranlagungszeiträume, Erhebungszeiträume, Voranmeldungszeiträume) or portions thereof ending on or before the Effective Date and including the Effective Date.

“Preliminary Cash Consideration” shall have the meaning ascribed thereto in Section 4.1.1 hereof.

“Products” shall mean all products and services sold and/or distributed by a Group Company.

“Prospectus” shall have the meaning ascribed thereto in Section 4.3.3(b) hereof.

“Purchase Price Determination Certificate” shall have the meaning ascribed thereto in Section 4.2.2(g) hereof.

“Purchaser” shall have the meaning ascribed thereto on the cover page.

“Purchaser Group” means the Purchaser and its Affiliates (including, as from Closing, the Group Companies);

“Purchaser’s Representation(s)” shall have the meaning ascribed thereto in Section 13.1 hereof.

“Registration Statement” shall have the meaning ascribed thereto in Section 14.1.1 hereof.

“Regulation S” shall have the meaning ascribed thereto in Section 14.2.1 hereof.

“Regulation” shall mean any rule or regulation of any Governmental Authority.

“Related Party Agreements” shall have the meaning ascribed thereto in Section 8.4.1 hereof.

“Related Party Employment Agreements” shall have the meaning ascribed thereto in Section 2.6.1 hereof.

“Related Party” / “Related Parties” shall mean (a) with respect to any legal Person, such Person’s direct or indirect shareholders’ as well as such Person’s or its direct or indirect shareholders’ Affiliates (other than a Group Company), and (b) with respect to any natural Person (natürliche Person), such person’s spouse, direct descendants or relatives of the second degree (siblings) and their descendant.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

“Relevant Jurisdiction” shall mean any jurisdiction a Group Company is established in, does business in or has employees in.

“Relevant Percentage” shall have the meaning ascribed thereto in Section 10.3.3(a) hereof.

“Relevant Taxes” shall have the meaning ascribed thereto in Section 11.1.1 hereof.

“Scheduled Closing Date” shall have the meaning ascribed thereto in Section 7.1 hereof.

“SEC” shall have the meaning ascribed thereto in Section 14.1.2(b) hereof.

“Seller 1 Sold Conversion Shares” shall have the meaning ascribed thereto in Section 3.1.2(a) hereof.

“Seller 1 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(a) hereof.

“Seller 1” shall have the meaning ascribed thereto on the cover page.

“Seller 10 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(j) hereof.

“Seller 10” shall have the meaning ascribed thereto on the cover page.

“Seller 11 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(k) hereof.

“Seller 11” shall have the meaning ascribed thereto on the cover page.

“Seller 12 Sold Conversion Shares” shall have the meaning ascribed thereto in Section 3.1.2(e) hereof.

“Seller 12” shall have the meaning ascribed thereto on the cover page.

“Seller 13 Board Service Agreement” shall have the meaning ascribed thereto in Section 2.6.1(b) hereof.

“Seller 13 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(m) hereof.

“Seller 13” shall have the meaning ascribed thereto on the cover page.

“Seller 14 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(n) hereof.

“Seller 14” shall have the meaning ascribed thereto on the cover page.

“Seller 15 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(o) hereof.

“Seller 15” shall have the meaning ascribed thereto on the cover page.

“Seller 16 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(p) hereof.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

“Seller 16” shall have the meaning ascribed thereto on the cover page.

“Seller 17 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(q) hereof.

“Seller 17” shall have the meaning ascribed thereto on the cover page.

“Seller 18 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(r) hereof.

“Seller 18” shall have the meaning ascribed thereto on the cover page.

“Seller 19 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(s) hereof.

“Seller 19” shall have the meaning ascribed thereto on the cover page.

“Seller 2 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(b) hereof.

“Seller 2” shall have the meaning ascribed thereto on the cover page.

“Seller 20 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(t) hereof.

“Seller 20” shall have the meaning ascribed thereto on the cover page.

“Seller 21 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(u) hereof.

“Seller 21” shall have the meaning ascribed thereto on the cover page.

“Seller 22 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(v) hereof.

“Seller 22” shall have the meaning ascribed thereto on the cover page.

“Seller 23 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(w) hereof.

“Seller 23” shall have the meaning ascribed thereto on the cover page.

“Seller 24 Sold Conversion Shares” shall have the meaning ascribed thereto in Section 3.1.2(c) hereof.

“Seller 24 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(x) hereof.

“Seller 24” shall have the meaning ascribed thereto on the cover page.

“Seller 25 Sold Conversion Shares” shall have the meaning ascribed thereto in Section 3.1.2(d) hereof.

“Seller 25 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(y) hereof.

“Seller 25” shall have the meaning ascribed thereto on the cover page.

“Seller 26 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(z) hereof.

“Seller 26” shall have the meaning ascribed thereto on the cover page.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

“Seller 3 Board Service Agreement” shall have the meaning ascribed thereto in Section 2.6.1(a) hereof.

“Seller 3 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(c) hereof.

“Seller 3” shall have the meaning ascribed thereto on the cover page.

“Seller 4 Sold Conversion Shares” shall have the meaning ascribed thereto in Section 3.1.2(b) hereof.

“Seller 4 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(d) hereof.

“Seller 4” shall have the meaning ascribed thereto on the cover page.

“Seller 5 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(e) hereof.

“Seller 5 Trust Agreement” shall have the meaning ascribed thereto in Section 2.6.2 hereof.

“Seller 5” shall have the meaning ascribed thereto on the cover page.

“Seller 6 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(f) hereof.

“Seller 6” shall have the meaning ascribed thereto on the cover page.

“Seller 7 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(g) hereof.

“Seller 7” shall have the meaning ascribed thereto on the cover page.

“Seller 8 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(h) hereof.

“Seller 8” shall have the meaning ascribed thereto on the cover page.

“Seller 9 Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1(i) hereof.

“Seller 9” shall have the meaning ascribed thereto on the cover page.

“Seller(s)” shall have the meaning ascribed thereto on the cover page.

“Sellers’ Account” shall have the meaning ascribed thereto in Section 5.2.1 hereof.

“Sellers’ Amount” shall have the meaning ascribed thereto in Section 4.1.2(b) hereof.

“Sellers’ Knowledge” shall have the meaning ascribed thereto in Section 8.1.2 hereof.

“Sellers’ Representation(s)” shall have the meaning ascribed thereto in Section 8.1.1 hereof.

“Sellers’ Representatives” shall mean, as of the date hereof and subject to any replacement in accordance with the terms of this Agreement, all of Sellers 4, 7 and 13, acting jointly.

“Series 4 Convertible Bond Documents” shall have the meaning ascribed thereto in Section 2.4.2(a) hereof.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

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“Series 4 Convertible Bonds Holders” shall have the meaning ascribed thereto in Section 2.4.2(a) hereof.

“Series 4 Convertible Bonds” shall have the meaning ascribed thereto in Section 2.4.2(a) hereof.

“Series 5 Convertible Bond Documents” shall have the meaning ascribed thereto in Section 2.4.2(b) hereof.

“Series 5 Convertible Bonds Holder” shall have the meaning ascribed thereto in Section 2.4.2(b) hereof.

“Series 5 Convertible Bonds” shall have the meaning ascribed thereto in Section 2.4.2(b) hereof.

“Series 6 Convertible Bond Documents” shall have the meaning ascribed thereto in Section 2.4.2(c) hereof.

“Series 6 Convertible Bonds Holders” shall have the meaning ascribed thereto in Section 2.4.2(c) hereof.

“Series 6 Convertible Bonds” shall have the meaning ascribed thereto in Section 2.4.2(c) hereof.

“SHA” shall mean the Amended and Restated Shareholders’ Agreement relating to the Company among Sellers 1 through 25 and the Company dated 12 June 2020 together with the Accession Declaration by Seller 26 dated 4 December 2020.

“Share(s)” shall have the meaning ascribed thereto in Section 2.1.2 hereof.

“Signing Date” shall have the meaning ascribed thereto in Section 2.1.3 hereof.

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) data, databases and compilations, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Sold Conversion Shares” shall have the meaning ascribed thereto in Section 3.1.2 hereof.

“Sold Shares” shall have the meaning ascribed thereto in Section 3.1.1 hereof.

“Specific Indemnity Claims” shall have the meaning ascribed thereto in Section 10.3.1(d) hereof.

“Stock Consideration Amount” shall have the meaning ascribed thereto in Section 4.3.1(b) hereof.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

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“Stock Consideration Shares” shall have the meaning ascribed thereto in Section 14.1.1 hereof.

“Stock Consideration” shall have the meaning ascribed thereto in Section 4.3.1 hereof.

“Straddle Period” shall have the meaning ascribed thereto in Section 11.1.1 hereof.

“Subsidiaries Interests” shall have the meaning ascribed thereto in Section 2.2.1 hereof.

“Subsidiary” / “Subsidiaries” shall have the meaning ascribed thereto in Section 2.2.1 hereof.

“Subsidies” shall have the meaning ascribed thereto in Section 8.19.4 hereof.

“Tax (Indemnity) Claims” shall have the meaning ascribed thereto in Section 10.3.1(e) hereof.

“Tax Audit” shall mean any Tax audit, inspection or similar investigation by any Tax Authority.

“Tax Authority” shall mean any taxing Governmental Authority competent to impose any liability in respect of Taxes.

“Tax Return” shall mean any report, return, document, declaration, election, schedule or other information or filing supplied or required to be supplied to any Tax Authority or jurisdiction (foreign or domestic) with respect to Taxes, and including any schedule or attachment thereto and amendment thereof, including, without limitation, information returns and any documents with respect to or accompanying payments of estimated Taxes or requests for the extension of time in which to file any such report, return, document, declaration, or other information, including, without limitation any Tax declarations (Steueranmeldungen), advance Tax declarations (Steuervoranmeldungen) and Tax returns (Steuererklärungen) filed or to be filed by a Group Company including transfer pricing reports.

“Tax(es)” shall mean any and all taxes, customs, duties, tariffs, deficiencies, assessments, levies, including, without limitation, income, gross receipts, excise, real or personal property, ad valorem, escheat, value added, wage, alternative minimum, stamp, sales and withholding taxes, social security contributions (employee and employer portion), occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes and charges, imposed by any Tax Authority (whether domestic or foreign including, without limitation, any state, county, local, or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined, or any other basis; and such term shall include any interest, fines, penalties, or additional amounts attributable to, or imposed upon, or with respect to, any such amounts and shall include in any event any taxes (Steuern) within the meaning of sec. 1 para. 1 of the Austrian Federal Tax Act (Bundesabgabenordnung, BAO) or any similar provisions under a Relevant Jurisdiction, and repayments of input VAT (Vorsteuerkorrekturbeträge).

“Text Form” shall mean text form (Textform) within the meaning of sec. 13 para. 2 of the Austrian Stock Corporation Act (Aktiengesetz).

“Third Party IP Assets” shall have the meaning ascribed thereto Section 8.12.2(c) hereof.

“Threshold Amount” shall have the meaning ascribed thereto Section 10.3.2 hereof.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

“Title Claims” shall have the meaning ascribed thereto in Section 10.3.1(a) hereof.

“Total Purchase Price” shall have the meaning ascribed thereto in Section 4.3.1 hereof.

“Trade Secrets” shall have the meaning ascribed thereto in the definition of “Intellectual Property Assets” in this Section 1.

“Transaction Documents” means (a) this Agreement, (b) the Escrow Agreement and, (c) in each case of (a) and (b), the pertaining attachments, exhibits and schedules.

“Transaction Expenses” shall have the meaning ascribed thereto in Section 4.2.2(c) hereof.

“U.S. Subsidiary” shall have the meaning ascribed thereto in Section 2.2.1(a) hereof.

“UK Subsidiary” shall have the meaning ascribed thereto in Section 2.2.1(b) hereof.

2.	CURRENT STATUS

2.1	The Company

2.1.1

Legal Form, Registration. The Company is a stock corporation (Aktiengesellschaft) established and organized under the laws of the Republic of Austria, registered with the commercial register (Firmenbuch) at the commercial court (Handelsgericht) in Vienna, Austria, under number FN 375714x and having its registered office at Schwindgasse 7/12, 1040 Vienna, Austria.

2.1.2

Share Capital. As at the Signing Date, the registered share capital (Grundkapital) of the Company amounts to EUR 112,883. It is fully paid-in (voll eingezahlt) and is divided into 112,883 registered no-par value shares (auf den Namen lautende Stückaktien) corresponding to a calculatory nominal amount of EUR 1.00 each (collectively the “Shares” and each a “Share”). The Company’s registered share capital (Grundkapital) as well as the number of its Shares will increase upon satisfaction of the Closing Condition set out under Section 6.1.3.

2.1.3	Current Shareholding. As of the date hereof (the “Signing Date”), all Shares are held as follows:

(a)

Seller 1 owns 21,004 Shares in the aggregate calculatory nominal amount of EUR 21,004.00 (and hereinafter, any reference in this Section 2.1.3 to “aggregate amount” shall be a reference to “aggregate calculatory nominal amount”);

(b)	Seller 2 owns 15,725 Shares in the aggregate amount of EUR 15,725.00;

(c)	Seller 3 owns 13,369 Shares in the aggregate amount of EUR 13,369.00;

(d)	Seller 4 owns 6,569 Shares in the aggregate amount of EUR 6,569.00;

(e)	Seller 5 owns 5,631 Shares in the aggregate amount of EUR 5,631.00;

(f)	Seller 6 owns 7,402 Shares in the aggregate amount of EUR 7,402.00;

(g)	Seller 7 owns 7,402 Shares in the aggregate amount of EUR 7,402.00;

EXECUTION VERSION

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(h)	Seller 8 owns 3,977 Shares in the aggregate amount of EUR 3,977.00;

(i)	Seller 9 owns 4,768 Shares in the aggregate amount of EUR 4,768.00;

(j)	Seller 10 owns 4,417 Shares in the aggregate amount of EUR 4,417.00;

(k)	Seller 11 owns 3,053 Shares in the aggregate amount of EUR 3,053.00;

(l)	Basilides Estate owns 2,925 Shares in the aggregate amount of EUR 2,925.00;

(m)	Seller 13 owns 1,190 Shares in the aggregate amount of EUR 1,190.00;

(n)	Seller 14 owns 1,045 Shares in the aggregate amount of EUR 1,045.00;

(o)	Seller 15 owns 819 Shares in the aggregate amount of EUR 819.00;

(p)	Seller 16 owns 744 Shares in the aggregate amount of EUR 744.00;

(q)	Seller 17 owns 621 Shares in the aggregate amount of EUR 621.00;

(r)	Seller 18 owns 559 Shares in the aggregate amount of EUR 559.00;

(s)	Seller 19 owns 526 Shares in the aggregate amount of EUR 526.00;

(t)	Seller 20 owns 570 Shares in the aggregate amount of EUR 570.00;

(u)	Seller 21 owns 367 Shares in the aggregate amount of EUR 367.00;

(v)	Seller 22 owns 372 Shares in the aggregate amount of EUR 372.00;

(w)	Seller 23 owns 1,028 Shares in the aggregate amount of EUR 1,028.00;

(x)	Seller 24 owns 4,120 Shares in the aggregate amount of EUR 4,120.00;

(y)	Seller 25 owns 3,530 Shares in the aggregate amount of EUR 3,530.00; and

(z)	Seller 26 owns 1,150 Shares in the aggregate amount of EUR 1,150.00.

2.2	The Group Companies

2.2.1	Subsidiaries. The Company owns directly

(a)

all of the shares (comprising 100,000 shares of common stock with par value of USD 0.0001 each) in 360kompany USA, Inc., a corporation established and organized under the laws of the State of Delaware, U.S.A. with registered office at Legalinc Corporate Services Inc., 651 N Broad Street, Suite 206, County of New Castle, Middletown, DE 19709, U.S.A. (“U.S. Subsidiary”); and

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(b)

all of the shares (comprising 100 shares with par value of GBP 1.00 each) in 360KOMPANY UK LTD., a private company limited by shares, established and organized under the laws of England, registered in the Company’s House under Company Number 13361766 with registered address at 38-42 Newport Street, Swindon SN1 3DR, United Kingdom (“UK Subsidiary”).

2.3

U.S. Subsidiary and UK Subsidiary are herein also collectively referred to as the “Subsidiaries” and each of them as a “Subsidiary”. The shares held by the Company in the Subsidiaries are herein also collectively referred to as the “Subsidiaries Interests”. The Company and Subsidiaries are herein also collectively referred to as the “Group Companies” or the “Group” and each of the Subsidiaries and the Company as a “Group Company”.

2.4	Financing Agreements

2.4.1	Bank Financing

(a)

The Company entered into a secured facility agreement with Erste Bank der oesterreichischen Sparkassen AG (“Financing Bank”), dated 2 June 2020 (as amended from time to time and together with any ancillary documents thereto, the “Liquidity Loan Document(s)”) as listed in Schedule 2.4.1(a).

(b)

The Company entered into another secured facility agreement with the Financing Bank, dated 15 June 2018 (as amended from time to time and together with any ancillary documents thereto, the “AWS DEQ Loan Document(s)”) as listed in Schedule 2.4.1(b) (the Liquidity Loan Document(s) together with the AWS DEQ Loan Document(s), the “Finance Document(s)”).

It is envisaged that the Company (with funds provided by the Purchaser) settles any outstanding amounts under the Finance Documents at Closing.

2.4.2	Convertible Bonds

(a)

The Company is issuer of a convertible bond with a total nominal value of up to EUR 2,000,000, divided into up to 2,000 bearer convertible bonds with a nominal value of EUR 1,000 each, being subject to the terms and conditions and subscription applications (as amended from time to time and together with any ancillary documents thereto, the “Series 4 Convertible Bond Documents”). Under the Series 4 Convertible Bond Documents the following bonds were issued and are held as of the Signing Date as follows:

(i)	1,000 convertible bonds with a total nominal value of EUR 1,000,000 and consecutive numbers 1 through 1,000 to Seller 24, convertible into 3,009 Shares; and

(ii)	343 convertible bonds with a total nominal value of EUR 343,000 and consecutive numbers 1,001 through 1,343 to Seller 4 convertible into 1,031 Shares;

(such convertible bonds collectively, the “Series 4 Convertible Bonds” and Seller 24 together with Seller 4, the “Series 4 Convertible Bonds Holders”). No other bonds were issued or subscribed to under the Series 4 Convertible Bond Documents.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

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(b)

The Company is issuer of a convertible bond with a total nominal value of up to EUR 1,000,000, divided into up to 1,000 bearer convertible bonds with a nominal value of EUR 1,000 each, being subject to the terms and conditions and subscription applications (as amended from time to time and together with any ancillary documents thereto, the “Series 5 Convertible Bond Documents”). The Series 5 Convertible Bonds are convertible into Shares at a conversion ratio equal to the Preliminary Cash Consideration plus EUR 40 million divided by 116,923 (being the total number of Shares after conversion of the Series 4 Convertible Bonds). Under the Series 5 Convertible Bond Documents 1,000 convertible bonds with a total nominal value of EUR 1,000,000 and consecutive numbers 1 through 1,000 were issued to and are held by Seller 25 (the “Series 5 Convertible Bonds” and Seller 25 also the “Series 5 Convertible Bonds Holder”). No other bonds were issued or subscribed to under the Series 5 Convertible Bond Documents.

(c)

The Company is issuer of a convertible bond with a total nominal value of up to EUR 2,650,000, divided into up to 2,650 bearer convertible bonds with a nominal value of EUR 1,000 each, being subject to the terms and conditions and subscription applications (as amended from time to time and together with any ancillary documents thereto, the “Series 6 Convertible Bond Documents”). The Series 6 Convertible Bonds are convertible into Shares at a conversion ratio equal to the Preliminary Cash Consideration plus EUR 40 million divided by 116,923. Under the Series 6 Convertible Bond Documents the following bonds were issued and are held as of the Signing Date as follows:

(i)	500 convertible bonds with a total nominal value of EUR 500,000 and consecutive numbers 501 through 1,000 to Seller 1;

(ii)	130 convertible bonds with a total nominal value of EUR 130,000 and consecutive numbers 1,001 through 1,130 to Seller 4;

(iii)	1,000 convertible bonds with a total nominal value of EUR 1,000,000 and consecutive numbers 1,131 through 2,130 to Seller 12;

(iv)	500 convertible bonds with a total nominal value of EUR 500,000 and consecutive numbers 2,131 through 2,630 to Seller 24; and

(v)	500 convertible bonds with a total nominal value of EUR 500,000 and consecutive numbers 1 through 500 to Seller 25;

(such convertible bonds collectively, the “Series 6 Convertible Bonds” and Sellers 1, 4, 24, 25 and Seller 12 together the “Series 6 Convertible Bonds Holders” and together with the Series 4 Convertible Bonds Holders and the Series 5 Convertible Bonds Holder, the “Convertible Bonds Holders”). No other bonds were issued or subscribed to under the Series 6 Convertible Bond Documents.

(the Series 4 Convertible Bonds together with the Series 5 Convertible Bonds and the Series 6 Convertible Bonds, the “Convertible Bonds” and the Series 4 Convertible Bond Documents together with the Series 5 Convertible Bond Documents and the Series 6 Convertible Bond Documents, the “Convertible Bond Documents”).

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

2.5	Shareholders’ Agreement

The Sellers (excluding Seller 12), Basilides Estate and the Company are parties to the SHA governing their joint shareholding in the Company.

2.6	Related Party Agreements

2.6.1	Management Board Service Agreements.

(a)

The Company is party to a management board member service contract (Vorstandsvertrag) with Seller 3, dated 24 December 2020, effective as of 1 January 2021 (the “Seller 3 Board Service Agreement”), a copy of which has been provided in the Data Room.

(b)

The Company is party to a management board member service contract (Vorstandsvertrag) with Seller 13 dated 22 December 2020, effective as of 1 January 2021 (the “Seller 13 Board Service Agreement”), a copy of which has been provided in the Data Room.

The Seller 3 Board Service Agreement and the Seller 13 Board Service Agreement are herein collectively referred to as the “Related Party Employment Agreements”.

2.6.2	Trust Agreements.

The Company is party to a trust agreement with respect to certain shares in the Company which are held by Seller 5 in trust (“Seller 5 Trust Agreements”). Copies of the Seller 5 Trust Agreements have been provided in the Data Room.

2.6.3	Other Related Party Agreements

The Company is party to a service agreement with Seller 26 as hosting provider for the majority of the Company’s live and staging environment servers.

2.7	Incentive Program

EDPP. The Company has established a certain exit and dividend participation program (“EDPP”) that entitles certain board members (management, advisory/supervisory board), employees, freelancers and consultants of the Group Companies as well as specific other third parties as set out in Schedule 2.7 (collectively the “EDPP Beneficiaries” and each a “EDPP Beneficiary”), to receive a bonus payment from the Company in the event of an exit and/or a dividend pay-out; a true and complete copy of which has been provided to the Purchaser in the Data Room. The Closing will trigger entitlements of the EDPP Beneficiaries under, and subject to the provisions of, the EDPP (the aggregate of such amounts to which the EDPP Beneficiaries are entitled including any Taxes payable by the Company, the “EDPP Entitlement”) payable by the Company in cash within 8 weeks after receipt of the respective proceeds by the Sellers for the sale of the Sold Shares contemplated hereby. Except as disclosed in Schedule 2.7, none of the EDPP Beneficiaries are U.S. taxpayers. The Company will apply all commercially reasonable efforts to agree with the EDPP Beneficiaries on a fixed amount of their respective EDPP Entitlement by way of entering into EDPP Waiver and Settlement Agreements. If all EDPP Beneficiaries have agreed to fixed amounts for their respective portion of the EDPP Entitlement no later than five (5) Business Days prior to Closing, then the aggregate of such

EXECUTION VERSION

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fixed amounts notified to the Purchaser by Sellers’ Representatives shall be the “EDPP Settlement Amount”; otherwise the amount of the EDPP Entitlement as derived from the Effective Date Accounts and stated in the Purchase Price Determination Certificate shall be the EDPP Settlement Amount.

3.	SALE AND TRANSFER OF THE SOLD SHARES; RIGHT TO PROFITS; CONSENTS

3.1	Sale and Transfer of the Sold Shares

3.1.1	Sale of Sold Shares. Subject to the terms and conditions of this Agreement and further subject to any Shares to be sold under Section 3.1.2 below,

(a)

Seller 1 hereby sells the 21,004 Shares in the aggregate amount of EUR 21,004.00 held by it in the Company as well as, as a matter of precaution and to the extent not sold by it pursuant to Section 3.1.2, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 1 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 1;

(b)

Seller 2 hereby sells the 15,725 Shares in the aggregate amount of EUR 15,725.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 2 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 2;

(c)

Seller 3 hereby sells the 13,369 Shares in the aggregate amount of EUR 13,369.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 3 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 3;

(d)

Seller 4 hereby sells the 6,569 Shares in the aggregate amount of EUR 6,569.00 held by it in the Company as well as, as a matter of precaution and to the extent not sold by it pursuant to Section 3.1.2, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 4 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 4;

(e)

Seller 5 hereby sells the 5,631 Shares in the aggregate amount of EUR 5,631.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 5 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 5;

(f)

Seller 6 hereby sells the 7,402 Shares in the aggregate amount of EUR 7,402.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 6 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 6;

(g)

Seller 7 hereby sells the 7,402 Shares in the aggregate amount of EUR 7,402.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 7 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 7;

EXECUTION VERSION

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(h)

Seller 8 hereby sells the 3,977 Shares in the aggregate amount of EUR 3,977.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 8 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 8;

(i)

Seller 9 hereby sells the 4,768 Shares in the aggregate amount of EUR 4,768.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 9 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 9;

(j)

Seller 10 hereby sells the 4,417 Shares in the aggregate amount of EUR 4,417.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 10 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 10;

(k)

Seller 11 hereby sells the 3,053 Shares in the aggregate amount of EUR 3,053.00 held by it in the Company (together with all appertaining rights, the “Seller 11 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 11;

(l)

Seller 11 hereby sells the 2,925 Shares in the aggregate amount of EUR 2,925.00 currently held by the Basilides Estate in the Company as well as, as a matter of precaution and to the extent not already sold pursuant to lit (k) above, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Basilides Estate Shares”) to the Purchaser, and the Purchaser purchases these from Seller 11;

(m)

Seller 13 hereby sells the 1,190 Shares in the aggregate amount of EUR 1,190.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 13 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 13;

(n)

Seller 14 hereby sells the 1,045 Shares in the aggregate amount of EUR 1,045.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 14 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 14;

(o)

Seller 15 hereby sells the 819 Shares in the aggregate amount of EUR 819.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 15 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 15;

EXECUTION VERSION

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(p)

Seller 16 hereby sells the 744 Shares in the aggregate amount of EUR 744.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 16 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 16;

(q)

Seller 17 hereby sells the 621 Shares in the aggregate amount of EUR 621.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 17 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 17;

(r)

Seller 18 hereby sells the 559 Shares in the aggregate amount of EUR 559.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 18 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 18;

(s)

Seller 19 hereby sells the 526 Shares in the aggregate amount of EUR 526.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 19 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 19;

(t)

Seller 20 hereby sells the 570 Shares in the aggregate amount of EUR 570.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 20 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 20;

(u)

Seller 21 hereby sells the 367 Shares in the aggregate amount of EUR 367.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 21 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 21;

(v)

Seller 22 hereby sells the 372 Shares in the aggregate amount of EUR 372.00 held by it as in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 22 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 22;

(w)

Seller 23 hereby sells the 1,028 Shares in the aggregate amount of EUR 1,028.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 23 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 23;

(x)

Seller 24 hereby sells the 4,120 Shares in the aggregate amount of EUR 4,120.00 held by it in the Company as well as, as a matter of precaution and to the extent not sold by it pursuant to Section 3.1.2, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 24 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 24;

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(y)

Seller 25 hereby sells the 3,530 Shares in the aggregate amount of EUR 3,530.00 held by it in the Company as well as, as a matter of precaution and to the extent not sold by it pursuant to Section 3.1.2, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 25 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 25; and

(z)

Seller 26 hereby sells the 1,150 Shares in the aggregate amount of EUR 1,150.00 held by it in the Company as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 26 Sold Shares”) to the Purchaser, and the Purchaser purchases these from Seller 26.

The Seller 1 Sold Shares, the Seller 2 Sold Shares, the Seller 3 Sold Shares, the Seller 4 Sold Shares, the Seller 5 Sold Shares, the Seller 6 Sold Shares, the Seller 7 Sold Shares, the Seller 8 Sold Shares, the Seller 9 Sold Shares, the Seller 10 Sold Shares, the Seller 11 Sold Shares, the Basilides Estate Shares, the Seller 13 Sold Shares, the Seller 14 Sold Shares, the Seller 15 Sold Shares, the Seller 16 Sold Shares, the Seller 17 Sold Shares, the Seller 18 Sold Shares, the Seller 19 Sold Shares, the Seller 20 Sold Shares, the Seller 21 Sold Shares, the Seller 22 Sold Shares, the Seller 23 Sold Shares, the Seller 24 Sold Shares, the Seller 25 Sold Shares and the Seller 26 Sold Shares and the Sold Conversion Shares (as defined below) are herein collectively referred to as the “Sold Shares”.

3.1.2	Sale of Sold Conversion Shares. Subject to the terms and conditions of this Agreement and the prior conversion of the Convertible Bonds as set out in Section 6.1.3

(a)

Seller 1 hereby sells any and all Shares that it will receive from the conversion of its Series 6 Convertible Bonds pursuant to Section 6.1.3 (together with all appertaining rights, the “Seller 1 Sold Conversion Shares”) to the Purchaser, and the Purchaser purchases these from Seller 1;

(b)

Seller 4 hereby sells any and all Shares that it will receive in each case from the conversion of its Series 4 Convertible Bonds and its Series 6 Convertible Bonds pursuant to Section 6.1.3 (together with all appertaining rights, the “Seller 4 Sold Conversion Shares”) to the Purchaser, and the Purchaser purchases these from Seller 4;

(c)

Seller 24 hereby sells any and all Shares that it will receive from the conversion of its Series 4 Convertible Bonds and its Series 6 Convertible Bonds pursuant to Section 6.1.3 (together with all appertaining rights, the “Seller 24 Sold Conversion Shares”) to the Purchaser, and the Purchaser purchases these from Seller 24;

(d)

Seller 25 hereby sells any and all Shares that it will receive from the conversion of its Series 5 Convertible Bonds and its Series 6 Convertible Bonds pursuant to Section 6.1.3 (together with all appertaining rights, the “Seller 25 Sold Conversion Shares”) to the Purchaser, and the Purchaser purchases these from Seller 25; and

(e)

Seller 12 hereby sells any and all Shares that it will receive from the conversion of its Series 6 Convertible Bonds pursuant to Section 6.1.3 as well as, as a matter of precaution, any other shares in the Company which it may own at Closing (together with all appertaining rights, the “Seller 12 Sold Conversion Shares”) to the Purchaser, and the Purchaser purchases these from Seller 12;

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The Seller 1 Sold Conversion Shares, the Seller 4 Sold Conversion Shares, the Seller 12 Sold Conversion Shares, the Seller 24 Sold Conversion Shares and the Seller 25 Sold Conversion Shares are herein collectively referred to as the “Sold Conversion Shares”.

3.1.3

Transfer “in rem” of the Sold Shares. The respective Seller hereby assigns and transfers (Abtretung) the respective Sold Shares which are being sold by him/it pursuant to Sections 3.1.1 and 3.1.2 to the Purchaser in accordance with the terms and conditions of this Agreement with effect as of Closing, subject only to the satisfaction (or, to the extent legally permissible, waiver in accordance with Section 6.2.2 of such satisfaction) of the Closing Conditions as well as the satisfaction (or waiver of such satisfaction by the respective Seller in relation to items (a) and (b)) of the following conditions precedent (aufschiebende Bedingungen):

(a)	receipt of the Sellers’ Amount (as defined below) in the Sellers’ Account (as defined below),

(b)	receipt of the Escrow Amount in the Escrow Account, and

(c)	performance of the Closing Actions set out in Section 7.2.1, and

provided that such conditions precedent shall irrevocably be deemed to be satisfied upon execution of the Closing Confirmation by the Parties.

If and to the extent the Sold Shares are represented by share certificates issued by the Company, the respective Seller (or the Sellers’ Representative acting on its behalf) shall also duly endorse to the benefit of the Purchaser, and transfer (i.e. physically hand over) to the Purchaser, such share certificates as part of the Closing Actions.

3.1.4	The Purchaser hereby accepts such assignments and transfers (and endorsements, if applicable).

3.2	Ancillary Rights; Right to Profits

The Sold Shares are sold, assigned and transferred to the Purchaser, with economic effect as of the beginning of the Closing Date, with all rights pertaining thereto, including the right to receive all profits for the Company’s current fiscal year and future fiscal years as well as all profits for previous fiscal years not yet distributed prior to such date.

3.3	Consents and Waivers

3.3.1

Consent by the Company’s Supervisory Board. The Company’s Supervisory Board has resolved to approve of the sale and assignment of the Sold Shares to the Purchaser; a copy of such circular resolution being attached hereto as Schedule 3.3.1.

3.3.2

Consent as required under SHA; Waiver and Release. The Sellers in their capacity as parties to the SHA hereby irrevocably (A) approve with legal effect as of Closing (i) of the Conversion and the measures required for the Conversion, (ii) of the sale and assignment and transfer of the respective Sold Shares to the Purchaser as well as (iii) of the entering into by the Sellers of this Agreement and the other Transaction Documents and the transactions contemplated hereunder and thereunder; and (B) subject to the occurrence of Closing, hereby waive any and all rights, whether current or future, whether known or unknown, they may have under SHA against the Company and hereby fully release and discharge the Company from any and all obligation and liability the Company may have under the SHA against any of the Sellers.

EXECUTION VERSION

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3.3.3

Individual Consents by the Sellers. Each Seller individually hereby (a) approves of the sale and transfer of the Sold Shares to the Purchaser as well as (b) of the entering into by the respective other Sellers of this Agreement and the other Transaction Documents and the transactions contemplated hereunder and thereunder, and (c) irrevocably waives, with legal effect as of Closing, any pre-emption rights, rights of first refusal, options, drag along rights, tag along rights, subscription rights and similar rights it may have with respect to such sale and transfer and such entering into whether conferred by statutory Law applicable to a Group Company, by the articles of association of the Company, by a shareholders’ agreement, or otherwise.

3.3.4

Consent of Shareholders’ Meeting of Certain Sellers. The shareholders’ meeting of Sellers 1, 5, 8, 9, 10 and 16 have adopted shareholder resolutions substantially in the form attached hereto as Schedule 3.3.4, which inter alia approve of the sale and assignment and transfer of the respective Sold Shares.

3.3.5

Supplementary Consent of the Supervisory Board. The Sellers shall provide to the Purchaser prior to Closing a resolution of the Company’s Supervisory Board approving the settlement and pay-out of the EDPP.

4.	PURCHASE PRICE FOR THE SOLD SHARES

The purchase price payable by the Purchaser for the sale and transfer or the Sold Shares to the Purchaser consists of a cash component, payable by the Purchaser in a preliminary amount on the Scheduled Closing Date and subject to adjustments post-Closing as well as a fixed stock component to be granted by Moody’s on behalf of the Purchaser as set out in this Section 4.

4.1	Preliminary Cash Consideration for the Sold Shares

4.1.1

Amount. The preliminary aggregate cash purchase price for the Sold Shares shall amount to EUR 67,248,386.85 subject to any adjustment to such amount as agreed in good faith between the Sellers’ Representatives and the Purchaser in writing (delivery of executed PDF via email being sufficient) no later than 5 (five) Business Days prior to the Scheduled Closing Date (the “Preliminary Cash Consideration”). For the avoidance of doubt, if no such agreement can be reached, the amount set out in this Section 4.1.1 shall be the Preliminary Cash Consideration.

4.1.2

Discharge of the Preliminary Cash Consideration. The Preliminary Cash Consideration shall be discharged by (or on behalf of) the Purchaser on the Scheduled Closing Date in accordance with the provisions of Sections 5 and 7.2.1 with releasing effect (mit befreiender Wirkung) for the Purchaser vis-à-vis all Sellers, as follows:

(a)	a portion of the Preliminary Cash Consideration in the amount of EUR 11,500,000.00 (the “Escrow Amount”) shall be paid into the Escrow Account;

(b)	the balance of the Preliminary Cash Consideration (i.e. the remainder of the Preliminary Cash Consideration minus the Escrow Amount ) (the “Sellers’ Amount”) shall be paid into the Sellers’ Account.

EXECUTION VERSION

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4.2	Final Cash Consideration for the Sold Shares

4.2.1	Amount/Calculation. The final cash purchase price for the Sold Shares (the “Final Cash Consideration”) shall be equal to:

(a)	an amount of EUR 75,000,000.00;

(b)	plus the amount of the Cash (as defined below);

(c)	minus the amount of the Debt (as defined below);

(d)	minus the amount of the Transaction Expenses (as defined below); and

(e)

minus the amount, if any, by which the Net Working Capital (as defined below) falls short of an amount of EUR -1,238,368.33 (the “Net Working Capital Shortfall”) or plus the amount, if any, by which the Net Working Capital (as defined below) exceeds an amount of EUR -1,238,368.33 (the “Net Working Capital Surplus”)

as set out in greater detail in Schedule 4.2.1.

4.2.2	Definitions. For purposes of this Agreement.

(a)

“Cash” means the aggregate of the cash and cash equivalent items of the Group Companies on a consolidated basis as of the Effective Date, provided that the individual items constituting Cash are exhaustively set forth in Schedule 4.2.2(a);

(b)

“Debt” means the aggregate of the debt and debt-like items of Group Companies as of the Effective Date on a consolidated basis, provided that the individual items constituting Debt are exhaustively set forth in Schedule 4.2.2(b);

(c)

“Transaction Expenses” means the aggregate of the unpaid transaction expenses of the Group Companies as of the Effective Date, provided that the individual items constituting Transaction Expenses are exhaustively set forth in Schedule 4.2.2(c);

(d)

“Net Working Capital” means the net working capital items of the Group Companies as of the Effective Date on a consolidated basis, provided that the individual items constituting Net Working Capital are exhaustively set forth in Schedule 4.2.2(d);

in the case of each of (a), (b), (c) and (d), as derived from the Effective Date Accounts established in accordance with the Accounting Principles and finally determined in the Purchase Price Determination Certificate, and

(e)	“Effective Date” means 24:00 hours CET on the Closing Date;

(f)

“Effective Date Accounts” means the Draft Effective Date Accounts modified (if and to the extent applicable) with respect to any Disputed Items by such revisions as are finally agreed between the Parties or finally decided by the Expert in accordance with Section 4.2.4 below; and

EXECUTION VERSION

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(g)

“Purchase Price Determination Certificate” means the Draft Purchase Price Determination Certificate modified (if and to the extent applicable) with respect to any Disputed Items by such revisions as are finally agreed between the Parties or finally decided by the Expert in accordance with Section 4.2.4 below.

4.2.3	Settlement Payments. The Final Cash Consideration shall be finally determined in accordance with Section 4.2.4 below.

(a)	If the Final Cash Consideration so determined exceeds the Preliminary Cash Consideration, the Purchaser shall pay to the Sellers an amount equal to such excess.

(b)

If the Final Cash Consideration so determined falls short of the Preliminary Cash Consideration, the Sellers (as several and partial debtors (teilschuldnerisch) on a pro rata basis, reflecting the portion of the Sold Shares sold by the respective Seller relative to all Sold Shares) shall pay to the Purchaser an amount equal to such shortfall.

Any such settlement amount shall be paid within 10 Business Days from the date on which the amount of the Final Cash Consideration has become final and binding upon the Parties pursuant to Section 4.2.4 below.

4.2.4	Determination of Final Cash Consideration.

(a)

For purposes of the determination of the Final Cash Consideration, the Purchaser shall prepare (or to the extent legally and factually possible, cause to be prepared by the Company) and deliver to the Sellers’ Representatives no later than within eight (8) weeks after the Closing Date,

(i)

a consolidated balance sheet and a profit and loss statement of the Group Companies as at the Effective Date established in accordance with the Accounting Principles (the “Draft Effective Date Accounts”); and

(ii)

consistent therewith, a written or Text Form certificate setting forth the Purchaser’s calculation of the Final Cash Consideration and its underlying components (i.e., the amount of the Cash, the Debt, the Transaction Expenses (including the EDPP Settlement Amount), the Net Working Capital, and of any Net Working Capital Shortfall or Net Working Capital Surplus) as well as the amount of any required settlement payments pursuant to Section 4.2.3 (the “Draft Purchase Price Determination Certificate”).

(b)	The Draft Effective Date Accounts shall be prepared (and the items constituting Cash, Debt and Net Working Capital shall be reflected and accounted for therein) in accordance with

(i)	the consistently applied accounting and valuation principles (Bilanzierungs- und Bewertungswahlrechte) as used in the preparation of the Financial Statements,

(ii)

the provisions of the Austrian Commercial Code (Unternehmensgesetzbuch (UGB)) including the generally accepted Austrian accounting and valuation principles (österreichische Bilanzierungs- und Bewertungsgrundsätze) reflected therein (provided that in case of contradictions between (i) and (ii), the Austrian Commercial Code shall prevail), and

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(iii)

the additional, specifically agreed accounting and valuation principles which are set forth in Schedule 4.2.4(b) (provided that in case of contradictions between (iii) on the one hand and (i) and/or (ii) on the other hand, the provisions of such Schedule4.2.4(b) shall prevail)

((i) through (iii), collectively the “Accounting Principles”).

(c)

Any objections of the Sellers to the Draft Effective Date Accounts and/or the Draft Purchase Price Determination Certificate must be raised by the Sellers’ Representatives within 2 months after receipt of such accounts and certificate by providing the Purchaser with a written statement of objections (i) specifying the items objected to (the “Disputed Items”) and detailing the grounds for the objections and (ii) containing revised versions of the Draft Effective Date Accounts and/or (as applicable) the Draft Purchase Price Determination Certificate taking the Sellers’ position as to the Disputed Items into account. If and to the extent that the Sellers’ Representatives do not timely state the Sellers’ Disputed Items in accordance with these requirements, the Draft Effective Date Accounts and the Draft Purchase Price Determination Certificate provided by the Purchaser shall, with the expiration of such 2-month period, become final and binding upon the Parties (and shall constitute to such extent the final and binding Effective Date Accounts and the final and binding Purchase Price Determination Certificate for purposes of this Agreement).

(d)

If the Sellers’ Representatives have duly and timely delivered a written statement of objections in accordance with the above requirements, the Sellers’ Representatives and the Purchaser shall, within one month following receipt of the written statement of objections by the Purchaser use all reasonable efforts to discuss and strive to reach an agreement on the Disputed Items. If and to the extent that, during such period, the Sellers’ Representatives and the Purchaser cannot reach such an agreement on the Disputed Items, they shall jointly mandate Ernst & Young (the “Expert”). If Ernst & Young does not or cannot accept the mandate within 2 weeks after having been contacted by the Parties and the Sellers’ Representatives and the Purchaser cannot agree on another Expert during such period, the Expert shall at the request of either (in case of the Sellers, acting through the Sellers’ Representatives) of them be appointed by the President of the Chamber of Tax Advisors and Auditors (Präsident der österreichischen Kammer der Steuerberater und Wirtschaftsprüfer) after consideration of their proposals and comments. The Sellers (acting through the Sellers’ Representatives) and the Purchaser shall jointly instruct the Expert to decide the issues in dispute in accordance with the provisions of this Agreement (in particular the Accounting Principles).

(e)

Unless jointly instructed otherwise by the Sellers’ Representatives and the Purchaser, the Expert shall limit its decisions to the unresolved Disputed Items. Other decisions, e.g. concerning disputes about legal procedures or the fulfilment of procedural requirements, shall not be within the scope of the Expert’s tasks. The Expert shall act as an expert (Schiedsgutachter) and not as an arbitrator (Schiedsrichter).

EXECUTION VERSION

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(f)

The Parties shall make available to the Expert the Draft Effective Date Accounts and the Draft Purchase Price Determination Certificate, the Sellers’ written statement of objections and all other documents and other data reasonably required by the Expert to make the required decisions and determination. The Expert shall immediately submit copies of all documents and other data made available by a Party to the other Parties. Before deciding on the unresolved Disputed Items, the Expert shall grant the Sellers and the Purchaser the opportunity to present their respective positions, which shall include the opportunity of at least one oral hearing in the presence of the Sellers’ Representatives and the Purchaser and their professional advisers. The Sellers’ Representatives and the Purchaser shall instruct the Expert to use its best efforts to deliver its written opinion with reasons for the decisions as soon as reasonably practical, but in any case not later than within 2 months of the issues in dispute having been referred to the Expert. The decision on any unresolved Disputed Item shall be within the range of (including) the Purchaser’s position with respect to the unresolved Disputed Item on the one hand and the Sellers’ position (as set forth in their joint written statement of objections) with respect to the respective unresolved Disputed Item on the other hand. Except for manifest error or intentional fault, the Expert’s decisions on the unresolved Disputed Items (and the resulting changes, if any, to the Draft Effective Date Accounts and the Draft Purchase Price Determination Certificate) as determined by the Expert shall—without prejudice to any other rights which they may respectively have under this Agreement—be final and binding upon the Parties for the purpose of determining the Final Cash Consideration and the Parties expressly waive, to the extent permitted by Law, any rights of recourse they may otherwise have to challenge it.

(g)

The fees and disbursements of the Expert shall be shared between the Sellers on the one hand and the Purchaser on the other in proportion to their respective success and defeat on the Disputed Items as determined by the Expert.

4.3	Stock Consideration

4.3.1

Subject to the provisions set forth in this Agreement and as part of the consideration for the sale and transfer of the Sold Shares, the Sellers are also entitled to receive in the aggregate such number of Moody’s Shares equal to the quotient obtained by dividing the Stock Consideration Amount by the average of the volume weighted average price of Moody’s Shares, as reported on the New York Stock Exchange, over the then (10) trading-day period the second to last trading day immediately prior to the Closing Date (the “Stock Consideration” and the aggregate of the Stock Consideration and the Final Cash Consideration, the “Total Purchase Price”); whereby

(a)	“Moody’s Shares” means shares of common stock in Moody’s, with a par value of USD 0.01 per share;

(b)	“Stock Consideration Amount” means an amount in U.S. dollars equal to the product of (i) EUR 40,000,000 multiplied by (ii) the Applicable Exchange Rate; and

(c)	“Applicable Exchange Rate” means the U.S. dollar per Euro reference exchange rate published by the European Central Bank on the third (3rd) Business Day prior to Closing.

Stock Consideration is fixed and not subject to any adjustment.

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4.3.2	The Sellers undertake to deliver to Moody’s, no later than five Business Days prior to the Scheduled Closing Date, the following:

(a)	an Investor Questionnaire in the form attached hereto as Schedule 4.3.2(a) truthfully completed and duly executed by each Seller; and;

(b)

a United States Internal Revenue Service Form W-8 or (for such Sellers that are U.S. citizens) a Form W-9, in the form attached hereto as Schedule 4.3.2(b), completed and executed by each Seller upon reasonable instruction by Moody’s.

4.3.3

Discharge of the Stock Consideration. Subject to fulfillment of the undertakings set out in Section 4.3.2, the Stock Consideration shall be discharged by (or on behalf of) Moody’s on the Scheduled Closing Date as follows:

(a)

on the Closing Date, Moody’s shall deliver to Moody’s transfer agent (for the benefit of the Sellers) the Stock Consideration Shares (as defined below), issued, in book-entry form and on a pro rata basis, in the names of such Sellers that delivered the completed forms set out under Sections 4.3.2(a) and 4.3.2(b);

(b)

promptly after Closing, Moody’s shall file a prospectus to the Registration Statement covering the resale by the Sellers of the Stock Consideration Shares (the “Prospectus”); provided that Moody’s shall only be obligated to include in the Prospectus the resale of Stock Consideration Shares by those Sellers who have, prior to the Closing Date, provided to Moody’s a duly completed and executed Investor Questionnaire and W-8 in accordance with Section 4.3.2, and any Seller that has not submitted its Investor Questionnaire and W-8 in accordance with such section shall not be entitled to receive any of the Total Purchase Price in the form of Moody’s Shares, and shall not be included in the Prospectus or have the benefit of the Registration Statement (“Ineligible Seller”); and

(c)	on the Closing Date, Moody’s shall deliver (or cause to be delivered) the Stock Consideration Shares to the Sellers (other than any Ineligible Sellers) in accordance with the terms hereof.

Moody’s and the Purchaser (acting with joint and several liability (gesamtschuldnerisch)) shall only have satisfied their obligation to pay the Stock Consideration with releasing effect (mit befreiender Wirkung) for each of them upon (i) each Seller having received within 96 hours from the Effective Date such number of Moody’s Shares to which each such Seller is entitled to receive as its share in the Stock Consideration in accordance with the terms hereof, provided that such Seller has provided the information in accordance with Section 4.3.3(b) of this Agreement prior to the Closing Date and (ii) each such Moody’s Share being listed for trading on the New York Stock Exchange (NYSE) and being freely tradeable by such Seller on the NYSE. If the condition set out in the preceding sentence under (i) and (ii) with respect to the Moody’s Shares forming the Stock Consideration have not been satisfied within 96 hours from the Effective Date, the Purchaser shall, subject to full compliance of the Sellers with their obligations under Section 4.3.2, be under an obligation to promptly pay each affected Seller the relevant portion of the Stock Consideration in cash to an account notified by such Seller in writing and such Seller shall, upon receipt of such cash amount, retransfer any affected Moody’s Share to the Purchaser to such deposit as the Purchaser may notify such Seller in writing.

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4.4	Allocation of Purchase Price

Any purchase price (or portion thereof), i.e. the Preliminary Cash Consideration, the Stock Consideration and the Final Cash Consideration shall be allocated in the internal relationship between the Sellers on a pro rata basis, reflecting the portion of the Sold Shares sold by the respective Seller relative to all Sold Shares.

5.	RULES FOR PAYMENT, ESCROW

5.1	Modes of Payment

Any payments under or in connection with this Agreement shall be made in Euros by irrevocable wire transfer of immediately available funds, free of bank and other charges (except for any charges of the recipient’s bank). Any such payment shall be deemed made only upon the irrevocable and unconditional crediting of the amount payable (without deduction of any costs or charges) to the relevant bank account. The foregoing shall apply without prejudice to the provisions of Section 4.1.2.

5.2	Accounts

5.2.1

Joint Sellers’ Account. Without prejudice to the provisions of Section 4.1.2, all payments owed by the Purchaser to the Sellers under or in connection with this Agreement shall be made to a joint bank account of the Sellers notified by the Sellers’ Representatives to the Purchaser in writing or Text Form at least 5 Business Days prior to the due date of such payment (the “Sellers’ Account”).

Any due and timely payment to such account shall have a releasing effect (befreiende Wirkung) for the Purchaser vis-à-vis all Sellers in relation to such amount.

5.2.2

Escrow Account; Principles of Liability relating to amount on Escrow Account. Without undue delay following the Signing Date but in no event later than five (5) Business Days prior to the Scheduled Closing Date, the Sellers and the Purchaser and an Austrian notary public acting as escrow agent (the “Escrow Agent”) shall enter into a customary escrow agreement providing for among others, provisions complying with the principles as set out in Schedule 5.2.2 hereto (the “Escrow Agreement”). The Escrow Amount shall be paid to the escrow account set forth in the Escrow Agreement (the “Escrow Account”) in accordance with Section 7.2.1(g)(i). Due and timely payment of the Escrow Amount to such Escrow Account shall have a releasing effect (befreiende Wirkung) for the Purchaser vis-à-vis all Sellers in relation to such amount. The amount credited from time to time on the Escrow Account shall serve in its entirety as collateral for any and all claims of the Purchaser against the Sellers under or in connection with this Agreement (and the Sellers agree to provide such collateral as joint debtors for any such claims), irrespective of whether a claim of the Purchaser is a claim against one, several or all of the Sellers and irrespective of whether one, several or all of the Sellers are jointly and severally (gesamtschuldnerisch), individually (einzelschuldnerisch) or as partial debtors (teilschuldnerisch) liable for the respective claim, provided that with respect to any Breach of a Fundamental Representation only the respective Seller in Breach shall be liable (and their respective portion of the amount on the Escrow Account shall serve as collateral (but not as an exclusive remedy) for the Purchaser’s claim of a Breach of such Fundamental Representation). Other than in case of a claim for Breach of a Fundamental Representation, no Seller shall be entitled to refuse the release of all or any portion of the Escrow Amount to the Purchaser on

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the argument that such release would, as between such Seller and the Purchaser, exceed the Seller’s individual or pro-rata liability vis-a-vis the Purchaser under or in connection with this Agreement. For the avoidance of doubt, in case of claims of the Purchaser against the relevant Sellers that are liable for such claim, other than those for Breach of Business Representations, the (balance of the) Escrow Amount shall not be the only remedy available to the Purchaser.

5.2.3

Purchaser’s Account. All payments owed by the Sellers to the Purchaser under or in connection with this Agreement shall be made to a bank account as notified by the Purchaser to the Sellers’ Representatives in writing or Text Form at least 5 Business Days prior to the due date of such payment.

5.3	No Set-Off; No Right of Retention

Except as expressly provided otherwise herein (in particular under Sections 4.1.2 and 5.2.2 above), neither Party (a) shall be entitled to set off (aufrechnen) any rights or claims the respective Party may have against any rights or claims the other Party may have under or in connection with this Agreement, or (b) shall be entitled to refuse to perform any obligation the respective Party may have under or in connection with this Agreement on the grounds that it has a right of retention (Zurückbehaltungsrecht), or (c) shall otherwise withhold the proper payment of any amount payable by such Party under or pursuant to this Agreement, in each case of this (a) through (c) unless the rights or claims to be set-off (including, for payment claims, the amount) or the right of retention (Zurückbehaltungsrecht) have been acknowledged (anerkannt) in writing or Text Form by the respective other Party or have been established by a final decision (rechtskräftig festgestellt) of a competent court (Gericht) or arbitral tribunal (Schiedsgericht).

5.4	Default Interest

Any failure by a Party to make a payment (or a portion thereof) under or in connection with this Agreement on the date when it becomes due in accordance with the provisions hereof shall result in such Party’s immediate default (Verzug) without any reminder (Mahnung) being required. Without prejudice to any other contractual or statutory rights, in order to compensate the other Party or Parties for the damages incurred in case of default, the unpaid amount shall bear default interest (Verzugszins) from, but excluding, the date it becomes due until and including the date of actual receipt by the other Party or Parties at a rate as determined in accordance with sec. 456 of the Austrian Commercial Code (Unternehmensgesetzbuch (UGB)) or, where a Seller is a natural person in accordance with sec. 1000 para. 1 of the Austrian Civil Code (Allgemeines Bürgerliches Gesetzbuch (ABGB)).

5.5	Post-Closing Payments

If any payments (other than payments under Section 4.2.3) are made after Closing by the Sellers to the Purchaser or vice versa, in each case, under this Agreement, the Preliminary Cash Consideration and/or the Final Cash Consideration and/or the Total Purchase Price, as applicable, shall be deemed to have been decreased if the payments are made by the Sellers to the Purchaser, or increased if the payments are made by the Purchaser to the Sellers, in each case, by an amount equal to such payments.

EXECUTION VERSION

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6.	CLOSING CONDITIONS

6.1	Closing Conditions

The obligations of the Sellers and the Purchaser to take the Closing Actions set forth in Section 7.2.1 are subject to the following conditions precedent (aufschiebende Bedingung) (the “Closing Conditions”) having either been satisfied or waived in accordance with this Agreement:

6.1.1

Foreign Direct Investment Clearance. Clearance under the Austrian Investment Control Act (Investitionskontrollgesetz) has been granted or is deemed to have been granted (e.g. after expiry or termination of the applicable time limit for taking a decision) or the competent ministry has determined that its approval or clearance for the sale and transfer of the Sold Shares pursuant to this Agreement is not required under the Austrian investment Control Act (each a “FDI Clearance”).

6.1.2

Termination of Qualified U.S. Plans. The Sellers have provided evidence satisfactory to Purchaser that, effective no later than immediately prior to the Effective Date, which effectiveness may be contingent on the Closing, the board of directors of the U.S. Subsidiary terminated any employee plan that is intended to be qualified under Section 401(k) of the Code.

6.1.3	Conversion of Convertible Bonds. The following has occurred:

(a)

the Company and the Convertible Bonds Holders have converted all Convertible Bonds into the Sold Conversion Shares in accordance with the Convertible Bond Documents as further specified by this Agreement (the “Conversion”);

(b)	the application for the registration of the Conversion with the commercial register (Firmenbuch) has been duly signed and filed by the Company;

(c)	the Convertible Bond Holders have been registered with their respective Sold Conversion Shares in the share register (Aktienbuch) of the Company; and

(d)	physical share certificates representing the Sold Conversion Shares have been issued to the Convertible Bond Holders.

Schedule 6.1.3 sets forth a sample capitalization of, and shareholding in, the Company as a result of the Conversion assuming a Scheduled Closing Date – and corresponding effective date of the Conversion – on 28 February 2022 and making certain other assumptions set out therein.

6.1.4

Finance Documents Release Letters. The Sellers have delivered to the Purchaser no later than on the fifth (5th) Business Day prior to the Scheduled Closing Date a pdf-copy of the executed letter(s) from or (an) executed agreement(s) with the Financing Bank and the other parties under the Finance Documents, which shall have been negotiated with the Financing Bank after consultation with the Purchaser (acting reasonably) on or before the fifth (5th) Business Day prior to the Scheduled Closing Date, (such letter(s) or agreement(s), the “Financing Bank Release Letter(s)”). The Financing Bank Release Letter(s) shall in particular state, as of the Scheduled Closing Date, the amounts due for repayment under the Finance Documents (including accrued and outstanding interest, costs and fees) (the “Financing Bank Release Amount”) and specify relevant per diem amounts (Tageszinsen) for the Finance Documents in case the amounts due for repayment under the Finance Documents will be paid after the Scheduled Closing Date.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

6.1.5	Third Party Waivers of CoC Rights. The following contractual partners of the Company shall have issued waivers in relation to their respective termination rights under a change of control provision:

(a)	Deutsche Bank in relation to the Market Data Service Agreement dated 13 November 2020;

(b)	Erste Bank in relation to the Data Delivery for Corporate Digital Onboarding Agreement dated 14 July 2020;

(c)	Raiffeisen Bank International AG in relation to the Service Agreement “Business KYC Platform for RBI/RCB” dated 12 June 2018;

(d)	European Business Register in relation to the Distribution Agreement between the Agency of the Republic of Slovenia for Public Legal Records and Related Services dated 27 July 2012; and

(e)	GlobalX PTY LTD in relation to the Reseller Agreement dated 31 July 2020.

6.1.6

Notification to Contractual Partners. The Company shall have notified the Austrian Federal Ministry of Justice in relation to the Commercial Tender Conditions Service Concession Contract (Kommerzielle Ausschreibungsbedingungen Dienstleistungskonzessionsvertrag) dated 2 January 2020 of the change in its shareholder structure contemplated under this Agreement.

6.1.7

Court Approval. The Doebling District Court (Bezirksgericht Döbling) in its capacity as probate court (Verlassenschaftsgericht) and guardian court (Pflegschaftsgericht) (as the case may be) shall have (A) either approved of (i) the sale and transfer of the Basilides Estate Shares to Seller 11 or (ii) the sale of the Basilides Estate Shares by the Basilides Estate to the Purchaser as a result of the Sellers having exercised their Drag Along Right (as such term is defined in clause 9.4 of the SHA) or (B) finally decided that the transactions contemplated under (i) and/or (ii) above do not require its approval.

6.2	Satisfaction of Closing Conditions; Waivers

6.2.1

Notification. The Parties shall keep each other informed of the status of the satisfaction of the Closing Conditions and shall notify each other without undue delay (unverzüglich) in writing as soon as a Closing Condition has been satisfied or has permanently lapsed (endgültig ausgefallen).

6.2.2

Waiver of Closing Conditions. Except for the Closing Condition under Section 6.1.1, which cannot be waived as a matter of mandatory law, each Closing Condition may be waived, in full or in part, at any time (including, for the avoidance of doubt following the definitive non-satisfaction (Ausfall) of the Closing Condition) by mutual written or Text Form agreement of the Sellers and the Purchaser. Subject to Section 6.4.1(a), the Purchaser shall be entitled to unilaterally waive individually (in whole or in part), the Closing Conditions set forth in Sections 6.1.2 through 6.1.7 at any time by giving written or Text Form notice to the Sellers’ Representatives. The effect of

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

a waiver of a Closing Condition shall be limited to eliminating the need that such Closing Condition be satisfied and, unless otherwise agreed, shall not limit or prejudice any claims that a waiving Party may have with respect to any circumstances relating to such Closing Condition not having been satisfied.

6.3	Responsibility for Satisfaction of Closing Conditions

6.3.1

Filing for FDI Clearance. The Purchaser shall have primary responsibility for obtaining FDI Clearance as set out in Section 6.1.1 and shall take all steps reasonably necessary for that purpose, including making appropriate submissions, notifications and filings including responses to follow-up questions from the relevant authority without delay following Signing and following consultation with the Sellers, provided that the Sellers have as soon as practically possible and without undue delay from the relevant request provided the Purchaser with all responses, documents, data and information relating to the Company and its Subsidiaries reasonably requested by the Purchaser or its advisers or requested by the relevant authority, which are actually in the possession or under control of the Sellers or the Company and which are required to enable the Purchaser to make such submissions, notifications and filings as well as responses to follow-up questions from the relevant authority. The Purchaser shall for this purpose:

(a)

without undue delay notify the Sellers’ Representatives and provide the Sellers’ Representatives, to the extent legally permissible and protecting confidential information, with copies of any material written communications with the ministry competent for the FDI Clearance;

(b)	when communicating with the ministry, take into consideration any reasonable comments and requests of the Sellers (who need to speak with one voice); and

(c)

to the extent reasonably requested by the Sellers (who need to speak with one voice), discuss with the Sellers’ Representatives the progress of any notifications or filings with a view to obtaining FDI Clearance at the earliest reasonable opportunity.

If the ministry is prepared to grant FDI Clearance only subject to compliance with specific conditions or obligations to be imposed upon the Purchaser, the Purchaser shall be under no obligation whatsoever to propose or accept the imposition of such conditions and obligations, and Purchaser shall have no liability whatsoever in relation thereto.

The Sellers’ Representatives shall, to the extent legally permissible, within as soon as practically possible and without undue delay from a relevant request, provide the Purchaser or its advisors with all necessary documents, data and information relating to the Company and its Subsidiaries reasonably requested by the Purchaser or its advisers or any authority involved in the FDI Clearance process that are required to enable the Purchaser to timely, correctly and completely make such submissions, notifications and filings including responses to follow-up questions from the relevant authority, which are in the possession or under control of a Seller or the Company.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

6.3.2	Responsibility for Other Closing Conditions.

With respect to the Closing Conditions set forth in Section 6.1.2 through 6.1.7 the Sellers shall apply (and shall use reasonable best efforts that the Group Companies apply) reasonable efforts to achieve that such Closing Conditions are satisfied as soon as reasonably possible, including by making the required requests to the relevant third parties. Any incurrence of payment or other obligations for such purpose or in connection therewith (whether towards or for the benefit of any such third parties or other Persons) by the Group Companies or for which the Group Companies would be or become liable shall be treated as Transaction Expenses in the Effective Date Accounts if and to the extent they have not been discharged as of the Effective Date.

6.4	Consequences of Non-Satisfaction of Closing Conditions

6.4.1	Termination Rights. In the event that the Closing Conditions are not all satisfied or waived in accordance with this Agreement latest on 28 February 2022 (the “Long Stop Date”),

(a)

the Purchaser may terminate this Agreement (zurücktreten) by giving written or Text Form notice thereof to the Sellers’ Representatives, with the exception that the non-satisfaction of the Closing Condition under Section 6.1.7 until the Long Stop Date shall only entitle the Purchaser to partially terminate this Agreement (zurücktreten) in relation to the sale and transfer of the Basilides Estate Shares and related provisions in connection therewith but not the entire Agreement, unless in each case the non-satisfaction of the relevant Closing Condition was caused by a breach of the Purchaser’s obligations provided for hereunder; and

(b)

the Sellers may terminate this Agreement (zurücktreten) by giving written or Text Form notice thereof through the Sellers’ Representatives to the Purchaser, unless the non-satisfaction of the relevant Closing Condition was caused by a breach of a Seller’s obligation provided for hereunder.

6.4.2

Lapse of Termination Rights. Any right of the Sellers or the Purchaser to terminate this Agreement pursuant to Section 6.4.1 shall lapse (verfallen) irrevocably upon the earlier of (a) the Closing Conditions being all satisfied or duly waived, and (b) the occurrence of the Closing. For the avoidance of doubt, the right of a Party to seek, instead of exercising the termination right provided for hereunder, specific performance with respect to the obligations to be satisfied by the other Party/Parties with respect to the relevant Closing Conditions or the Closing or damages for breaches of this Agreement or the other Transaction Documents shall remain unaffected.

6.4.3

Consequences of Termination. In the event of a termination of this Agreement (Rücktritt) in accordance with Section 6.4.1, and except as otherwise provided in this Section 6.4.3, the Parties shall have no claims and liability against each other except that

(a)	any liability of any Party for damages already existing on the date of termination or for damages for a breach of any covenants of this Agreement shall remain unaffected, and

(b)	the provisions of Section 16.2 and 17 of this Agreement shall survive and remain in full force and effect.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

6.5	Purchaser’s additional Termination Right

6.5.1

Termination Right. The Purchaser may terminate this Agreement (zurücktreten) at any time prior to or on (and including) the Closing Date, by giving written or Text Form notice thereof to the Sellers’ Representatives, in the event that a breach of the Sellers’ Representations and/or of any other representations or covenants of the Sellers under this Agreement or the other Transaction Documents has occurred or been revealed and such breach can reasonably be expected to result in a Loss of more than EUR 5 million.

The Parties shall notify each other without undue delay (unverzüglich) in writing or Text Form upon the occurrence of such material breach.

6.5.2

Lapse of Termination Right. The Purchaser’s right to terminate this Agreement pursuant to Section 6.5.1 shall lapse (verfallen) irrevocably upon the occurrence of the Closing. For the avoidance of doubt, the right of the Purchaser to seek, instead of exercising the termination right provided for hereunder, specific performance or damages for breaches of this Agreement or the other Transaction Documents shall remain unaffected.

6.5.3	Consequences of Termination. In the event of a termination of this Agreement (Rücktritt) in accordance with Section 6.5.1 the provisions of Section 6.4.3 shall apply mutatis mutandis.

7.	CLOSING DATE; CLOSING; CLOSING ACTIONS

7.1	Place and Time of Closing

The consummation of the transactions contemplated under this Agreement (the “Closing”) shall occur at 9:00 a.m. (CE(S)T) on the last Business Day of the month in which all Closing Conditions have been satisfied or waived or upon Purchaser’s request, in case the last outstanding Closing Condition was satisfied or waived later than on the 25th day of a month, on the last Business Day of the month following the month during which all Closing Conditions have been satisfied or waived or such other time and/or day as may be mutually agreed by the Parties in writing or Text Form (the relevant day pursuant to the foregoing the “Scheduled Closing Date”), at the offices of CERHA HEMPEL in Vienna, Austria, or any other place mutually agreed upon in writing or Text Form by the Sellers’ Representatives and the Purchaser. Without prejudice to the foregoing, the Parties are currently targeting 28 February 2022 to become the Scheduled Closing Date. The date on which the Closing actually occurs shall hereinafter be referred to as the “Closing Date”.

7.2	Closing

7.2.1

Closing Actions. On the Scheduled Closing Date, the Sellers and the Purchaser shall take, or cause to be taken, concurrently (Zug um Zug) the following actions (collectively the “Closing Actions” and each a “Closing Action”) in the following order:

(a)

The Sellers provide evidence reasonably satisfactory to the Purchaser that Sellers 3 and 13 have executed addenda to their respective existing Related Party Employment Agreements with effect as of the Closing Date and the approval of the Company’s supervisory board after Closing substantially in the form attached hereto as Schedule 7.2.1(a); such evidence shall be provided by delivery of duly executed true and complete original copies of the respective addenda to the existing Related Party Employment Agreements;

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

(b)

The Sellers provide evidence reasonably satisfactory to the Purchaser of the resignation, effective as of the lapse of the Closing Date, of all members of the supervisory board of the Group Companies; such evidence shall be provided by delivery of duly executed original copies of resignation letters substantially in the form attached hereto in Schedule 7.2.1(b);

(c)

The Company provides to the Purchaser agreements concluded between the Company on the one hand and the respective EDPP Beneficiaries on the other hand pursuant to which each EDPP Beneficiary subject only to receipt of an amount specified therein (net of any Taxes payable by the Company) will waive any and all rights and claims, they may have under EDPP against the Company or confirm not to have any other claims (such agreements collectively, the “EDPP Waiver and Settlement Agreements”);

(d)

The Sellers deliver to the Purchaser the original of a duly executed power of attorney (Vollmacht) to adopt in the name and on behalf of the Sellers any shareholders’ resolutions of the Company, substantially in the form of the draft attached as Schedule 7.2.1(d);

(e)	The Sellers and the Purchaser provide evidence of a fully executed Escrow Agreement;

(f)

If and to the extent the Sold Shares are represented by share certificates issued by the Company, the respective Seller shall duly endorse to the benefit of the Purchaser, and transfer (i.e. physically hand over) to the Purchaser, such share certificates.

(g)	The Preliminary Cash Consideration is discharged by (or on behalf of) the Purchaser in cash by wire transfer in immediately available funds by

(i)	payment of the Escrow Amount into the Escrow Account; and

(ii)	payment of the Sellers’ Amount into the Sellers’ Account.

(h)	The Stock Consideration is discharged in accordance with the provisions of Section 4.3.3.

(i)

The Sellers shall hold a shareholders’ meeting of the Company resolving upon (i) the granting of discharge (Entlastung) to the resigning members of the supervisory board and to the members of the management board for the time up to the Scheduled Closing Date (ii) the appointment of new members to the supervisory board of Company as notified by Purchaser to Sellers’ Representative in due course prior to Closing.

(j)

Following the performance of the Closing Action pursuant to Section 7.2.1(h) and receipt of such funds on the relevant accounts, (i) the Sellers’ Representatives shall confirm in writing to the Purchaser that the Preliminary Cash Consideration has been duly discharged and (ii) the Sellers’ Representatives shall confirm in writing to the Purchaser that the assignment and transfer “in rem” of the Sold Shares to the Purchaser has become effective (including through satisfaction or waiver of the conditions precedent set forth in Section 3.1.3), (iii) the Purchaser shall be registered in the share register (Aktienbuch) of the Company as the holder of the Sold Shares; and (iv) the Sellers’ Representatives shall promptly notify the management board of the Company of the fact that the Purchaser has become the sole shareholder of the Company.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

For the avoidance of doubt, (i) the Sellers shall be responsible for and shall (and shall apply reasonable efforts that the relevant Group Company and, where applicable, the Sellers’ Related Parties do) enter into the agreements and make the declarations which are required to be made for purposes of the satisfaction of the Closing Actions set forth in Sections 7.2.1(a) through 7.2.1(f) and Section 7.2.1(i) and (ii) the Purchaser and Moody’s shall jointly be responsible for and shall (and shall apply reasonable efforts that, where applicable, their respective Related Parties do) take all actions required for purposes of the satisfaction of the Closing Actions set forth in Sections 7.2.1(g) and 7.2.1(h).

7.2.2

Further Assurance. The Parties shall co-operate with each other in good faith by providing any additional information, executing and delivering any additional documents or instruments and doing any and all such other actions as may be reasonably required to consummate or otherwise implement the transactions contemplated by this Agreement.

7.2.3

Waiver of Closing Actions. All Closing Actions may be waived, in full or in part, at any time by mutual written or Text Form agreement of the Sellers’ Representatives and the Purchaser. The Sellers’ Representatives shall be entitled to unilaterally waive, in full or in part, the Closing Action set forth in Sections 7.2.1(g) and 7.2.1(h) by giving written or Text Form notice to the Purchaser to such effect. The Purchaser shall be entitled to unilaterally waive, in full or in part, all other Closing Actions other than those set forth in Sections 7.2.1(e), 7.2.1(g) and 7.2.1(h) at any time by giving written or Text Form notice to the Sellers’ Representatives to such effect. The effect of any waiver shall, unless otherwise agreed, be limited to eliminating the need that the respective Closing Action is taken on the Scheduled Closing Date and, unless otherwise agreed, shall not limit or prejudice any claims that a waiving Party may have with respect to any circumstances relating to such Closing Action not being taken pursuant to this Agreement.

7.2.4

Closing Confirmation. On the Closing Date, immediately after all Closing Conditions and Closing Actions have been duly satisfied or taken or occurred or waived (as applicable), the Parties shall confirm in a written or Text Form document, to be jointly executed substantially in the form attached as Schedule 7.2.4 (the “Closing Confirmation”), (a) that the Closing Conditions have been duly satisfied or waived, and (b) that all Closing Actions have been duly taken, occurred or waived. However, the execution of the Closing Confirmation shall not limit or prejudice any rights of the Parties arising under or in connection with this Agreement or under applicable Law.

7.3	Consequences of Non-Satisfaction of Closing Actions

7.3.1	Termination Rights. In the event that the Closing Actions are not all satisfied or waived in accordance with this Agreement latest on the 5th Business Day after the Scheduled Closing Date,

(a)

the Purchaser may terminate this Agreement (zurücktreten) by giving written or Text Form notice thereof to the Sellers’ Representatives if a Closing Action to be performed (or to be procured to be performed) by a Seller, or another obligation of a Seller provided for hereunder or under the other Transaction Documents was not duly performed by the respective Seller; and

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

(b)

the Sellers’ Representatives may terminate this Agreement, (zurücktreten) by giving written or Text Form notice thereof to the Purchaser if a Closing Action to be performed (or to be procured to be performed) by the Purchaser or another obligation provided for hereunder or under the other Transaction Documents was not duly performed by the Purchaser.

7.3.2

Lapse of Termination Rights. Any right of the Sellers or the Purchaser to terminate this Agreement pursuant to Section 7.3.1 shall lapse (verfallen) irrevocably upon the earlier of (a) the Closing Action(s) the non-satisfaction of which entitles to such termination being satisfied or duly waived, and (b) the occurrence of the Closing. For the avoidance of doubt, the right of a Party to seek, instead of exercising the termination right provided for hereunder, specific performance with respect to the obligations to be satisfied by the other Party/Parties with respect to the relevant Closing Action(s) or the Closing or damages for breaches of this Agreement or the other Transaction Documents shall remain unaffected.

7.3.3	Consequences of Termination. In the event of a termination of this Agreement (Rücktritt) in accordance with Section 7.3.1 the provisions of Section 6.4.3 shall apply mutatis mutandis.

8.	SELLERS’ REPRESENTATIONS AND WARRANTIES

8.1	General

8.1.1

Form and Date. The Sellers hereby expressly represent and warrant (sichern zu) to the Purchaser that the statements set forth in Sections 8.2, 8.3 and 8.5 (collectively the “Fundamental Representations” and each a “Fundamental Representation”) and that all other statements set forth in this Section 8 (collectively the “Business Representations” and each a “Business Representation” and the Fundamental Representations together with the Business Representations collectively the “Sellers’ Representations” and each a “Sellers’ Representation”) are true and correct as of the Signing Date and will be true and correct as of and through the Closing Date, unless it is specifically provided that a Sellers’ Representation is made as of a different or additional date or dates, in which case such Sellers’ Representation shall be correct as of such different or additional date or dates, provided that each of the Fundamental Representations is (without prejudice to Section 5.2.2) by each respective Seller individually (einzelschuldnerisch) only with respect to their own sphere and only with respect to those of the Sold Shares which they sell under this Agreement. All other Sellers’ Representations are made (without prejudice to Section 5.2.2) by all Sellers, but as partial debtors (teilschuldnerisch) in accordance with their pro-rata sale participation reflecting the portion of the Sold Shares sold by the respective Seller relative to all Sold Shares and subject to all other limitations set forth in this Agreement.

8.1.2

Sellers’ Knowledge. For purposes of this Agreement, “Sellers’ Knowledge” means the actual knowledge (positive Kenntnis) of any Seller as well as the knowledge any Seller could have reasonably had after review of the statutory books and records of the Group Companies and/or discussion on the correctness of a specific Sellers’ Representation with such Group Companies’ employee(s) whose responsibility of whom includes the matters covered by such Sellers’ Representation, provided that such (actual or constructive) individual knowledge of any Seller shall be imputed (Zurechnung) to the other Sellers for all purposes under and in connection with the relevant Sellers’ Representations.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

8.2	Status of Sellers; Authority; Consents; Approvals; No Insolvency

8.2.1	Organization.

(a)

Seller 1 is duly formed and validly existing as a German limited liability company (Gesellschaft mit beschränkter Haftung) with its seat in Utting am Ammersee, Germany, registered with commercial register (Handelsregister) at the local court (Amtsgericht) of Augsburg under HRB 30067.

(b)

Seller 2 is duly formed and validly existing as a Cyprian limited liability company with its registered address at Spyrou Kyprianou 47, 1st floor, Mesa Geitonia, 4004 Limassol, Cyprus, registered with the commercial register of Cyprus under registration no. HE299771.

(c)

Seller 4 is duly formed and validly existing as a Luxembourg limited partnership (Société en commandite simple) with its registered office at 9A, rue Gabriel Lippmann, 5365 Munsbach, Luxembourg, registered with the Luxembourg commercial register (Registre de commerce et des Sociétés) under registration no. B215731.

(d)

Seller 5 is duly formed and validly existing as an Austrian limited liability company (Gesellschaft mit beschränkter Haftung) with its seat in Innsbruck, Austria, registered with the commercial register (Firmenbuch) of Austria under registration no. 455082p.

(e)

Seller 6 is duly formed and validly existing as an Austrian limited liability company (Gesellschaft mit beschränkter Haftung) with its seat in Vienna, Austria, registered with the commercial register of Austria (Firmenbuch) under registration no. 491620x.

(f)

Seller 7 is duly formed and validly existing as an Austrian limited liability company (Gesellschaft mit beschränkter Haftung) with its seat in Vienna, Austria, registered with the commercial register of Austria (Firmenbuch) under registration no. 373721s.

(g)

Seller 8 is duly formed and validly existing as an Austrian limited liability company (Gesellschaft mit beschränkter Haftung) with its seat in Graz, Austria, registered with the commercial register of Austria (Firmenbuch) under registration no. 384522z.

(h)

Seller 9 is duly formed and validly existing as a German limited liability company (Gesellschaft mit beschränkter Haftung) with its seat in Utting am Ammersee, Germany, registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of Augsburg under HRB 30071.

(i)

Seller 10 is duly formed and validly existing as an Austrian limited liability company (Gesellschaft mit beschränkter Haftung) with its seat in Maria Enzersdorf, registered with the commercial register of Austria (Firmenbuch) under registration no. 434432x.

(j)

Seller 11 is duly formed and validly existing as an Austrian limited liability company (Gesellschaft mit beschränkter Haftung) with its seat in Vienna, Austria, registered with the commercial register of Austria (Firmenbuch) under registration no. 313156z.

(k)

Seller 12 is duly formed and validly existing as a Luxembourg investment company with variable capital (société d’investissement à capital variable) with its registered office at 4, rue Peternelchen, 2370 Howald, Luxembourg, registered with the Luxembourg commercial register (Registre de commerce et des Sociétés) under registration no. B228214.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

(l)

Seller 16 is duly formed and validly existing as an Austrian limited liability company (Gesellschaft mit beschränkter Haftung) with its seat in Vienna, Austria, registered with the commercial register of Austria (Firmenbuch) under registration no. 426314h.

(m)

Seller 20 is duly formed and validly existing as an English limited liability company with its registered address at Salisbury House, 29 Finsbury Circus, London EC2M 5SQ, United Kingdom, registered with the Companies House under registration no. 09366471.

(n)

Seller 21 is duly formed and validly existing as a Swiss stock company (Aktiengesellschaft) with its seat in Wilen bei Wollerau, Switzerland, registered with the Swiss commercial register (Zefix) under registration no. 13030193506.

(o)

Seller 22 is duly formed and validly existing as a Swiss limited liability company (Gesellschaft mit beschränkter Haftung) with its seat in Herrliberg, Switzerland, registered with the Swiss commercial register (Zefix) under registration no. 2040266017.

(p)

Seller 24 is duly formed and validly existing as a Maltese public limited liability company with its registered address at Quad Central, Q3 Level 9, Triq L-Esportaturi, Zone 1, Birkirkara CBD 1040, Malta, registered with the commercial register of Malta under registration no. SV 201.

(q)

Seller 25 is duly formed and validly existing as a Japanese limited partnership with its registered address at Sakuragaokacho 10-11, Shibuya-ku, Tokyo, Japan, registered with the Japanese commercial register under registration no. 0110-05-007987.

(r)

Seller 26 is duly formed and validly existing as an Austrian limited liability company (Gesellschaft mit beschränkter Haftung) with its seat in Vienna, Austria, registered with the commercial register of Austria (Firmenbuch) under registration no. 257486g.

8.2.2

Due Authorization. Following due information, all required approvals for the execution of this Agreement and the consummation of the transactions contemplated hereunder have been validly obtained by the respective Seller and such execution and consummation do not violate any provisions of any articles of association, shareholder agreements, by-laws, articles of incorporation and other constitutional documents or other agreements or commitments binding on the respective Seller.

8.2.3

No Violation of Laws or Orders. The execution of this Agreement and the consummation of the transactions contemplated hereunder by the respective Seller (taking into account also the execution and performance by the other Sellers) and the compliance by the respective Seller with any of the provisions hereunder, (a) require no permit, authorization, consent, approval or waiver to be obtained by the respective Seller from any Governmental Authority or third party (and no notice or filing by any of them to any such authority or third party is required in connection with such execution performance) other than as set out in this Agreement, and (b) do not violate any applicable Law or any decision by any court or other Governmental Authority binding on the respective Seller.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

8.2.4

No Insolvency or Similar. The statements that are made in Section 8.7 with respect to the Company apply mutatis mutandis to each Seller. No circumstances relating to the sphere of the respective Seller, exist according to any applicable bankruptcy or insolvency Laws which would justify the avoidance (lnsolvenzanfechtung) of this Agreement and the transactions contemplated hereunder.

8.3	Title to Sold Shares

8.3.1	Status. The statements made in Section 2.1.3 with respect to the Shares held by the respective Seller are true and correct.

8.3.2

Share Ownership; Valid Issuance; No Rights of Third Parties. As at Signing, the respective Seller is the sole and unrestricted legal and beneficial owner of the Sold Shares listed in Section 2.1.3 and, upon satisfaction of the Closing Condition set out under Section 6.1.3, will be the sole and unrestricted legal and beneficial owner of the Sold Conversion Shares and Sold Shares, in each case that they sell hereunder and such Sold Shares

(a)

are, subject to the satisfaction of the Closing Condition set out under Section 6.1.3, duly authorized and validly issued and the contributions (Einlagen) thereon are fully paid up (vollständig eingezahlt) have not been repaid or otherwise returned (neither directly nor indirectly) (keine Einlagenrückgewähr), and all non-cash contributions thereon have been made at values not exceeding the fair market value of such contributions;

(b)	are not subject to any obligation to make additional contributions (Nachschusspflicht) or other payments;

(c)

are, subject to the waivers under Section 3.3.3 becoming effective at Closing and other than stipulated under the SHA and the articles of association of the Company, owned by the respective Seller free and clear of any Encumbrances pending assignments or other rights of third parties (including any other Seller and other than under the Seller 5 Trust Agreement) and there are no pre-emptive rights or subscription rights of any third party (including any other Seller) in relation to them;

8.4	Related Party Agreements

8.4.1

Related Party Agreements. Schedule 8.4.1 contains a true and, as at Signing, complete list of all agreements between a Group Company on the one hand and the respective Seller or any of their Related Parties on the other hand (such agreements, the “Related Party Agreements”).

8.4.2	Disclosure. Copies of all Related Party Agreements have been made available to the Purchaser prior to the Signing Date.

8.4.3

No Claims. Except for ordinary course of business claims (i.e., claims which are not claims for breach or default) under those Related Party Agreements to which the Company is a party, neither the respective Seller nor its/his Related Parties have any claims against a Group Company.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

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8.5	Corporate Status of the Group Companies

8.5.1	Corporate Status. The statements made in Section 2.1.1 and, as at the Signing Date, Section 2.1.2 are true and correct.

8.5.2

Valid Existence. Each Group Company is duly established and validly existing under applicable Law(s) and has all corporate power and authority to own, lease, and operate its assets and to conduct its Business. Each Group Company is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary.

8.5.3

Corporate Documents. Copies of the current articles of association, articles of incorporation and by-laws as well as all shareholder, joint venture, consortium agreements or similar agreements, respectively, of, or with respect to, the Group Companies (the “Corporate Documents”) have been provided in the Data Room. The Corporate Documents have not been amended (by shareholder resolutions or otherwise) and no side agreements thereto exist. There are no pending applications for registration (and no resolutions or other actions requiring such registration) in the commercial register or with any other competent authority in respect of the Group Companies that have not yet been registered.

8.5.4

Capitalization of Company. As at Signing Date, the Shares and, subject to the satisfaction of the Closing Condition set out under Section 6.1.3, the Sold Shares represent all of the issued and outstanding shares in the Company. The Subsidiary Interests (as set forth in Section 2.2.1) represent all of the issued and outstanding shares or interests (as the case may be) in the respective Subsidiary. Except for under the Convertible Bond Documents, there are no agreements or commitments providing for the issuance of any additional shares (whether with or without voting rights) or other securities or debt or convertible debt instruments in a Group Company. No Group Company owns any own shares or interests (as the case may be). Other than explicitly set out in the Corporate Documents, no Group Company has an authorized capital or otherwise reserved shares or securities for issuance. There are no outstanding contractual obligations of a Group Company to repurchase, redeem, or otherwise acquire any shares or other equity interests in the Group Company.

8.5.5	Convertible Bonds. The statements in Section 2.4.2 are true and correct.

8.5.6

Subsidiary Interests. The Statements in Section 2.2.1 are true and correct. The Company is the sole and unrestricted legal and beneficial owner of the Subsidiary Interests and such Subsidiary Interests

(a)	are duly authorized and validly issued and the contributions thereon are fully paid up;

(b)	are not subject to any obligation to make additional contributions or other payments;

(c)	are owned by the Company free and clear of any Encumbrances;

(d)	can be freely disposed of by the Company without a sale, transfer or other disposal infringing any rights of any third party (including any Seller); and

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(e)

the Company is not bound by any agreement (including with any Seller), including, without limitation, voting trust agreements (Stimmbindungsverträge) or sub-participation agreements (Unterbeteiligungsverträge), or any restriction or obligation relating to the exercise of any rights under such interests.

8.5.7

No Other Interests. Except for the Subsidiary Interests, the Company does not, directly or indirectly, hold participations or interests of whatever kind in (or options, warrants or other convertible securities with respect to) any legal entity and is not under an obligation to acquire any such shares or interests.

8.5.8

No Third Party Rights. No Group Company is party to any agreement that grants any party any rights with respect to the corporate governance or the profits (or a portion thereof) of it, including, without limitation, enterprise agreements (Unternehmensverträge) or control agreement (Beherrschungsverträge), silent partnership agreements (stille Beteiligungsverträge) and similar agreements with the exception of the existing Convertible Bonds and the existing Incentive and Benefit Schemes which shall end upon Closing.

8.6	No Breach

The execution and performance of this Agreement (a) require no permit, authorization, consent, approval or waiver to be obtained by a Group Company from any Governmental Authority (other than the approval under the Austrian Investment Control Act as contemplated by Section 6.1.1), (b) do not, subject to the approval under the Austrian Investment Control Act having been obtained, violate any Law applicable to a Group Company (other than any Law applicable to a Group Company as a result of the Group Company becoming an Affiliate of the Purchaser) or any decision by any court or other Governmental Authority binding on a Group Company, and (c) other than under any Financing Agreement or agreement with respect to which, do not constitute a breach, or trigger a termination or acceleration right, under any agreement to which a Group Company is party.

8.7	No Insolvency or Similar

No bankruptcy, insolvency, reorganization, liquidation or similar proceedings (whether mandatory or voluntary) concerning a Group Company have been applied for by the Group Companies or their respective management, or – to Sellers’ Knowledge – by third parties. No such proceedings are pending or have been rejected on account of a lack of assets. No circumstances exist which would require an application for any such proceedings, it being understood that the Company will continue to rely on the availability of additional equity funding. No Group Company has entered into any moratorium agreement or similar agreement with its creditors. No assets of a Group Company have been seized or confiscated by or on behalf of any Person nor are any foreclosure, forfeiture, execution or enforcement proceedings pending with respect to a Group Company or its assets.

8.8	No Transaction Related Payments

No Transaction Related Payments. Except as disclosed in Schedule 8.8, none of the Group Companies has (i) incurred any obligation for payments or any other form of compensation to be made in connection with the execution and completion of this Agreement or the transactions contemplated hereunder, or (ii) paid or promised to their managing directors, officers or other corporate bodies or employees any bonus payments or other special incentives in connection with the execution and completion of this Agreement or the transactions contemplated hereunder.

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8.9	Financial Statements

8.9.1	Financial Statements. The (if applicable, audited) individual financial statements of the respective Group Company for the fiscal year ending on 31 December 2020 (the “Financial Statements”)

(a)

have been prepared from the books and records of the respective Group Company in accordance with the statutory provisions of Austrian, English and U.S. Law, as applicable, and the respective generally accepted accounting principles (“GAAP”), consistent with past practices (including the consistent use of any discretionary rights (Bilanzierungs- und Bewertungswahlrechte));

(b)

present in accordance with such provisions and principles a true and fair view of the net assets, financial position, cash-flows and results of operations (Vermögens-, Finanz- und Ertragslage) of the respective Group Company as of, and with respect to the financial year ending on 31 December 2020; and

(c)	have been provided in the Data Room.

8.9.2

Management Accounts. To Sellers’ Knowledge, the monthly management accounts of the Company for the financial year 2021 up and until the month September 2021 (including) have been prepared with due care and attention as at the time of their respective preparation.

8.9.3	No Indebtedness. As of the date hereof and except as under the Finance Documents, no Group Company has Financial Indebtedness.

8.9.4

No Off-Balance Sheet Arrangements. No Group Company has entered into any transactions involving the factoring of receivables, synthetic leases, off balance sheet arrangements or the use of special purpose entities for any off-balance sheet activity. The revenue and expense recognition policies of each Group Company and the application of those policies are in compliance with the applicable standards under applicable GAAP.

8.10	Books and Records

All books and records (including, without limitation, accounting and tax records) of the Group Companies required to be kept under any Law applicable to a Group Company have been properly kept in accordance with such applicable Law. Such statutory books and records are in the unrestricted possession of the Group Companies.

8.11	Conduct of Business since 31 December 2020

8.11.1

Conduct of Business. Since 31 December 2020 through the Signing Date, the business of the Group Companies has been managed with a care of a prudent business person active in a business, and managing a company in the development stage, in each case substantially similar to the Group Companies.

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8.11.2

Certain Actions. Without limiting the generality of the foregoing, since 31 December 2020 through the Signing Date there has not been (and no Group Company has incurred any obligation with respect to):

(a)	omission of required or budgeted capital expenditure in excess of EUR 200,000 (in the aggregate);

(b)

any material change in policies with respect to the payment of accounts payable or accrued expenses or the collection of accounts receivable or other receivables, including any acceleration or deferral of the payment or collection thereof, as applicable, in each case, other than in the ordinary course of business;

(c)	any material change in any cash management practices or in accounting methods, principles or practices, except as required by GAAP;

(d)	any material change in the manner in which any Group Company generally extends discounts or credits to customers, except in a manner consistent with past practices; or

(e)	any other transaction in excess of EUR 200,000 entered into by a Group Company other than in the ordinary course of business (including, without limitation, the issuance of Convertible Bonds).

8.12	Intellectual Property

8.12.1

List of Certain IP Rights. Schedule 8.12.1 contains a complete and accurate list, as at the Signing Date, of all registered and material unregistered Marks owned or purported to be owned by, or exclusively licensed to, a Group Company (“Group Marks”), and registered and material unregistered Copyrights owned or purported to be owned by, or exclusively licensed to, a Group Company (“Group Copyrights”).

8.12.2	Status. Except as set forth in Schedule 8.12.2:

(a)

to the Sellers’ Knowledge, with respect to the Group Company Intellectual Property Assets (i) owned or purported to be owned by a Group Company and required for the conduct of its business, the Group Company exclusively owns such Group Company Intellectual Property Assets and (ii) licensed to or held for use by a Group Company by a third party, the Group Company Intellectual Property Assets required for the conduct of the respective business of a Group Company are the subject of a written license or other agreement granting the Group Company a valid right to use such Group Company Intellectual Property Assets in all material aspects; in the case of (i) and (ii) above, free and clear of any Encumbrances;

(b)

to the Sellers’ Knowledge, all Group Company Intellectual Property Assets owned or purported to be owned by or exclusively licensed to a Group Company that have been issued by, or registered with, or the subject of an application filed with, as applicable, the Austrian Patent Office (Österreichisches Patentamt) or any similar office or agency anywhere in the world are registered in the name of a Group Company and currently in all material aspects in compliance with mandatory formal legal requirements (including, without limitation, payment of filing, examination and maintenance fees (as applicable);

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(c)

there are no pending or, to Sellers’ Knowledge, threatened claims against a Group Company alleging that any of the operation of the Business infringes or violates the rights of others in or to any Intellectual Property Assets (“Third Party IP Assets”);

(d)	to Sellers’ Knowledge, neither the operation of the Business, nor any activity by a Group Company, infringes or violates (or in the past infringed or violated) any Third Party IP Asset;

(e)

to Sellers’ Knowledge, each Group Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases and that are material for the conduct of the Business;

(f)

no Group Company has entered into any agreement to indemnify any other person against any claim of infringement of any Intellectual Property Assets; to the Sellers’ Knowledge there are no settlements, covenants not to sue, consents, judgments, or orders or similar obligations that: (i) materially restrict the rights of a Group Company to use any material Intellectual Property Asset, (ii) materially restrict the Business of a Group Company in order to accommodate a third party’s Intellectual Property Assets, or (iii) permit third parties to use any of the Group Company Intellectual Property Assets;

(g)

to the Sellers’ Knowledge, unless the Intellectual Property Assets material to the Business of a Group Company are transferred to a Group Company by operation of applicable law, all former and current shareholders, directors, officers, employees, freelancers, consultants and contractors of a Group Company have assigned to the Group Company all assignable rights, title and interest in and to any and all material (i) inventions, improvements, ideas, discoveries, developments, writings, works of authorship, know-how, processes, methods, technology, data, and information relating to the business of a Group Company and any of the products or services being researched, developed, manufactured or sold by a Group Company or that may be used with any such products or services that in each case have been developed by such individual(s) during the active period of their respective position at the respective Group Company and (ii) Intellectual Property Assets relating thereto; and no former and current shareholders, directors, officers, employees, freelancers, consultants and contractors of a Group Company have any rights or claims against a Group Company with respect to any such intellectual property right;

(h)	No Group Company has applied for any Patent Protection.

(i)	to the Sellers’ Knowledge, there is no infringement or violation by any person or entity of any of the Group Company Intellectual Property Assets or a Group Company’s rights therein or thereto;

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(j)

each Group Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all Trade Secrets owned or purported to be owned by it or used or held for use by it in the Business;

(k)	to the Sellers’ Knowledge, no Group Company has granted, directly or indirectly, any current or contingent rights, licenses or interests in or to any source code of any of the Products;

(l)

other than set out in Schedule 8.12.2(l), no government funding, facilities of a university, college, other educational institution or research center or funding from third parties was used in the development of any of the Intellectual Property Assets owned by or purported to be owned by a Group Company, and to the Sellers’ Knowledge, no shareholder, officer, employee or independent contractor of a Group Company who was involved in, or who contributed to, the creation or development of any of the Intellectual Property Assets, have performed services for the government, university, college, or other educational institution or research center during a period of time during which such Person was also performing services for a Group Company;

(m)

to the Sellers’ Knowledge, (i) other than set out in Schedule 8.12.2(m), none of the Products were developed with or contain, incorporate, link or call to, are distributed with, or otherwise use any Free or Open Source Software, (ii) the development of any Product with any such Free or Open Source Software, and the incorporation, linking, calling, distribution or other use in, by or with any such Product of any such Free or Open Source Software, does not obligate a Group Company to disclose, make available, offer or deliver to any third party any portion of the source code of such Product or component thereof or to license such source code to third parties for free or for nominal consideration; and (iii) each Group Company is in all material aspects in compliance with all licenses to such Free or Open Source Software;

(n)	each Group Company is in all material respects in compliance with the European General Data Protection Regulation and related applicable Laws, in each case to the extent applicable to it.

(o)

to the Sellers’ Knowledge, (i) no Group Company has suffered any material breach in security that has permitted any unauthorized access to any data possessed or under the control of a Group Company, including any personal data or personal data and information relating to its customers; and (ii) no Group Company has received any written (including email or Text Form) correspondence or notice relating to, and there is no formal action, allegation, investigation or claim currently pending against, such entity by any private party, any Government Authority, foreign or domestic, or any other third party, with respect to the personal data of any Person, and there are no facts or circumstances which could form the basis for any such action, allegation, investigation or claim.

(p)

neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will impair any right, title or interest of a Group Company in or to any Intellectual Property Assets required or used for carrying out its Business.

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8.13	Assets

8.13.1	Ownership. As of 31 December 2020, each Group Company was the sole and unrestricted legal and beneficial owner of all (fixed and current) assets which are reflected in the Financial Statements.

8.13.2

All required Assets. The Group Companies have good title to, or valid leasehold interests or licenses in, and have fully available, all assets (whether real, personal, tangible or intangible) required by them in order to carry on the Business.

8.13.3	No Owned Real Estate. No Group Company does own real estate. No Group Company is under an obligation to acquire real estate.

8.13.4	Leased Real Property.

(a)	Schedule 8.13.4(a) contains a list of all rental or lease agreements regarding real property the Group Companies have entered into either as lessor or lessee (collectively, the “Lease Agreements”).

(b)	Copies of the Lease Agreements have been provided in the Data Room. The Lease Agreements are in full force and effect in all material respects;

8.14	Information Technology

8.14.1

Information Technology. To Sellers’ Knowledge, the Group Companies either own or hold valid leases and/or licenses to all hardware, networks, telecommunication systems and other information technology which is necessary for a Group Company to conduct its Business.

8.14.2

Source Code. No Group Company is party to any source code escrow agreement or other agreement or arrangement requiring the disclosure or deposit of source code of any Software developed by or on behalf of a Group Company.

8.14.3

Implementation of Disaster Recovery Plans; No Breakdown. The Company has implemented the disaster recovery plans and business continuity plans copies of which have been provided in the Data Room, and the Group Companies have taken commercially reasonable steps to safeguard the information technology systems utilized in the operation of the Business. To the Seller’s Knowledge, there have been no (a) unauthorized intrusions into any of a Group Company’s Information Technology system, or (b) breaches of or failures in the security systems or measures related to a Group Company’s Information Technology system.

8.15	Material Contracts

8.15.1

Material Contracts. Schedule 8.15.1 contains, as of the Signing Date, a true and in all material aspects complete list of all Material Contracts to which a Group Company is party. For purposes of this Agreement “Material Contracts” means any of the following contracts:

(a)	agreements for joint ventures, strategic alliances, joint development of products and other forms of cooperation or similar purposes;

(b)

credit agreements with any Group Company as a lender or borrower (other than any Convertible Bonds) and other instruments evidencing financial indebtedness of any Group Company, in each case with outstanding amounts (including, without limitation, interest accrued) in excess of EUR 100,000;

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(c)

guarantees, suretyships (Bürgschaften), letters of comfort (Patronatserklärungen), performance or warranty bonds and similar instruments issued by any third party (including, without limitation, Sellers and Sellers’ Affiliates) or any Group Company, in either case to secure any indebtedness or other obligation of a Group Company;

(d)	agreements regarding swaps, options, forward sales or purchases, futures and other financial derivatives and combinations thereof, including any foreign exchange transaction;

(e)	agreements to sell or otherwise dispose of any assets with a fair market or replacement value in excess of EUR 100,000;

(f)	agreements relating to capital expenditures involving an amount exceeding EUR 100,000;

(g)

license agreements with any Group Company as licensee or licensor which resulted during the last fiscal year, or are likely to result during the current fiscal year, in annual royalties in excess of EUR 100,000);

(h)	agency agreements, agreements with independent dealers and distributors, franchise agreements, reseller or other distribution agreements;

(i)

an agreement, arrangement or obligation with another Person which limits in any material respect (i) the ability of a Group Company to solicit customers, (ii) the right to compete in any line of business, with any Person, in any geographic area or during any period of time, (iii) the localities in which all or any significant portion of the business and operations of a Group Company or, following the consummation of the transactions contemplated by this Agreement, the business and operations of Purchaser and its Affiliates, is or would be conducted, or (iv) the scope of the business and operations of a Group Company, taken as a whole;

(j)

a contract that contains “most favored nation” provisions or any similar provision requiring that a third party be offered terms or concessions at least as favorable as those offered to one or more other parties;

(k)	consultancy agreements (Beraterverträge) providing for an annual remuneration in excess of EUR 200,000; and

(l)	except as disclosed otherwise in Schedule 8.15.1:

(i)

agreements with principal obligations (Hauptleistungspflichten) not yet fully performed and involving a consideration or liability of a Group Company or any other party of more than EUR 100,000 per annum; and

(ii)	agreements which have a value in excess of EUR 100,000 which cannot be terminated by the Group Companies upon less than 12 months’ notice.

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8.15.2	Copies. Copies of all Material Contracts have been provided in the Data Room prior to the Signing Date.

8.15.3

Except as disclosed in Schedule 8.15.1, to the Sellers’ Knowledge, as at the Signing Date: (i) the Material Agreements listed in Schedule 8.15.1 are in full force and effect; (ii) no party to a Material Agreement listed in Schedule 8.15.1 has given written notice of termination or indicated in writing that it will give notice of termination, and no circumstances exist which give any party to a Material Agreement listed in Schedule 8.15.1 the right to terminate or modify such Material Agreement; (iii) to Sellers’ Knowledge, no party to a Material Agreement listed in Schedule 8.15.1 is in material breach of a Material Agreement nor is there any material delay in its implementation or any default.

8.16	Material Customers; Material Vendors

8.16.1	Material Customers. Schedule 8.16.1 contains a list (“Material Customers List”) which includes

(a)	the name of each of the nine (9) largest direct customers of the Group Companies by revenue for (i) the fiscal year ended 31 December 2020 and (ii) the 6-month period ended 30 June 2021;

(b)

the name of each of the end users of the Group Companies who have paid net annual royalties to a Group Company in excess of EUR 50,000 (i) for the fiscal year ended 31 December 2020 or (ii) for the 6-month period ended 30 June 2021 (calculated for purposes of this clause (ii) on an annualized basis)

(each customer described in clauses (a) or (b), a “Material Customer”).

Except as set forth in such Material Customers List, as at the Signing Date, no Material Customer has given a Group Company written (including email or Text Form) notice of any intention to terminate, cancel or otherwise materially and adversely modify its relationship with a Group Company or to decrease materially or limit its usage, purchase or distribution of the services or products of the Group Company. To the Sellers’ Knowledge, as at the Signing Date there are no outstanding material disputes with any Material Customer.

8.16.2

Material Vendors. Schedule 8.16.2 sets forth the name of all vendors that are material for the operation of the Business and with which a Group Company has concluded written agreements (“Material Vendor”). Copies of all agreements in place with Material Vendors have been provided in the Data Room prior to the Signing Date. Except as set forth in Schedule 8.16.2, no Material Vendor has given the Company written (including email or Text Form) notice of any plan or intention to terminate, cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its provision of services or products to a Group Company. There are no outstanding material disputes with any Material Vendor.

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8.17	Employment

8.17.1

Employees. Schedule 8.17.1 contains a complete and accurate list as of the Signing Date of (a) all employees of the Group Companies and (b) of all directors, officers and board members of the Group Companies, specifying in each case ((a) and (b)) position or title, entry date and annual remuneration (including the annual base salary, maximum amount of performance related payments, sales or profit participations and bonuses, but in each case excluding any entitlements under the EDPP) and whether paid on a salary, hourly or commission basis, business location, status (i.e., active or inactive and if inactive, the type of leave and estimated duration), any visa or work Permit status and (if applicable) the date of expiration, whether or not subject to a non-competition and/or non-solicitation agreement, pension entitlements, severance/termination entitlements and special protection against dismissal, fringe benefits and applicable Pension Schemes and Incentive or Benefit Schemes, the total amount of bonus, retention, severance and other amounts to be paid to such employee upon the Closing Date or otherwise in connection with the transactions contemplated hereby. Each Group Company has duly and fully performed all payments and other material obligations owed to its employees when those obligations became due. Schedule 8.17.1 also contains a complete and accurate list as of the Signing Date of all individual persons acting for any of the Group Companies as independent contractors, consultants, freelancers, temporary employees and leased employees (collectively, “Contingent Workers”).

8.17.2

Key Employees. Schedule 8.17.2 contains for each Group Company a list of its “Key Employees”. Copies of the employment or service agreements of all Key Employees have been made available to the Purchaser prior to the Signing Date. As of the Signing Date, no notice of termination of the employment of any Key Employee has been given, nor does a Group Company or, to the Sellers’ Knowledge, any Key Employee, intend to terminate such employment. In the past 12 months, no Key Employee’s employment with a Group Company has been terminated for any reason. As of the Signing Date, neither a Group Company nor, to the Sellers’ Knowledge, any Key Employee is in breach of the terms of employment.

8.17.3	Works Council. No Group Company has a works council (Betriebsrat) or similar body of employee representatives.

8.17.4

Pension Schemes. Except as set forth in Schedule 8.17.4, no Group Company has incurred any pension commitments (whether vested or non-vested) or similar schemes of any kind (including retirement and early-retirement payments, disablement pensions, pensions for surviving dependents to any current or former directors, officers or employees) towards former or current directors, officers, board members or employees of a Group Company or their respective dependents (“Pension Schemes”) other than any statutory public pension schemes.

8.17.5

Incentive or Benefit Schemes. With the exception of the individual bonus agreements and Incentive or Benefit Schemes listed in Schedule 8.17.5, no bonus or incentive award plans, no profit sharing schemes (including stock options, phantom stocks, profit participating schemes or similar schemes of any kind), deferred compensation agreements, supplemental income arrangements, severance pay policies or agreements or other employee benefit plans exist for former or existing directors, officers, board members or employees of the Group Companies (“Incentive or Benefit Schemes”) and such Schedule contains a true and complete list of all beneficiaries of such schemes and their rights thereunder. Copies of such plans and loan agreements have been made available to the Purchaser prior to Signing Date. Neither a Group Company nor, to the Sellers’ Knowledge, any other party thereto is in breach of the terms of an Incentive or Benefit Scheme.

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8.17.6

Collective Labor Disputes. No Group Company is (nor during the 3 years preceding Signing Date has it been) subject to any charge, demand, petition, or representation proceeding seeking to compel, require, or demand it to bargain with any labor union or labor organization or employee representatives nor is there (nor during the three years preceding the date of this Agreement has there been) pending or to the Sellers’ Knowledge threatened any labor strike, picketing of any nature, organizational campaigns, labor dispute, slowdown or any other concerted interference with normal operations, stoppage or lockout involving a Group Company.

8.17.7

Compliance. Each Group Company is in material compliance with all Laws applicable to it regarding employment and employment practices, work authorization and immigration, workers’ compensation and wages and hours, and the classification of Contingent Workers, including, wage and hour Laws. No Group Company is delinquent in any payments owed by it to any employee or Contingent Workers for any wages, salaries, commissions, bonuses, fees or other direct compensation due with respect to any services performed for them or amounts required to be reimbursed to such employees or Contingent Workers. There are not currently, and (where still relevant) there have not been, any audits or investigations pending or, to Sellers’ Knowledge, scheduled by any Governmental Authority pertaining to the employment practices or policies of a Group Company and, to the Sellers’ Knowledge, no complaints relating to employment practices or policies of a Group Company have been made to any Governmental Authority or submitted to a Group Company.

8.18	Litigation; Disputes

Schedule 8.18 sets out a list of all Actions and all investigations of a Governmental Authority as at the Signing Date involving a Group Company or a Group Company’s officer, director, shareholder, Key Employee or employee in connection with the business of a Group Company occurring, arising or existing since 1 January 2019 or which are currently pending or have, to Sellers’ Knowledge, been threatened in writing (including by email or in Text Form). Except as set forth in Schedule 8.18, as at the Signing Date (a) there is no Action pending or to the Sellers’ Knowledge threatened in writing against a Group Company or a Seller, and (b) to Sellers’ Knowledge no Key Employee of a Group Company is subject to any Action that prohibits such Key Employee from engaging in or continuing any conduct, activity or practice relating to the business of a Group Company.

8.19	Compliance; Permits; Subsidies

8.19.1

General Compliance. Each Group Company currently is, and (where still relevant) within the last two years prior to Signing Date has been, in material compliance with all relevant Laws applicable to it.

8.19.2

Permits. Each Group Company owns, holds or possesses all Permits which are necessary to entitle it to own, lease or possess, and operate and use its properties and assets and to carry on and conduct the Business, and there are no current defaults in any material respect under any such Permit.

8.19.3

Business Content. The generation, compilation, access, licensing, and use of any Business Content, is and during the past 3 years prior to Signing Date has been in material compliance with all applicable Laws and agreements, contracts, commitments, arrangements, and other instruments relating thereto. Except as set forth in Schedule 8.19.3, no Business Content has during the past 3 years prior to Signing Date been collected, compiled, summarized, sourced, or otherwise procured, directly or indirectly by or on behalf of a Group Company (i) in violation of any physical, technical, or legal safeguards intended to limit the access to or use of any such Business Content, or (ii) using “scraping” or like automated means in violation of applicable

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Laws or in violation or breach of any agreements, contracts, commitments, arrangements, and other instruments (including any click-thru, browse wrap, or other terms and conditions) relating thereto. The Group Companies have all rights, licenses, authority, and permissions necessary to generate, compile, access, license, and use all Business Content as currently generated, compiled, accessed, licensed, and used by the Group Companies.

8.19.4

Subsidies. Schedule 8.19.4 sets forth a true and complete list of all public or quasi-public grants, allowances, aids or subsidies in whatever form (the “Subsidies”) that have been awarded to or received by a Group Company or are currently being applied for by a Group Company, indicating the nature and the amount of the Subsidy, the Person granting the Subsidy (or to which the application for the Subsidy has been made). The Group Companies and the Sellers are in all material respects complying and (where still relevant) have complied in all material respects with all such terms and conditions. No proceedings for the revocation or withdrawal of any Subsidies awarded have been initiated or to the Sellers’ Knowledge threatened. There are no facts or circumstances which would justify such revocation or withdrawal.

8.20	Illegal Payments

8.20.1

Anti-Corruption. To the Sellers’ Knowledge, neither a Group Company nor any of its directors, officers, direct or indirect shareholders, members, employees, agents, advisers or other Persons acting on its behalf and upon its instruction is or (where still relevant) has violated any Anti-Corruption Laws applicable to any Group Company.

8.20.2

Officials. Without limiting the generality of the foregoing, to the Sellers’ Knowledge neither a Group Company nor any of its directors, officers, direct or indirect shareholders, members, employees, agents, advisers or other Persons acting on its behalf and upon its instruction has offered, paid, promised to pay, or authorized directly or indirectly, the giving of money or anything of value to any Official, or to any other Person while knowing or being aware of or assuming that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any Official, for the purpose of: (a) unduly influencing any act or decision of such Official in his, her or its official capacity, including a decision to fail to perform his, her or its official duties or functions; or (b) inducing such Official to use his, her or its influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority (including to obtain an improper advantage in order to assist a Group Company or any other Person in obtaining or retaining business for or with, or directing business to, a Group Company). For purposes of this Agreement, an “Official” shall include any appointed or elected official, any government employee, any political party, party official, or candidate for political office, or any officer, director or employee of any Governmental Authority.

8.21	Export Control; Sanctions Laws

8.21.1

Compliance. Each Group Company has at all times been in compliance in all material respects with all applicable trade Laws, including import and export control Laws, trade embargoes, and anti-boycott Laws, and, except as specifically authorized by a Permit, license exception, or other permit or applicable authorization of a Governmental Authority, and has not:

(a)

exported, re-exported, transferred, or brokered the sale of any goods, services, technology, or technical data to any destination to which, or individual for whom, a license or other authorization is required under the U.S. Export Administration Regulations (the “EAR”, 15 C.F.R. § 730 et seq.), the International Traffic in Arms Regulations (the “ITAR,” 22 C.F.R. § 120 et seq.), or the U.S. economic sanctions administered by the Office of Foreign Assets Control (“OFAC”. 31 C.F.R. Part 500 et seq.);

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

(b)

exported, re-exported, or transferred any goods, services, technology, or technical data to, on behalf of, or for the benefit of any person or entity (i) designated as a Specially Designated National by OFAC, or (ii) on the Denied Persons, Entity, or Unverified Lists of the Bureau of Industry and Security, or (iii) on the Debarred List of the Directorate of Defense Trade Controls (if applicable);

(c)

exported any goods, services, technology, or technical data that have been or will be used for any purposes associated with nuclear activities, missiles, chemical or biological weapons, or terrorist activities, or that have been or will be used, transshipped or diverted contrary to applicable U.S. trade controls or trade controls under Laws of other jurisdictions;

(d)

exported, re-exported, transferred, or imported any goods, services, technology, or technical data to or from Cuba, Iran, Libya, North Korea, Syria, or Sudan during a time at which such country and/or its government was subject to a U.S. trade embargoes under OFAC regulations, the EAR, or any other applicable Laws;

(e)

manufactured any defense article as defined in the ITAR or similar Laws of other jurisdictions, including within the United States and without regard to whether such defense article was subsequently exported, without being registered and in good standing with the Directorate of Defense Trade Controls, U.S. Department of State or any other competent Governmental Authority;

(f)

imported any goods except in full compliance with the import and customs Laws of the United States, including but not limited to Title 19 of the United States Code, Title 19 of the Code of Federal Regulations, and all other regulations administered or enforced by the Bureau of Customs and Border Protection as well as any other applicable import and custom Laws (together, the “Customs Laws”); or

violated the anti-boycott prohibitions, or failed to comply with the reporting requirements, of the EAR (15 C.F.R. § 760) and the Tax Reform Act of 1976 (26 U.S.C. § 999) or the anti-boycott or reporting requirements under the Laws of other jurisdictions.

8.22	Insurance

8.22.1	Insurance Coverage. Schedule 8.22.1 contains a true and complete list as at Signing of all insurance policies relating to the assets, business or operations of a Group Company.

8.22.2

Copies. All insurance policies required to conduct the Business are in full force and effect. All insurances premiums due thereon have been paid in full when due and each Group Company is in compliance in all material respects with all terms and conditions of such insurance policies. No notice of cancellation or termination of any insurance policy has been issued or received by a Group Company.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

8.22.3

Insurance Claims. Except as set forth in Schedule 8.22.3, during the last 3 years prior to Signing Date, there has been no insurance claim (Versicherungsfall) made by a Group Company. There are (or were during such period) no claims by a Group Company pending under any of such policies as to which coverage has been questioned, denied or disputed by the insurer. No Group Company has received notice from any insurer that the insurance premiums under any policy will be substantially increased (other than normal increases in the ordinary course) or the insurance coverage be materially modified.

8.23	Disclosure

To the Sellers’ Knowledge, (i) no information has been withheld from disclosure to the Purchaser in this Agreement (including its schedules) or in the virtual data room operated by Datasite, open for inspection between 27 October 2021 and 29 November 2021, 11:43 p.m. CET (including) (“Data Room”) and (ii) none of such information is in the reasonable view of the Sellers’ misleading, which might reasonably be expected to be material to the acquisition of the Sold Shares and the Business contemplated by and in accordance with this Agreement.

8.24	No other Representations and Warranties

8.24.1

The Parties mutually confirm and agree that the Sellers’ Representations expressly contained in this Clause 8 constitute a full and complete list of all representations and warranties (Zusicherungen) made or given by the Sellers in relation to the Sold Shares, the Group Companies, this Agreement and the transactions contemplated hereunder and that in concluding the SPA or any other Transaction Documents, the Purchaser has not relied and will not rely on any other representation or warranty (Zusicherung) by any Seller. Neither Seller shall hence be liable for any other representations or warranties (Zusicherungen), express or implied, or for the absence or the existence of any other circumstances, events or matters of fact relating to the Sold Shares or a Group Company and their respective businesses.

8.24.2

The Sellers particularly do not represent and warrant (zusichern) the correctness of any estimates, projections, forecasts, management accounts, actions or transactions for future earnings, budgets, business plans or similar circumstances of or related to any Group Company.

9.	CONDUCT OF BUSINESS PRIOR TO CLOSING

9.1	General

From (and including) the Signing Date until (and including) the Closing Date (the “Pre-Closing Period”), the Management Sellers (as several and partial debtors (teilschuldnerisch) on a pro rata basis, reflecting the portion of the Sold Shares sold by the respective Management Seller relative to all Sold Shares sold by Management Sellers)) shall (a) procure (stehen dafür ein) that the business of the Group Companies is conducted in all material respects in the ordinary course and in a manner consistent with past practice (but considering the business and growth plan pursued by the Company as disclosed to the Purchaser prior to Signing) and with the care of a prudent business person active in a business, and managing a company in the development stage, in each case substantially similar to the Group Companies, including, without limitation with respect to working capital management, payment of liabilities and Taxes consistent in all material respects with past practices (and in any event when due), payment or performance other obligations when due consistent in all material respects with past practices (other than any liabilities, Taxes and other obligations, if any, contested in good faith through appropriate proceedings and for which adequate reserves have been established), and (b) procure (stehen dafür ein) that each Group Company uses its reasonable best efforts to preserve intact

EXECUTION VERSION

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- 360KOMPANY AG

its business organization, its assets, Permits and relationships with third parties that are material to its Business (including customers, suppliers, licensors, licensees, independent contractors and other Persons having business dealings with it and material to its Business) and to keep available (and cooperate in any reasonable measures by Purchaser for the purposes of keeping available) the services of its Key Employees, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses.

9.2	Restricted Actions

9.2.1

During the Pre-Closing Period, the Convertible Bonds Holders shall not, and shall not agree that other parties to the Convertible Bonds (i) sell, assign or transfer any of the Convertible Bonds or any rights thereunder, or (ii) permit the creation of any rights under any of the Convertible Bonds or (iii) enter into any transaction that would render the statements in Section 2.4.2 to be incorrect or incomplete, in each case other than as expressly provided for in this Agreement.

9.2.2

During the Pre-Closing Period and without limiting the generality of the foregoing, the Management Sellers (as several and partial debtors (teilschuldnerisch) on a pro rata basis, reflecting the portion of the Sold Shares sold by the respective Management Seller relative to all Sold Shares of Management Sellers)) shall procure that, without the Purchaser’s prior written or Text Form consent (such consent not to be unreasonably withheld), neither Group Company will undertake:

(a)	any action taken by a Group Company or transaction entered into by a Group Company which is provided for under Section 8.11.2;

(b)	any changes to the Corporate Documents other than as a direct result of the conversion of any Convertible Bonds;

(c)	any recapitalization, reorganization, corporate restructuring, merger or acquisition or similar business combination involving a Group Company;

(d)	formation, creation or acquisition of any subsidiary or interests in another entity other than the Subsidiaries;

(e)

any incurrence by a Group Company of Financial Indebtedness or any granting of loans, advances or capital contributions to, or investments in any other Person, in each case except in the ordinary course;

(f)

any sale, assignment, transfer, license or other form of disposition, abandonment or failure to defend of, or permission or creation of any Encumbrance over, any Intellectual Property Assets or other intangible assets, other than non-exclusive licenses to customers in the ordinary course of business;

(g)

any variation of the employment terms or severance terms of any Key Employee other than in the context of a restatement of the EDPP to agree on fixed amounts (rather than amounts depending on any exit proceeds) payable thereunder to EDPP Beneficiaries;

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

(h)	any hiring, promotion or termination of any Key Employee other than any termination for cause (aus wichtigem Grund);

(i)

changes to the employment terms or severance terms of employees or Contingent Workers (including, without limitation, any establishment, adoption, entry into, amendment or promise of entry into or amendment, of any bonus, profit sharing or other arrangement for the benefit of any employee or Contingent Worker), other than (i) in the context of a restatement of the EDPP to agree on fixed amounts (rather than amounts depending on any exit proceeds) payable thereunder to EDPP Beneficiaries and/or (ii) normal salary increases (not in excess of the range set forth in Schedule 9.2.2(i)) made in the ordinary course of business, materially consistent with past practice, except to the extent required by applicable Laws;

(j)	any hiring of an employee with an annual compensation in excess of EUR 200,000;

(k)

any entering into, termination of or amendment to any Material Contract (other than the entering into any customer contracts or amendments of existing customer contracts, in each case in the ordinary course of business), Pension Scheme, Incentive Scheme or Related Party Agreement by or affecting a Group Company and any waiver, release or assignment of rights or claims thereunder (other than (i) any waiver, release, assignment of rights or claims under any Material Contract in the ordinary course of business and/or (ii) in the context of a restatement of the EDPP to agree on fixed amounts (rather than amounts depending on any exit proceeds) payable thereunder to EDPP Beneficiaries);

(l)	any reduction of insurance coverage by a Group Company; or

(m)

any waiver, release, assignment, compromise, commencement, settlement or agreement to settle any legal proceeding other than the commencement of legal proceedings for unpaid receivables or where failure to do so would have a material adverse effect on a Group Company.

9.3	Cooperation and Access during Pre-Closing Period

9.3.1

General Cooperation. During the Pre-Closing Period the Management Sellers will and will procure (stehen dafür ein) each Group Company to grant the Purchaser, its Affiliates and their respective representatives and advisers, upon reasonable advance notice and during normal business hours and subject to applicable Laws and bona fide COVID-policies of any Group Company, access to the premises, books and records, contracts, commitments, management, employees, customers, supplies and auditors of the Group Companies (and their respective working papers) and all other information or documents, in order (a) to prepare the consummation of the transactions contemplated hereby, (b) to ascertain compliance with the provisions of this Agreement and (c) to ensure a smooth transition.

Notification of Certain Events. During the Pre-Closing Period, each of the Management Sellers and the Purchaser will give prompt notice to the other of (a) any notice or other material communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, (b) any litigation relating to, involving or otherwise affecting a Group Company or Purchaser or its Affiliates that relates to, or could reasonably be expected to adversely

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

affect, the transactions contemplated by this Agreement, and (c) any notice, written or otherwise, from any Material Customer or Material Vendor to the effect that it may terminate, cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its usage, purchase or distribution of the services or Products of the Company, or have any concern or objections to this Agreement and the transactions contemplated hereby.

10.	PURCHASER’S REMEDIES

10.1	Breach; Indemnification; Losses

10.1.1

Consequences of Breach. Subject to the provisions of this Section 10, if any of the Sellers’ Representations is incorrect (a “Breach”) or if a Seller is in breach of any other covenant, agreement or undertaking under or in connection with this Agreement, the relevant Seller(s) having made the relevant Sellers’ Representation or being in breach of the relevant other covenant, agreement or undertaking under or in connection with this Agreement shall put the Purchaser or, at the Purchaser’s discretion, the respective Group Company concerned, into the position the Purchaser or the respective Group Company would have been in had the Breach not occurred (Naturalrestitution). If and to the extent such remediation in kind (Naturalrestitution) (a) has not been effected by the Sellers within two (2) months after the receipt of the Purchaser’s request, (b) is impossible, or (c) is refused in writing (including by email or in Text Form) by the respective Seller(s) in Breach or the Sellers’ Representative or (d) does not fully place the Purchaser into the position it and the Group Companies would have been in had the Breach not occurred, then the Purchaser shall, subject to the limitations set out herein, be entitled to compensation in cash (Schadenersatz in Geld) in the form of a reduction of the Purchase Price (Kaufpreisminderung) on a Euro-for-Euro basis for any Losses (or remaining Losses) incurred by the Purchaser and/or the Group Companies as a consequence of the relevant Breach.

10.1.2

Definition of Losses. “Losses” shall mean all costs and expenses as well as damages (within the meaning of sec. 1393 of the Austrian Civil Code (Allgemeines Bürgerliches Gesetzbuch (AGBG)) incurred, excluding however (i) consequential / indirect damages (Folgeschäden/ mittelbare Schäden) to the extent not reasonably foreseeable, (ii) lost profit (entgangener Gewinn), (iii) lost business opportunities or synergies or loss of goodwill (Firmenwert), (iv) frustrated expenses (vergebliche Aufwendungen), (v) costs and expenses which would also have been incurred otherwise (Sowieso-Kosten), (vi) reputational or other immaterial damages and (vii) any internal costs and/or expenses of either the Purchaser or any of its Affiliates (including the Group Companies).

10.1.3

Exclusion of Sellers’ Liability. Except in case of Title Claims, the Sellers shall not be liable for Losses resulting from a Breach of Sellers’ Representations and/or a breach of any other obligation hereunder, if and to the extent that:

(a)

the Purchaser has failed to mitigate the Losses or damage (Schadensminderung), including by way of procuring that the Group Companies take every action commercially reasonably necessary or advisable to so mitigate any Losses or damages (including by taking every action commercially reasonably necessary or advisable to receive compensation or recovery by an insurance or by a third person and/or, as the case may be, to obtain any Tax or other benefit) and as a result thereof, such failure has caused the Losses having materialized and/or increased;

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

(b)	the matter underlying the breach is taken into account and has an effect on the Purchase Price in the Effective Date Accounts and the Purchase Price Determination Certificate;

(c)

any sum in respect of any matter to which a claim relates is recovered or could be reasonably expected to be recovered by the Purchaser or any of its Affiliates (including any Group Company) from third parties (other than Purchaser or any of its Affiliates), including under an insurance policy (provided that any increase in insurance premiums shall be deemed Losses that require compensation);

(d)

any claim under this Agreement results from or is increased by the passing of, or any change in, any Law, interpretation or practice not in force at the date hereof or the withdrawal or restriction thereof after the Closing Date as well as of any concession previously made by any relevant authority or as a result of any change made or introduced on or after Closing in any legislation, regulation, rule of law or practice of any relevant authority, whether or not such change or withdrawal purports to be effective retrospectively in whole or in part;

(e)

any matter or thing has been done or omitted to be done with respect to the subject matter of the claim prior to the Closing Date at the prior written request, or with the prior written approval or written (email being sufficient) consent of the Purchaser or any of its Affiliates;

(f)	the respective damages, costs, expenses or losses would also have been incurred without breach of the respective Sellers’ Representation or covenant or other obligation under this Agreement;

(g)

such liability is attributable to any act, omission, transaction or arrangement of the Purchaser or any of its Affiliates after Signing or arises due to any matter or circumstance required to be done or omitted to be done pursuant to and in compliance with this Agreement and/or the transactions contemplated hereunder;

(h)

any Tax or social security amount payable by the Purchaser or any of its Affiliates (including any Group Company post-Closing) is reduced as a result of a matter giving rise to a claim for breach of a Sellers’ Representation or covenant or other obligation under this Agreement;

(i)

any amount equal to the amount of any current or future saving or financial benefit including any Tax benefit received (including Tax credits, Tax reductions or an increase of Tax loss carry forwards) or receivable (including timing differences) by the Purchaser or any of its Affiliates (including any Group Company post-Closing); or

(j)

the underlying facts or circumstances giving rise to the Breach have been Fairly Disclosed in the Data Room or this Agreement (including its schedules) (the “Disclosed Information”). Any facts or circumstances shall be deemed “Fairly Disclosed” if the disclosure was made in a manner that (i) the significance or relevance of the respective information disclosed could have reasonably been appreciated by a reasonable and experienced purchaser with comparable M&A experience as Moody’s making use of capable staff and experts in the relevant field of expertise including competent and experienced commercial, financial, tax and legal advisors, and (ii) the respective information was not only disclosed in a document or area of the Data Room where such disclosure could not be reasonably expected.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

Sec. 377 of the Austrian Commercial Code (Unternehmensgesetzbuch (UGB)) and sec. 442 and 924 second sentence of the Austrian Civil Code (Allgemeines Bürgerliches Gesetzbuch (ABGB)) and the inherent legal concepts shall not apply to the Purchaser’s claims under or in connection with this Agreement.

The Sellers will procure that the Escrow Agent will on the Closing Date receive a protected copy of the Data Room USB stick together with a confirmation of the provider of the Data Room that the content of such Data Room USB stick contains only the content of the Data Room as of the 29 November 2021 at 11:43 p.m. CET. The Parties will instruct the Escrow Agent to (i) keep the Data Room USB stick for a period of at least 18 months from Closing and (ii) after the expiration such 18 months’ period, destroy it. Each Party shall have the right to inspect the Data Room USB stick in the presence of the Escrow Agent or an employee of the Escrow Agent and to demand copies thereof at its own cost if and to the extent technically possible. On the Signing Date, each Sellers’ Representative and the Purchaser will also each be provided with one (1) Data Room USB stick for information purposes only. The Parties agree that in case of dispute over the content of the Data Room, only the Data Room USB stick provided to the Escrow Agent in accordance with the provisions of this paragraph shall be decisive.

10.2	Claim Procedures

10.2.1

Breach Notice. If the Purchaser becomes aware that there has been a Breach or any other grounds for which the Purchaser intends to assert a claim against a Seller under this Agreement, the Purchaser shall give the Seller(s) concerned written or Text Form notice thereof within two weeks after (i) the Purchaser has become aware of the facts or circumstances which in the Purchaser’s opinion constitute a Breach or (ii) receipt by the Purchaser or a Group Company of a notice of any claim made or threatened to be made by any third Person which may give rise to a claim hereunder (the “Breach Notice”). The Breach Notice shall state in reasonable detail the nature and basis of the alleged Breach or the grounds of any other claim and, to the extent reasonably feasible, the amount of Losses resulting there from and all documents and information available to Purchaser and reasonably required to support and evidence such claim.

10.2.2

Access. To the extent required by the Purchaser to assess the alleged Breach and the resulting Losses, the Seller(s) shall provide, and to the extent possible for any of them shall until the Closing Date cause each Group Company to provide, to the Purchaser and its professional advisors (but in total not more than 3 individuals at once) at its own cost access during normal business hours of the relevant Group Company and upon reasonable advance written notice to the relevant books and records to the extent such access is not prohibited by Law or confidentiality undertaking and reasonably required to assess such alleged Breach and the resulting Losses.

10.2.3

The Sellers shall not be liable for any claims relating to any breach of a Sellers’ Representation or other obligation under this Agreement, the other Transaction Documents and/or the transactions contemplated hereunder and thereunder, if and to the extent that as a result of the Purchaser’s non-compliance with its obligations under this Section 10.2 the Losses have materialized and/or increased.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

10.3	Limitations of Sellers’ Liability

10.3.1	Definition of Exempted Claims. For purposes of this Agreement “Exempted Claims” means claims of the Purchaser which are

(a)

(i) specific performance claims relating to the transfer of title to the Sold Shares (Erfüllungsansprüche) and including damages for failure to render due specific performance (Schadenersatz wegen Nicht- oder Schlechterfüllung) in relation thereto and/or (ii) claims for Breaches of Fundamental Representations ((i) and (ii) the “Title Claims”);

(b)	claims under Section 4.2 (Final Cash Consideration for Sold Shares);

(c)	claims for breaches of the Management Sellers’ obligations provided for under Sections 9.1 and 9.2 (“Leakage Claims”);

(d)	claims under the specific indemnities provided for under Section 12.1 (“Specific Indemnity Claims”);

(e)

claims under the Management Sellers’ indemnity for Taxes provided for under Section 11 (Tax Indemnity by Management Sellers) (“Tax (Indemnity) Claims” and together with Leakage Claims, Specific Indemnity Claims and any other obligation or liability expressly assumed by the Management Sellers hereunder, the “Management Liabilities”);

(f)	claims under the Sellers’ post-Closing covenants provided for under Section 16 and

(g)	claims against a Seller arising as a result of intentional breaches (Vorsatz) or fraud (Arglist) or extreme gross negligence (krass grobe Fahrlässigkeit) of such Seller.

10.3.2

De Minimis Amount; Threshold Amount. The Purchaser may only claim for Losses resulting from any individual Breach of Sellers’ Representations if and to the extent that such Losses exceed an amount of EUR 25,000 (the “De Minimis Amount”) (provided that Losses of the same or similar source and nature shall be aggregated) and the aggregate amount of all Losses resulting from individual Breaches of Sellers’ Representations exceeding the De Minimis Amount exceeds an amount of EUR 575,000 (the “Threshold Amount”), in which case not only the amount of Losses exceeding the Threshold Amount but rather the entire amount shall be recoverable from EUR 1.00 (Freigrenze). The limitations of the Sellers’ liability provided for under this Section 10.3.2 shall not apply to Exempted Claims.

10.3.3	Caps.

(a)

General Caps. Except for any liability of the Sellers’ under the Exempted Claims and without prejudice to the provisions of Section 5.2.2, the Sellers’ aggregate liability for any breaches of this Agreement (including, without limitation, any Breaches of the Sellers’ Representations) shall be limited to the amount as may, from time to time, be credited to the Escrow Account, provided that (subject to such exceptions) such liability shall be further limited for them individually to an amount equal to such Seller’s Relevant Percentage of the aggregate amount standing, from time to time, to the credit of the Escrow Account. For purposes of this Section 10.3.3(a), “Relevant Percentage” means the percentage that of the respective Seller’s number of Sold Shares represents in the aggregate number of all Sold Shares sold and transferred at Closing (as mutually documented by all Parties in the Closing Confirmation).

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

(b)

Management Liabilities Cap. Except for any liability of Management Sellers under Title Claims, claims under Section 4.2 (Final Cash Consideration for the Sold Shares) and the Specific Indemnity Claims, the Management Sellers’ aggregate liability for breaches of the Management Liabilities shall be limited to an amount exceeding the aggregate amount standing to the credit of the Escrow Account by EUR 20,000,000.

(c)

Overall Cap. Each Sellers’ aggregate liability under this Agreement, including under Exempted Claims (except for claims arising as a result of intentional breaches (Vorsatz) or fraud (Arglist) by such Seller) shall be limited to the pro rata amount of the Total Purchase Price actually received by such Seller.

10.3.4	Limitation Periods. The claims of the Purchaser pursuant to this Agreement shall become time-barred (präkludiert) after the lapse of 15 months following the Closing Date, except for

(a)	Title Claims and Specific Indemnity Claims which shall become time-barred (präkludiert) on the 5th anniversary of the Closing Date;

(b)

Tax (Indemnity) Claims, which shall become time-barred (präkludiert) at the earlier of (i) the 6th anniversary of the Closing Date and (ii) the expiration of a period of 6 months after the tax assessment notice for the respective Tax has become final, binding and unchangeable;

(c)

Leakage Claims and claims with respect to breaches of any covenants, agreements or undertakings to be performed by a Seller at or following or subject to the occurrence of the Closing Date as well as Related Party Claims and Intellectual Property Claims, which shall become time-barred (präkludiert) on the 3rd anniversary of the Closing Date; and

(d)	claims arising as a result of intentional breaches (Vorsatz) or fraud (Arglist), which shall become time-barred (präkludiert) upon expiration of the statutory limitation period;

provided, however, that the submission of a request for arbitration to the Vienna International Arbitration Center prior to the lapse of the relevant time periods set out above shall prevent such claim from becoming time-barred (Hinderung der Präklusion).

10.4	No Double Compensation

Nothing in this Agreement shall entitle the Purchaser or a Group Company to be compensated more than once for one and the same Losses suffered (without prejudice to their right to be compensated for all Losses once in their entirety) irrespective of whether such Losses result from more than one breach of the Sellers’ Representations and/or of any other representations, covenants or indemnities of the Sellers under this Agreement.

10.5	Exclusion of Further Claims

10.5.1

The Purchaser’s claims in case of any breach of a Sellers’ Representation shall be expressly limited to the remedies pursuant to Section 10 and such remedies shall, therefore, be in lieu of, and not in addition to, the remedies provided for under Law. Except if specifically provided

EXECUTION VERSION

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- 360KOMPANY AG

otherwise in this Agreement, following Closing (i) any claim to rescind the Agreement (Wandlungsanspruch), (ii) any claim for consequential damages (Folgeschäden), in particular for lost profits (entgangener Gewinn), (iii) any right of the Purchaser for withdrawal (Rücktritt) from the Agreement, (iv) any claim for damages under the principles of culpa in contrahendo, voidability or clausula rebus sic stantibus, (v) any claims resulting from statutory rights, warranties or guarantees, (vi) any claim for damages, including claims for damages resulting from a reduction in value of the Sold Shares (Schadenersatzansprüche für einen Schaden in der Sache selbst), damages incidental to any Breach, or any internal or external costs incurred by the Purchaser, positive breach of contract (positive Vertragsverletzung) or frustration of contract (Störung oder Wegfall der Geschäftsgrundlage), (vii) any right for the avoidance (Anfechtung) or adjustment (Anpassung) of this Agreement including because of error (Irrtum), shall be excluded to the greatest extent legally possible. The Parties further expressly exclude the application of sec. 934 of the Austrian Civil Code (Allgemeines Bürgerliches Gesetzbuch (ABGB)) concerning “Verkürzung über die Hälfte” (laesio enormis) and of the legal assumption pursuant to sec. 924 second sentence of the Austrian Civil Code (Allgemeines Bürgerliches Gesetzbuch (ABGB)). The Purchaser declares and confirms to be entrepreneur within the meaning of sec. 351 of the Austrian Commercial Code (Unternehmensgesetzbuch (UGB)).

10.5.2	The foregoing shall apply, mutatis mutandis, as from the Closing Date, in relation to the Group Companies and all other members of the Purchaser Group (including for the avoidance of doubt, Moody’s).

10.6	Burden of Proof

The Purchaser has the burden of proof for all claims made including all underlying facts (anspruchsbegründende Tatsachen) in relation to the breach of a Sellers’ Representation or other obligation of the Sellers under this Agreement and/or the other Transaction Documents.

10.7	Subsequent Recovery

10.7.1

If the Sellers have made any payment to the Purchaser in respect of a claim under this Agreement and the Purchaser or any of its Affiliates (including the Group Companies) subsequently recovers or is or becomes entitled to recover from a third Person an amount in respect of the circumstances giving rise to such claim, the Purchaser shall as soon as practicable notify the Sellers’ Representatives and shall take (and shall procure that, if applicable, the Group Companies take) all commercially reasonable efforts that the necessary steps are taken to recover from such third Person such amount and shall compensate the Sellers to the extent such amount is then actually recovered from such third Person.

10.7.2

In the event that a Group Company has repaid or otherwise returned capital and or/a contribution (Einlage, Zuschuss) or any part thereof, directly or indirectly, openly or in hidden form, or has made a hidden profit distribution (verdeckte Gewinnausschüttung) to a Seller or a Seller’s Affiliate (other than prior to Closing a Group Company) and the respective Group Company (other than through its insolvency receiver) claims for repayment of the returned contribution or hidden profit distribution on or after Closing at a time when the Purchaser or Moody’s (directly or indirectly) is still shareholder of the Company, the Purchaser undertakes to hold the respective Seller harmless from and against any liability which such Seller or such Seller’s Affiliate incurs as a consequence of any such repayment claim, unless such claim has been reflected as a receivable in the Effective Date Accounts.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

10.8	Third Party Claims

10.8.1

The Purchaser shall promptly, and in any event within the earlier of (i) 15 (fifteen) Business Days from becoming aware of a Third Party Claim (as defined below) or (ii) 10 (ten) Business Days before the lapse of the applicable statutory period for being able to validly challenge, reject or contest the relevant Third Party Claim, notify the Sellers’ Representatives of any claims or disputes raised or threatened by any third Person including claims or disputes, other procedures or audits, investigations or similar fact-finding measures initiated by or before ordinary and extraordinary courts, arbitral courts, administrative, regulatory or other authorities or facilities that arise after Closing and which may cause the Sellers to be liable to the Purchaser under the terms of this Agreement (except the claims of the Sellers or Sellers’ Related Parties under this Agreement; herein collectively “Third Party Claims”). Such notification shall assert, identify and reasonably substantiate, to the extent possible, the basis and estimated amount of the Third Party Claim.

10.8.2

Upon request of the Sellers’ Representatives, the Purchaser shall, and shall use commercially reasonable efforts within its power as a shareholder that all Group Companies shall, cooperate with the Sellers’ Representatives (acting reasonably) in relation to the handling of any Third Party Claim and shall use commercially reasonable efforts that all Group Companies shall, in particular (i) in assuming defense against Third Party Claims, seek and follow any reasonable instructions given by the Sellers’ Representatives in connection with such defense; (ii) provide the Sellers as soon as practicable with all relevant material information available for the defense of Third Party Claims; (iii) obtain the prior written approval of the Sellers’ Representatives for any admission, waiver, acknowledgement, compromise, agreement, withdrawal of action or settlements regarding Third Party Claims (which approval shall not be unreasonably withheld or delayed); (iv) take any action that may be reasonably required to defend such Third Party Claim including to appeal against decisions of ordinary and extraordinary courts, arbitral courts, administrative, regulatory or other authorities or facilities on Third Party Claims, if the Sellers’ Representatives so demand; and (v) inform the Sellers’ Representatives as soon as practicable of any material outcome of proceedings, audits, meetings or other hearings or discussions relating to Third Party Claims). The foregoing shall apply accordingly in case of audits, investigations or similar fact-finding measures by any relevant authorities.

10.8.3

If and to the extent a Seller is in breach of a Sellers’ Representation or other claim under or in connection with this Agreement relating to a Third Party Claim based on a court decision, arbitration tribunal or as acknowledged (anerkannt) by such Seller or the Sellers’ Representatives (as the case may be) in writing, all costs and expenses reasonably incurred by the Purchaser in connection with the defense of such alleged Third Party Claim shall be borne by such Seller. If such Seller is not in breach of a Sellers’ Representation or other claim under or in connection with this Agreement, relating to a Third Party Claim based on a court decision or arbitration tribunal or if the respective Third Party Claim has been withdrawn, any costs and expenses incurred by the Purchaser in connection with the defense of such alleged Third Party Claim shall be borne by the Purchaser.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

11.	TAX INDEMNITY BY THE SELLERS

11.1	Tax Indemnity

11.1.1

Indemnity. Subject to the provisions of this Section 11.1, the Management Sellers (as several and partial debtors (teilschuldnerisch) on a pro rata basis, reflecting the portion of the Sold Shares sold by the respective Management Seller relative to all Sold Shares sold by the Management Sellers taken together)) shall indemnify and hold harmless (freistellen) the Purchaser, and/or at the Purchaser’s election the Group Companies, from and against any Relevant Taxes by paying an amount equal to the Taxes to Purchaser or, at Purchaser’s election, to a Group Company.

“Relevant Taxes” means any Taxes imposed on or payable by a Group Company; relating to, or being triggered within, the Pre-Effective Date Tax Period; irrespective of whether assessed before or after the Effective Date and provided that with respect to Taxes that are payable for a taxable period beginning before and ending after the Effective Date (the “Straddle Period”)

(i)

in the case of any Tax based upon, or measured by, income, sales, transfers, gross receipts, wages, capital expenditures, expenses or any similar Tax base, the amount of Taxes to be allocated to the Pre-Effective Date Tax Period shall be equal to the amount that would be payable if the taxable period ended on the Effective Date; and

(ii)

in the case of any other Tax the amount of Taxes to be allocated to the Pre-Effective Date Tax Period shall be equal to the amount of Taxes for the entire taxable period multiplied by a fraction the numerator of which is the number of days of the portion of the taxable period ending on the Effective Date and the denominator of which is the number of days of the entire taxable period.

11.1.2	Exclusions. The Management Sellers shall not be liable for indemnification pursuant to Section 11.1.1 if and to the extent that

(a)	the respective Relevant Taxes have been paid on or before the Effective Date to the competent Tax Authority;

(b)

the amount of the respective Relevant Taxes has actually been recovered from a third party (other than the Purchaser, a Purchaser’s Affiliate or a director, officer, employee, advisor or other representative of a Group Company, the Purchaser or a Purchaser’s Affiliate); or

(c)

the respective Relevant Taxes are actually taken into account in the Effective Date Accounts and the Purchase Price Determination Certificate as a tax liability (Steuerverbindlichkeiten) or tax accrual (Steuerrückstellungen) that is actually taken into account in the calculation of the Final Cash Consideration as a deduction item as part of the Debt, the Transaction Expenses or the Net Working Capital;

(d)

the Tax Claim results from any future measures or transactions taken or implemented by the Purchaser or a Group Company after the Signing Date with retroactive Tax effect (other than any measure or transaction taken to comply with mandatory Tax law or regulation in effect as of execution of this Agreement);

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

(e)

the Tax Claim is attributable to changes in the accounting and taxation policies or practices or other elections made or initiated after the Signing Date by the Purchaser or a Group Company (including the methods of preparing or filing Tax Returns and the transfer pricing methods) (other than any change required as a matter of any mandatory requirements under Austrian GAAP or IFRS);

(f)

after the Effective Date, the Purchaser or any Group Company has failed to mitigate the relevant damages in accordance with sec 1304 ABGB applying mutatis mutandis or has caused the relevant Tax Claim or caused its increase;

(g)

the facts or circumstances giving rise to the Tax Claim would not have arisen (or would have been reduced) but for any act or omission of a Group Company or any Seller on or after the Signing Date made at the written request or with the written consent of the Purchaser.

For the avoidance of doubt, the Purchaser shall have no Claim under Section 11 if and to the extent (i) Taxes become payable due to circumstances resulting from a different allocation over a period of time (Periodenverschiebung) (for example from an extension of depreciation periods or from a future tax neutralization), or (ii) with respect to Taxes a Group Company has to withhold under applicable laws but in relation to which a third party is liable and a Group Company has obtained or can reasonably be expected to obtain a refund of the respective amounts by such third party, or (iii) a corresponding Tax benefit is available to the Purchaser or a Group Company resulting as a consequence of a tax audit of a Group Company (such as, for instance, a tax deduction resulting from a denial (Nichtanerkennung) of accruals leading to a business expense in later years).

11.1.3

Due Date. Any payment by the Management Sellers pursuant to this Section 11.1 shall be made at the later of (a) 5 Business Days after the date at which the Management Sellers have been notified in writing or Text Form by the Purchaser about the payment obligation and have been provided with a copy of the relevant Tax assessment notice (Steuerbescheid) or other payment notice, or (b) 5 Business Days before the Tax falls due. If a Relevant Tax is appealed and to the extent that the Tax Authority has granted a payment relief (in particular Aussetzung der Vollziehung), the payment of such Tax (including. for the avoidance of doubt, statutory interest thereon which has to be borne by the Management Sellers) to the Tax Authority shall be considered due no earlier than five (5) Business Days prior to the new due date determined by either the Taxing Authority or a court of competent jurisdiction.

If after the Effective Date the Purchaser or a Group Company becomes aware of any notice, request, or other action taken, or proposed to be taken, by any Tax Authority, which may give rise to a Tax Claim, the Purchaser shall as soon as reasonably practicable, but in any event within five (5) Business Days notify the Sellers’ Representatives thereof (a “Tax Claim Notice”). Any requirements set forth for Breach Notices in Section 10.2.2 and reasonably applicable to Tax matters, shall apply mutatis mutandis.

The Purchaser shall cause the Group Companies to permit the Management Sellers (or any of them) or any of their advisers who are bound by professional secrecy obligations to get involved in all Tax field audits of the Group Companies for the period before the Closing Date, in particular, to be present at all meetings with the tax auditors and to inspect all results of the tax audit (e.g., audit report, notices of changes of the tax assessment). If no agreement can be reached about the results of any such field audit, then Purchaser shall, upon request of the Management

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

Sellers and upon receipt of a confirmation by the Management Sellers that the Management Sellers will indemnify the Purchaser and the Group Companies against any such Tax liability, cause the Group Companies to initiate legal proceedings against the respective Tax assessment (Steuerbescheid) and, if necessary, conduct a legal action in accordance with Management Sellers’ Instructions. The cost of any such legal action shall be borne by the Management Sellers.

11.2	Tax Refunds

After the Closing Date, the Sellers shall be entitled to all refunds of Taxes received in cash (including by way of a set-off or credit against a liability) by a Group Company to the extent attributable to any period ending on or prior to the Effective Date or portions thereof, except (a) where the respective claims for refunds of Taxes have been accounted for as an asset in the Effective Date Accounts or (b) to the extent such refunds have reduced an otherwise payable indemnity amount or claim provided for under this Agreement. Purchaser’s payment obligation pursuant to this Section shall become due fifteen (15) Business Days after the refund has been received in cash (including by way of set-off or deduction) by the Group Company provided that the underlying tax assessments are final and binding and no longer subject to changes.

11.3	Sole Limitations

Any restrictions or limitations contained elsewhere in this Agreement (other than in this Section 11) shall not apply to any claims of the Purchaser pursuant to this Section 11 unless the respective provision makes explicit reference to the claim of the Purchaser to be limited or restricted by mentioning the Tax indemnity set out in this Section 11.

12.	SPECIFIC INDEMNITIES AND UNDERTAKINGS

12.1	Management Sellers’ Indemnities

12.1.1

Management Sellers’ Indemnity regarding Incentive Programs. The Management Sellers (as several and partial debtors (teilschuldnerisch) on a pro rata basis, reflecting the portion of the Sold Shares sold by the respective Management Seller relative to all Sold Shares sold by Management Sellers)) shall indemnify and hold harmless (freistellen) the Company from and against any and all claims, liabilities, obligations, damages, losses, costs and expenses of any kind and of whatever source exceeding the EDPP Settlement Amount reflected in the Effective Date Accounts which the Company may incur as a result of or in connection with the EDPP or any similar bonus or share option program in place at the level of a Group Company prior to Closing, irrespective of the time of such payments.

12.1.2

Sellers’ Indemnity regarding Squeeze-out of Basilides Estate. The Sellers (as several and partial debtors (teilschuldnerisch) on a pro rata basis, reflecting the portion of the Sold Shares sold by the respective Seller relative to all Sold Shares)) shall comprehensively indemnify and hold harmless (freistellen) the Company and the Purchaser from and against any and all costs and expenses (including, without limitation,the squeeze-out compensation (Barabfindung) to be paid to the Basilides Estate, court fees and costs for appraisals required under Austrian Laws and reasonable lawyer fees) reasonably incurred by the Company and/or Purchaser in connection with a squeeze-out of the Basilides Estate as a shareholder of the Company under the Austrian Shareholder Squeeze-Out Act (Gesellschafter-Ausschlussgesetz) (the “Squeeze-out

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

Costs”) if and to the extent such Squeeze-out Costs exceed the cash compensation that Purchaser would have owed to Seller 11 for the sale and purchase of the Basilides Estate Shares in accordance with this Agreement unless, and to the extent, the Squeeze-out Costs have increased as a result of the fact that the squeeze-out was initiated after expiry of a period of one (1) month after Closing. The obligations of the Sellers under this Section 12.1.2 shall lapse if no such squeeze-out has been initiated within a period of six (6) months following the Closing Date.

12.1.3

Any restrictions or limitations contained elsewhere in this Agreement shall not apply to a claim of the Purchaser pursuant to this Section 12.1 unless explicitly referenced in Section 12.1 or in such restrictions or limitation. The provisions of Sections 10.1.3(a) through 10.1.3(e), 10.1.3(h) through 10.1.3(i), 10.2, 10.3.1, 10.3.3 shall, however apply mutatis mutandis to such claims.

12.2	Undertaking regarding EDPP Funding

12.2.1

Notification. As prescribed in the EDPP documentation, the Company hereby undertakes to inform on the Signing Date the EDPP Beneficiaries of the signing of this Agreement and that the consummation of the transaction contemplated under this Agreement constitutes an exit under the EDPP documentation entitling the EDPP Beneficiaries to a beneficiary’s pay-out.

12.2.2

Funding and Pay-out. Subject to the occurrence of Closing, the Purchaser, in its capacity as future shareholder of the Company, hereby undertakes vis à vis the Company (as beneficiary under a real contract for the benefit of third parties, echter Vertrag zugunsten Dritter) to provide all funds required by the Company to make the payment of the EDPP Settlement Amount to the EDPP Beneficiaries in accordance with the EDPP Waiver and Settlement Agreements. The Company undertakes to utilize such funds provided by the Purchaser (net of any applicable Taxes to be borne by the beneficiaries of the EDPP but to be withheld by the Company) to effect such payments when due and that any Taxes to be borne by the EDPP Beneficiaries but to be withheld by the Company (if applicable) will be duly paid.

12.3	Seller 11’s Undertaking to acquire Basilides Estate Shares

12.3.1

Seller 11 hereby undertakes vis-à-vis the Purchaser to use reasonable best efforts to acquire the Basilides Estate Shares from the Basilides Estate prior to Completion and, subject to final consummation of such sale and transfer, to on-sell such Basilides Estate Shares to the Purchaser as set out in Section 2.1.3(l).

12.3.2	Seller 11 shall assume no liability whatsoever should the sale and transfer of the Basilides Estate Shares from the Basilides Estate to Seller 11 not be approved by the competent court.

12.3.3

If and to the extent that the sale and transfer of the Basilides Estate Shares from the Basilides Estate to Seller 11 has not been consummated by Closing, Seller 11 may unilaterally terminate the relevant provisions in this Agreement that relate to the acquisition and on-sell of such Basilides Estate Shares (Teilrücktritt) by giving written or Text Form notice thereof to the Purchaser and the Parties shall have no claims and liability against each other arising out of or in connection therewith provided, however, that this shall not apply if Seller 11 has not complied with its undertaking under Section 12.3.1.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

12.4	Undertaking regarding 401(k) Plan

Moody’s will undertake all reasonable efforts to ensure that the two employees employed with the U.S. Subsidiary on the Signing that are covered under the U.S. Subsidiary’s plan qualified under Section 401(k) of the Code will with (retroactive) effect as from immediately after the Effective Date be covered under Moody’s employee plan qualified under Section 401(k) of the Code.

13.	PURCHASER’S REPRESENTATIONS AND WARRANTIES

13.1	General

The Purchaser hereby expressly represents and warrants to the Sellers that the statements in Section 13.2 (collectively the “Purchaser’s Representations” and each a “Purchaser’s Representation”) are correct as of the Signing Date and as of the Closing Date, unless it is specifically provided that a Purchaser’s Representation is made as of a different or additional date or dates, in which case such Purchaser’s Representation shall be correct as of such different or additional date or dates, provided that the Purchaser’s Representations are made by the Purchaser and Moody’s individually (einzelschuldnerisch) and only with respect to their respective own sphere.

13.2	Purchaser’s and Moody’s Representations

13.2.1	Corporate Status.

(a)	The Purchaser is a limited liability company duly incorporated and validly existing under the laws of Switzerland.

(b)	Moody’s is a corporation duly incorporated and validly existing under the laws of the State of Delaware, U.S.A.

13.2.2

Due Authorization. The Purchaser and Moody’s have each obtained all required corporate approvals for the execution and performance of this Agreement and the other Transaction Documents. Such execution and consummation do neither violate any provisions of the corporate documents of or any shareholder agreements or other agreements or commitments binding on the Purchaser and/or Moody’s nor any judicial or governmental order (gerichtliche oder behördliche Verfügung) by which the Purchaser is bound.

13.2.3

No Insolvency or Similar. No bankruptcy, insolvency proceedings (lnsolvenzverfahren), reorganization, liquidation, judicial composition or similar proceedings (whether mandatory or voluntary have been applied for by the Purchaser or Moody’s or their respective management, or, to the extent the Purchaser and Moody’s are aware of, by third parties. No such proceedings are pending or have been rejected on account of lack of assets in relation to the Purchaser or Moody’s. No circumstances exist which would require an application for any such proceedings. Neither the Purchaser nor Moody’s has entered into any moratorium agreement or similar agreement with its creditors. No assets of the Purchaser or Moody’s have been seized or confiscated by or on behalf of any Person nor are any foreclosure, forfeiture, execution or enforcement proceedings pending with respect to the Purchaser or Moody’s or its assets. Neither the Purchaser nor Moody’s are unable to pay their respective debts (zahlungsunfähig) nor over-indebted (überschuldet).

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

13.2.4

Registration Statement. The Registration Statement shall be an Automatic Shelf Registration Statement, as such term is defined in Rule 405 of the Securities Act. Upon the filing of the Prospectus containing, among other things, the information required by Item 507 of Regulation S-K with respect to any Seller named therein, the Registration Statement will be effective to permit the initial resale by such Sellers of the Stock Consideration Shares received by such Sellers pursuant to this Agreement under the Securities Act. The Registration Statement will comply with all applicable provisions of the Securities Act, the Exchange Act and any other U.S. act, law or provision required to procure due registration of Moody’s Shares on the Sellers’ (other than Ineligible Sellers) accounts and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

13.2.5

Stock Consideration Shares. When issued, the Stock Consideration Shares will be duly authorized, validly issued, fully paid-up, listed and freely tradeable within a period of 96 hours from the Effective Date and non-assessable.

13.2.6

No Violation of Laws or Orders. Other than as set out in this Agreement, the execution and performance of this Agreement and the other Transaction Documents (a) require no permit, authorization, consent, approval or waiver to be obtained by the Purchaser and/or Moody’s from any Governmental Authority or third party (and no notice or filing by the Purchaser and/or Moody’s to any such authority or third party is required in connection with such execution or performance), (b) do not, violate any Law applicable to the Purchaser and/or Moody’s or any decision by any court or other Governmental Authority binding on the Purchaser and/or Moody’s.

13.2.7

Purchaser’s Due Diligence. The Purchaser and Moody’s acknowledge and confirm that in preparation of its decision to execute this Agreement and any other agreement contemplated hereunder and to acquire the Sold Shares, the Purchaser and Moody’s, their directors, officers, employees, agents, other representatives and advisors had the opportunity to thoroughly examine, inter alia, the Disclosed Information, the statements disclosed on each Group Company and the Sold Shares by the Sellers and/or the Company inter alia in the Data Room from a commercial, financial, Tax, legal, regulatory and technical perspective.

13.2.8	No known Breach. The Purchaser and Moody’s confirm that as of the Signing Date neither of them is aware of any fact or circumstance which will constitute a Breach.

13.3	Remedies

The provisions of Sections 10.1.1 and 10.2.1 through 10.2.2shall apply mutatis mutandis to the claims of the Sellers against the Purchaser in case of a breach of the Purchaser’s Representations.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

14.	OBLIGATIONS AND AFFIRMATIONS REGARDING THE STOCK CONSIDERATION SHARES

14.1	Registration Statement

14.1.1

Promptly after Closing, Moody’s shall file a Form S-3 registration statement under the Securities Act (the “Registration Statement”) registering the Moody’s Shares included in the Stock Consideration (the “Stock Consideration Shares”) for resale by the Sellers on a delayed or continuous basis pursuant to Rule 415 of the Securities Act.

14.1.2	For a period of six (6) months following the Closing Date, or if earlier, until all of the Stock Consideration Shares have been disposed of, Moody’s shall, as soon as reasonably practicable:

(a)

notify the Sellers’ Representatives of the happening of any event that would cause the Registration Statement, the Prospectus or any document incorporated or deemed to be incorporated therein by reference to contain any untrue statement of a material fact or omit to state any fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(b)

notify the Sellers’ Representatives of any request by the United States Securities and Exchange Commission (the “SEC”) for the amending or supplementing of the Registration Statement, the Prospectus or any document incorporated or deemed to be incorporated therein by reference or for additional information;

(c)

amend the Registration Statement, the Prospectus or any document incorporated or deemed to be incorporated therein by reference to cause the Registration Statement or the Prospectus (as applicable) or any document incorporated or deemed to be incorporated therein by reference to comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and

(d)

notify the Sellers after Moody’s receives notice or obtains actual knowledge of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the Prospectus, or the initiation or threatening of any proceeding for such purpose, and Moody’s shall use its reasonable best efforts to obtain the withdrawal of any stop order at the earliest possible moment in the event of the issuance of a stop order by the SEC.

14.1.3

For a period of 6 months following the Closing Date or, if earlier, until all of the Stock Consideration Shares have been disposed of, Moody’s shall promptly prepare and file with the SEC any amendments, post-effective amendments and supplements to the Registration Statement or the Prospectus as may be necessary to keep the Registration Statement and Prospectus effective and to comply with the provisions of the Securities Act with respect to the disposition of such Stock Consideration Shares in accordance with the intended methods of disposition set forth in the Registration Statement and Prospectus. For the avoidance of doubt, (x) Moody’s shall have no obligation to provide in the Registration Statement or Prospectus for the disposition of any Stock Consideration Shares by the Sellers by means of any underwritten offering;

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

and (y) except for its obligation to file and maintain the effectiveness of the Registration Statement, including the Prospectus, Moody’s shall have no obligation to assist the Sellers in the disposition of the Stock Consideration Shares including, without limitation by participation in any roadshow, assistance in any due diligence or the delivery of any comfort letters from Moody’s independent public accountants or legal opinions from Moody’s counsel. Notwithstanding anything to the contrary contained in this Agreement, Moody’s shall be entitled, by providing written notice to the Sellers, to require the Sellers to suspend the use of the Prospectus for sales of Stock Consideration Shares under the Registration Statement during any period during which Moody’s determines that the registration or sale of Stock Consideration Shares would reasonably be expected to adversely affect or materially interfere with any bona fide financing of Moody’s or any material transaction under consideration by Moody’s or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect Moody’s, for a period of up to 30 consecutive days (a “Blackout Period”). After the expiration of any Blackout Period, Moody’s shall, to the extent necessary, as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Stock Consideration Shares included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

14.2	Affirmation regarding Stock Consideration Shares

14.2.1

The respective Seller understands that until registered as contemplated by Section 14.1 of this Agreement, the Stock Consideration Shares may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the Securities Act (“Regulation S”), except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state and foreign securities laws.

14.2.2

The respective Seller represents that it is a sophisticated investor experienced in evaluating and investing in private placement transactions of securities and acknowledges that the respective Seller can bear the economic risk of its investment for an indefinite period of time, and has such knowledge and experience in financial and business matters that the respective Seller is capable of evaluating the merits and risks of the investment in the Stock Consideration Shares.

14.2.3

Neither the respective Seller, nor any of the respective Seller’s officers, managers, employees, agents, members or partners has either directly or indirectly, including through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Stock Consideration Shares.

14.2.4

The respective Seller has no intention to distribute either directly or indirectly any of the Stock Consideration Shares in the United States or to a U.S. Person prior to the effectiveness of the Registration Statement.

14.2.5	The respective Seller:

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

(a)

the applicable securities laws of the authorities in the jurisdiction in which the respective Seller is resident (the “International Jurisdiction”) do not require Moody’s to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Stock Consideration Shares; and

(b)	the acquisition of the Stock Consideration Shares by the respective Seller does not trigger:

(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii)	any continuous disclosure reporting obligation of Moody’s in the International Jurisdiction;

14.2.6

The respective Seller is outside the United States when receiving and executing this Agreement and is acquiring the Stock Consideration Shares as principal for the respective Seller’s own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part prior to the effectiveness of the Registration Statement, and no other person has a direct or indirect beneficial interest in the Stock Consideration Shares.

14.2.7	The respective Seller understands and agrees that that until registered as contemplated by Section 14.1, the Stock Consideration Shares will bear the following legend:

(a)

“THE SHARES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).”

(b)

“WITH RESPECT TO NON-U.S. PERSONS, THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SHARES MAY NOT BE OFFERED FOR SALE OR SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT, OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

14.2.8	The address of the respective Seller included herein is the sole address of the respective Seller as of the date of this Agreement.

15.	MOODY’S GUARANTEE

Moody’s hereby guarantees to the Sellers in the form of an independent guarantee (selbstständiges Garantieversprechen) within the meaning of sec. 880a 2nd half-sentence of the Austrian Civil Code (Allgemeines Bürgerliches Gesetzbuch (ABGB)) and regardless of fault (verschuldensunabhängig), but for avoidance of doubt as a guarantee on first demand and without raising any defenses or objections, set-off or counterclaims (unter Verzicht auf alle einwendungen oder Einreden, ohne Aufrechnung oder die Geltendmachung von Gegenforderungen) to pay any amount that the Purchaser agreed to pay under this Agreement upon demand from the Sellers’ Representatives.

EXECUTION VERSION

SHARE PURCHASE AND TRANSFER AGREEMENT

- 360KOMPANY AG

16.	COVENANTS

16.1	Non-Compete; Non-Solicitation

16.1.1

Non-Compete. Each of the Management Sellers, for themselves hereby undertake not to and shall procure that their Affiliates will not, for a time period of 2 years from the Closing Date, directly or indirectly compete with the Business of a Group Company conducted in a Relevant Jurisdiction in the period during 12 months preceding the Closing Date. Competition, within the meaning of this Section shall include, without limitation, the direct or indirect, holding of any interests in a direct competitor of a Group Company, except for interests that are held for purely financial investment purposes without granting the holder of such participation, directly or indirectly management functions or any material influence on such company. For purposes of this Section 16.1.1, it shall be assumed that interests in competitors of a Group Company are not held for purely financial investment purposes if they exceed 5% of the total interests of the company. The obligations pursuant to this Section 16.1.1 are limited to competition in product or service markets (including markets for Products) and business lines in which a Group Company was active before the Closing Date. The respective Party being bound by this Section 16.1.1 bears the burden of proof regarding any limitation of the Non-Compete Obligation pursuant to this

16.1.2

Non-Solicitation. For a period of two years following the Closing Date, each of the Management Sellers shall refrain from any attempts by such Seller(s) being bound by this Section 16.1.2 to solicit in a Relevant Jurisdiction the service or employment of current managing directors or employees of any Group Company.

16.1.3

Remedies. The Parties agree that in case of a breach by a Seller of their obligations under Sections 16.1.1 and 16.1.2 (the “Non-Compete Obligation”), the remedies available to the Purchaser under this Agreement may not be sufficient to hold the Purchaser fully harmless against the detriments suffered therefrom. Thus, the Purchaser shall be entitled to enforce any claims for specific performance of the Non-Compete Obligation by injunctive relief (einstweiliger Rechtschutz).

16.2	Confidentiality

16.2.1

The Sellers shall keep confidential any trade secret of the Group Companies, unless such trade secret is publicly known at the date of disclosure or has become publicly known without any breach of the obligations under this Section 16.2 by a Seller. The above confidentiality obligation shall not apply for disclosures of the Sellers to their Affiliates and advisors provided that the Persons to which such disclosures are made subject to confidentiality obligations which are equivalent to the confidentiality obligation set forth in this Section 16.2.

16.2.2

Each Party shall keep strictly confidential, unless the information is publicly known at the date of disclosure or has become publicly known without any breach of any obligation under this Section 16.2 by the disclosing Party:

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(a)

all information regarding this Agreement and the transactions contemplated by this Agreement, provided that the disclosure to legal and other advisers and accountants of the Parties who are subject to the duty of professional secrecy as well as in court proceedings against the respective other Party/-ies is permitted;

(b)

all information regarding the Purchaser and its Affiliates which the respective Seller obtained in connection with the preparation, negotiation and conclusion of this Agreement provided that the disclosure to legal and other advisers and accountants of the Sellers who are subject to the duty of professional secrecy as well as in court proceedings against the Purchaser is permitted; and

(c)

all information regarding the Sellers and their Affiliates (other than the Group Companies) which the Purchaser obtained in connection with the preparation, negotiation and conclusion of this Agreement provided that the disclosure to legal and other advisers and accountants of the Purchaser who are subject to the duty of professional secrecy as well as in court proceedings against the Sellers is permitted.

16.2.3

Notwithstanding the foregoing, each Party shall be entitled to make any disclosure required by Law or by any Governmental Authority, provided that such disclosing Party shall notify the respective other Party/-ies prior to such disclosure if and to the extent permissible in order to provide such Party/-ies an opportunity to limit the scope of disclosure or to seek a protective order.

17.	MISCELLANEOUS

17.1	Notices

All notices, requests and other communications under or in connection with this Agreement shall be made in writing (or, where expressly permitted, in Text Form) in the English language and delivered by hand, courier, mail or telecopy (or, where Text Form is permitted, by email) to the person at the addresses set forth below, or such other person or address as may be designated by the respective Party in writing or Text Form from time to time, provided that (a) receipt of a copy of a notice, request or other communication by a Party’ s advisors shall not constitute or substitute receipt thereof by the respective Party itself and (b) any notice, request or other communication shall be deemed received by a Party regardless of whether a copy thereof was sent to or received by an advisor of such Party, regardless of whether the delivery of such copy was mandated by this Agreement:

17.1.1	To the Sellers:

To each Seller at their respective address and email-address as set out in Schedule 17.1.1 with a copy to:

Schönherr Rechtsanwälte GmbH

Attn.: Robert Bachner

Schottenring 19

1010 Vienna

Austria

[…***…]

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17.1.2	To the Sellers’ Representatives: at their respective addresses and email-addresses as set out in Schedule 17.1.1 with a copy to:

Schönherr Rechtsanwälte GmbH

Attn.: Robert Bachner

Schottenring 19

1010 Vienna

Austria

[…***…]

17.1.3	To the Purchaser:

Bureau van Dijk Editions Electroniques S. à r.l.

Attn. Frederique Meyer

Avenue de Frontenex 8

1207 Geneve

Switzerland

Email: […***…]

with a copy to

Moody’s Corporation

Attn.: Michael Musillo

7 World Trade Center at

250 Greenwich Street

New York, NY 10007

U.S.A.

Email: […***…]

with a further copy to:

Paul Hastings (Europe) LLP

Attn.: Martin Prokoph

TaunusTurm

Taunustor 1

60388 Frankfurt am Main

Germany

Email: […***…] and […***…]

17.1.4	To Moody’s:

Moody’s Corporation

Attn.: Michael Musillo

7 World Trade Center at

250 Greenwich Street

New York, NY 10007

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U.S.A.

Email: […***…]

with a further copy to:

Paul Hastings (Europe) LLP

Attn.: Martin Prokoph

TaunusTurm

Taunustor 1

60388 Frankfurt am Main

Germany

Email: […***…] and […***…]

17.2	Costs, Taxes and Expenses

Except as expressly set forth herein or in the other Transaction Documents, each Party shall bear its own fees and expenses, including the fees of its advisors and counsel, incurred in connection with the negotiation, execution or performance of this Agreement and the other Transaction Documents or otherwise in connection with the transactions contemplated hereby and thereby.

17.3	Public Disclosure

None of the Parties or a Group Company shall make any press release or similar announcement with respect to this Agreement or the transactions contemplated hereby, except as may otherwise be agreed between the Purchaser and the Sellers.

17.4	Entire Agreement

This Agreement and the other Transaction Documents (together with all Schedules hereto) contains the entire agreement between the Parties concerning its subject matter and supersedes all prior agreements, oral and written declarations of intent and other legal arrangements (whether binding or non-binding) made by the Parties in respect to all or any part of the subject matter of this Agreement and the other Transaction Documents.

17.5	Amendments, Supplements

Any amendments to this Agreement (together with all Schedules hereto) (including amendments to this Section) or a waiver of terms and conditions shall be valid and binding upon the Parties only if approved in writing or Text Form by an authorized representative of each Party, unless applicable mandatory Law requires otherwise.

17.6	Assignments

No Party may assign, delegate or otherwise transfer any right or claim they may have under or in connection with this Agreement without the other Parties’ written consent.

17.7	No Rights of Third Parties

This Agreement shall not grant any rights to, and is not intended to operate for, the benefit of any third parties, including the Company (kein echter Vertrag zugunsten Dritter).

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17.8	Interpretation

17.8.1

Schedules. All Schedules to this Agreement constitute an integral part of this Agreement. In the case of a conflict between any Schedule and the provisions of this Agreement, the provisions of this Agreement shall prevail.

17.8.2	Headings. The headings and sub-headings in this Agreement are inserted for convenience only and shall not affect the interpretation or construction of this Agreement.

17.8.3

References. Unless specified otherwise, in this Agreement any reference to a “Section” shall be a reference to a Section of this Agreement, and any reference to a “Schedule” shall be a reference to a Schedule to this Agreement. Unless the context otherwise requires (i) the singular of defined terms shall include the plural and vice versa, and (ii) reference to any gender shall include each other gender.

17.8.4

Language. This Agreement is written in the English language (except that certain disclosure in the Schedules may be in the German language). Terms to which a German translation has been added in parentheses and italics shall be interpreted in accordance with such German translation alone disregarding the English term to which such German translation relates.

17.8.5

Legal Terms. Any Austrian legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept shall, in respect of any jurisdiction other than Austria, be deemed to include what most nearly approximates in that jurisdiction to the Austrian legal term and any reference to any Austrian statute shall be construed so as to include equivalent or analogous Laws of any other jurisdiction.

17.8.6

Specific Expressions. Whenever the words ‘‘include”, “includes” or “including” or “in particular” or similar expressions are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Whenever the words “hereof”, “herein”, “hereunder”, “hereto” or similar expressions are used in this Agreement, they refer to this Agreement as a whole and not to a specific Section of this Agreement. Whenever in this Agreement a Party shall “procure”, “cause”, “ensure” or undertake a similar activity to do, something, such Party shall be obliged to use all means available to it and legally permitted under applicable Law, including, without limitation, any right to direct or cause the direction of a person, entity or any corporation. For the avoidance of doubt, when a Party undertakes to procure, cause, ensure or undertake a similar activity to do, something, it assumes an obligation for results (Erfolgsschuld) within the limits of the applicable Laws and not only to use its best efforts (erforderliche Sorgfalt) to do so, unless explicitly provided otherwise.

17.9	Governing Law; Jurisdiction

17.9.1

Governing Law. This Agreement shall be governed by and construed in accordance with Austrian law, with the exception of the arbitration agreement set out in Section 17.9.2 which shall be governed by and construed in accordance with the laws of Switzerland, in each case excluding the respective conflict of law rules and excluding the United Nations Convention on Contracts for the International Sale of Goods (CISG).

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17.9.2

Jurisdiction. All disputes or claims arising out of or in connection with this Agreement including disputes relating to its validity, breach, termination or nullity shall be finally settled under the Rules of Arbitration of the International Arbitral Centre of the Austrian Federal Economic Chamber in Vienna (Vienna Rules) by three arbitrators appointed in accordance with the said Rules provided, however, that the fees and costs of the arbitral proceedings shall be allocated to the Purchaser on the one hand and the Sellers on the other hand in proportion to their respective success and defeat on the dispute as determined in such arbitral proceedings. The seat of arbitration shall be Zurich, Switzerland. The language to be used in the arbitral proceedings shall be English.

17.10	Severability

If any court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, the other provisions of this Agreement shall remain in full force and effect. The invalid or unenforceable provision shall be deemed to have been replaced by a valid, enforceable and fair provision which comes as close as possible to the intentions of the Parties hereto at the time of the conclusion of this Agreement. It is the express intent of the Parties that the validity and enforceability of all other provisions of this Agreement shall be maintained. The same shall apply mutatis mutandis to fill any gaps in this Agreement.

18.	APPOINTMENT OF SELLERS’ REPRESENTATIVES

18.1	Appointment of Sellers’ Representatives

Each Seller individually, irrevocably and unconditionally appoints the Sellers’ Representatives (acting jointly) to be their attorney, agent and representative to do any or all acts, matters or things to give effect to this Agreement or any act or document contemplated by this Agreement, including:

(a)

everything that is required to give effect to the transfer of all of the Sold Shares to the Purchaser in accordance with this Agreement (including, for the avoidance of doubt, the execution of any relevant instruments or documents required to be executed by that Seller under this Agreement excluding, however, the endorsement of the Sold Shares);

(b)	to give or receive any notice, including direction or waiver required to be given in writing, under this Agreement on behalf of the Sellers or any one of them;

(c)	to receive on behalf of that Seller or any of them any document which the Purchaser gives or delivers in respect of the transactions contemplated by this Agreement;

(d)	to agree to any amendment or variation to this Agreement or any document contemplated by this Agreement;

(e)

to agree or negotiate any claim by the Purchaser in respect of this Agreement or any document contemplated by this Agreement, including any claim in respect of any warranties or indemnities set out in this Agreement or any document contemplated by this Agreement;

(f)	to receive any payments due to the Sellers or any of them made by (or on behalf of) Purchaser or any other person under this Agreement or any document contemplated by this Agreement;

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provided, in each case, that any legal declaration by the Sellers’ Representatives on behalf of each Seller shall only be binding on the Sellers if it is in writing and expressly stated to be made by the Sellers’ Representatives in their capacity as Sellers’ Representatives. Each Seller hereby explicitly dispenses the Sellers’ Representatives from the prohibition of multiple representation as well as of self-contracting with itself on its own account or action on behalf of a third person.

18.2	Replacement or Resignation of Sellers’ Representatives

In circumstances other than the winding up or incapacity of any Sellers’ Representative, a Sellers’ Representative may not resign as Sellers’ Representative unless a replacement Sellers’ Representative is appointed by the Sellers and such new Sellers’ Representative agrees with the Parties to this Agreement to be bound to and by the terms of this Section 18, which agreement must be in a form approved by the Purchaser (acting reasonably). The Sellers have the right, at any time, by majority decision to replace one or all of the Sellers’ Representatives with, and appoint, new Sellers’ Representatives by written notice to the Purchaser. Further details of the process relating to any such decision reached by the Sellers and the governing the authority of the Sellers’ Representatives may be governed by a separate agreement among the Sellers, provided, however, that any such separate agreement shall only be binding among the Sellers and shall not affect the authority (Vertretungsmacht) of the Sellers’ Representatives vis-à-vis the Purchaser and/or Moody’s under Section 18.1.

18.3	Acts by or in Relation to the Sellers

18.3.1

Where any action, agreement or direction of, or notice to or by, the Sellers is referred to or required under this Agreement, then it shall be sufficient for the purposes of this Agreement if such action, agreement or direction, or notice is made to, or given by (as the case may be) the Sellers’ Representatives (provided such notice given by the Sellers’ Representatives is made in accordance with Section 18.1).

18.3.2	All acts of the Sellers’ Representatives pursuant to this Agreement shall be deemed to be acts for and on behalf of the Sellers and not of the Sellers’ Representatives individually.

18.4	Reliance

The Purchaser may rely on any decision, action, consent or instruction of the Sellers’ Representatives acting in such capacity and done in accordance with this Section 18 as being a decision, action, consent or instruction of each and every Seller.

* * *

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Quidam Beteiligungen GmbH

/s/ Stefan Schneider
Name: Stefan Schneider
Position: CEO

Zeitgeist Management Limited

/s/ Russell E. Perry
Name: Russell E. Perry
Position: Director

Russell E. Perry

/s/ Russell E. Perry

EXF Alpha S.C.S

/s/ Mag. Berthold Baurek-Karlic
Name: Mag. Berthold Baurek-Karlic
Position:

Managing Director
Venionaire Ventures S.à.r.l.
(General Partner to EXF Alpha S.C.S.)

Hermann Hauser Investment GmbH

/s/ Johannes Hauser
Name: Johannes Hauser
Position: CEO / Geschäftsführer

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Elevator Ventures Beteiligungs GmbH

/s/ Maximilian Schausberger
Name: Maximilian Schausberger
Position: Managing Director

/s/ Thomas Muchar
Name: Thomas Muchar
Position: Managing Director

UNIQA Ventures GmbH

/s/ Andrew Nemeth
Name: Andrew Nemeth
Position: CEO / Managing Director

/s/ Georg Ioannidis
Name: Georg Ioannidis
Position: Managing Director

AC & Friends GmbH

/s/ Markus Pellet
Name: Markus Pellet
Position: Managing Director

Floor 13 GmbH

/s/ Stefan Schneider
Name: Stefan Schneider
Position: CEO

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ANGO INVEST GmbH

/s/ Dr. Burkhard Gantenbein
Name: Dr. Burkhard Gantenbein
Position: Executive Partner

/s/ Mag. Andreas Haschka
Name: Mag. Andreas Haschka
Position: Executive Partner

FINDUS Immobilien GmbH

/s/ Silke Basilides
Name: Silke Basilides
Position: Geschäftsführerin

HESTIAS SA SICAV-FIAR (EDOWMENT MODEL I)

/s/ Rajaa Mekouar
Name: Rajaa Mekouar
Position: Director

/s/ Frederik Leser
Name: Frederik Leser
Position: Director

Johanna Konrad

/s/ Johanna Konrad

Fabrizio Vismara

/s/ Fabrizio Vismara

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Johan Hampus Thorson

/s/ Johan Hampus Thorson

siimpact GmbH

/s/ Alexander Joshua von Gabain
Name: Alexander Joshua von Gabain
Position: Managing Director / Geschäftsführer

Christopher Adelsbach

/s/ Christopher Adelsbach

Thomas Mathias Ludescher

/s/ Thomas Mathias Ludescher

Tariq Khan

/s/ Tariq Khan

EU Advice Ltd

/s/ Orazio Decillis
Name: Orazio Decillis
Position: Director

Stravest Capital AG

/s/ Dr. Stefan Odenthal
Name: Dr. Stefan Odenthal
Position: CEO

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RA Advisors GmbH

/s/ Lars Peter Reichelt
Name: Lars Peter Reichelt
Position: Managing Director

Vito Giannella

/s/ Vito Gianella

Lascaris Capital Fund SICAV PLC

/s/ Dr. Samuel Azzopardi
Name: Dr. Samuel Azzopardi
Position: Director

/s/ Markus Beat Dangel
Name: Markus Beat Dangel
Position: Director

/s/ Omar Schembri
Name: Omar Schembri
Position: Director

GB VII Growth Fund Investment Limited Partnership

/s/ Yasuhiko Yurimoto
Name: Yasuhiko Yurimoto
Position: President & CEO, Global Brain Corporation, its general partner

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NEXT LAYER Telekommunikationsdienstleistungs – und Beratungs GmbH

/s/ Georg Chytil
Name: Georg Chytil
Position: CEO

Bureau van Dijk Editions Electroniques S.à r.l

/s/ Frédérique Meyer Erdin
Name: Frédérique Meyer Erdin
Position: Chairman of the board of managing officers

Moody’s Corporation

/s/ Robert Fauber
Name: Robert Fauber
Position: President & Chief Executive Officer

360kompany AG

/s/ Russell E. Perry
Name: Russell E. Perry
Position: CEO

/s/ Johanna Konrad
Name: Johanna Konrad
Position: COO

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List of Schedules

Schedule 2.4.1(a)	Liquidity Loan Documents

Schedule 2.4.1(b)	AWS DEQ Loan Documents

Schedule 2.7	EDPP Beneficiaries

Schedule 3.3.1	Consent by the Company’s Supervisory Board

Schedule 3.3.4	Consent of Shareholders’ Meeting of Sellers 1, 5, 8, 9, 10 and 16

Schedule 4.2.1	Final Cash Consideration

Schedule 4.2.2(a)	Definition of Cash

Schedule 4.2.2(b)	Definition of Debt

Schedule 4.2.2(c)	Definition of Transaction Expenses

Schedule 4.2.2(d)	Definition of Net Working Capital

Schedule 4.2.4(b)	Specifically Agreed Accounting and Valuation Principles

Schedule 4.3.2(a)	Form of Investor Questionnaire

Schedule 4.3.2(b)	Form of United States IRS Form W-8

Schedule 5.2.2	Escrow Agreement

Schedule 6.1.3	Sample Capitalization of and Shareholding in Company as of 28 February 2022

Schedule 7.2.1(a)	Form of New Service or Employment Agreements

Schedule 7.2.1(b)	Form of Resignation Letters

Schedule 7.2.1(d)	Form of Power of Attorney

Schedule 7.2.4	Form of Closing Confirmation

Schedule 8.4.1	Related Party Agreements

Schedule 8.8	Transaction Related Payments

Schedule 8.12.1	IP Rights

Schedule 8.12.2	Intellectual Property Disclosure

Schedule 8.12.2(l)	Third Party IP Rights

Schedule 8.12.2(m)	Free or Open Source Software Disclosure

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Schedule 8.13.4	Lease Agreements

Schedule 8.15.1	Material Contracts

Schedule 8.16.1	Material Customers

Schedule 8.16.2	Material Vendors

Schedule 8.17.1	Employees

Schedule 8.17.2	Key Employees

Schedule 8.17.4	Pension Schemes

Schedule 8.17.5	Incentive or Benefit Schemes

Schedule 8.18	Litigation/Disputes

Schedule 8.19.3	Business Content

Schedule 8.19.4	Subsidies

Schedule 8.22.1	Insurance Coverage

Schedule 8.22.3	Insurance Claims

Schedule 9.2.2(i)	Range of Salary Increases

Schedule 17.1.1	Addresses of the Sellers